THIS IS NOT A SOLICITATION OF ACCEPTANCE OF THE PLAN.
         ACCEPTANCE MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.

                     IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE

------------------------------------------------x

In re:                                          :       Chapter 11
                                                        Case No. 99-3024 (PJW)
HVIDE MARINE INCORPORATED,                      :
et al.,                                                 (Jointly Administered )
                     Debtors.                   :

------------------------------------------------x


                DISCLOSURE STATEMENT PURSUANT TO SECTION 1125
                 OF THE BANKRUPTCY CODE FOR THE JOINT PLAN OF
                    REORGANIZATION PROPOSED BY THE DEBTORS


                                   KRONISH LIEB WEINER & HELLMAN LLP
                                   1114 Avenue of the Americas
                                   New York, New York 10036-7798
                                   (212) 479-6000

                                               - and -

                                   YOUNG, CONAWAY, STARGATT & TAYLOR LLP
                                   Rodney Square North, 11 Floor
                                   P.O. Box 391
                                   Wilmington, Delaware 19899-0391
                                   (302) 571-6600

                                   Co-Counsel for the Debtors and
                                          Debtors in Possession

Dated:   Wilmington, Delaware
         October 1, 1999

                               TABLE OF CONTENTS

                                                                                                              Page No.
I.       INTRODUCTION................................................................................................1

         A.       General Information................................................................................1
         B.       Right to Vote on the Plan..........................................................................4
         C.       Voting Instructions................................................................................6
         D.       Confirmation Hearing...............................................................................6

II.      OVERVIEW OF THE PLAN........................................................................................8

         A.       Classification and Treatment of All Claims and Interests Under the Plan............................8
         B.       Ownership of New HMI Common Stock; Dilution.......................................................11
         C.       Recommendation With Respect to The Plan...........................................................11

III.     SUMMARY OF BUSINESS, PROPERTIES AND OTHER
         INFORMATION WITH RESPECT TO THE DEBTORS....................................................................11

         A.       Description of the Company and its Business.......................................................11
         B.       Industry Segments.................................................................................12
         C.       Competition.......................................................................................18
         D.       Environmental and Other Regulation................................................................19
         E.       Insurance.........................................................................................24
         F.       Legal Proceedings.................................................................................24
         G.       Employees.........................................................................................25
         H.       Properties........................................................................................25
         I.       Selected Consolidated Financial Data..............................................................26
         J.       Events Leading to the Commencement of the Chapter 11 Cases........................................29

IV.      SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES.............................................................31

         A.       Continuation of Business; Stay of Litigation......................................................31
         B.       Appointment of the Creditors' Committee...........................................................31
         C.       Representation of Debtors and Committee...........................................................32
         D.       DIP Credit Facility...............................................................................32
         E.       Employee Retention Plan...........................................................................33
         F.       Assumption of Certain Leases and Executory Contracts..............................................33

V.       THE PLAN OF REORGANIZATION.................................................................................33

         A.       Classification and Treatment of Claims and Interests..............................................33
                  1.       Administrative Expense and Priority Tax Claims...........................................33


                           a.       Administrative Expense Claims...................................................33
                           b.       Priority Tax Claims.............................................................35
                  2.       Class 1 -- Other Priority Claims.........................................................35
                  3.       Class 2 -- Secured Claims................................................................35
                           a.       Class 2A (MARAD Claims).........................................................35
                           b.       Class 2B (Capital Lease Claims).................................................36
                           c.       Class 2C (Other Secured Claims).................................................37
                  4.       Class 3 -- General Unsecured Claims......................................................37
                  5.       Class 4 -- Senior Note Claims............................................................38
                  6.       Class 5 -- Intercompany Claims...........................................................38
                           a.       Class 5A........................................................................38
                           b.       Class 5B........................................................................39
                  7.       Class 6 -- Trust Preferred Securities....................................................39
                  8.       Class 7 -- Common Stock in Subsidiary Debtors............................................39
                  9.       Class 8 -- HMI Common Stock..............................................................39
                  10.      Class 9 -- HMI Options...................................................................40
         B.       Summary of Other Provisions of the Plan...........................................................40
                  1.       General Description of New Securities....................................................40
                           a.       New HMI Common Stock............................................................40
                           b.       The Class A Warrants............................................................41
                  2.       The Registration Rights Agreements.......................................................43
                  3.       Conditions Precedent to the Plan.........................................................44
                  4.       Time and Method of Distributions Under the Plan..........................................44
                  5.       Executory Contracts and Unexpired Leases.................................................44
                  6.       Retiree Benefits.........................................................................45
                  7.       Provisions for Treatment of Disputed Claims..............................................46
                  8.       Reorganized HMI Certificate of Incorporation and By-laws.................................46
                  9.       Discharge of the Debtors.................................................................51
                  10.      Amendment of the Plan....................................................................51
                  11.      Indemnification..........................................................................52
                  12.      Revocation of the Plan...................................................................52
                  13.      Preservation of Causes of Action.........................................................52
                  14.      Termination of Creditors' Committee......................................................52
                  15.      Exculpation and Releases.................................................................52
                  16.      Termination of Hvide Capital Trust.......................................................53
                  17.      Supplemental Documents...................................................................53

VI.      CONFIRMATION AND CONSUMMATION PROCEDURE....................................................................53

         A.       Solicitation of Votes.............................................................................53
         B.       The Confirmation Hearing..........................................................................54
         C.       Confirmation......................................................................................55
                  1.       Acceptance...............................................................................55
                  2.       Unfair Discrimination and Fair and Equitable Tests.......................................55


                           a.       Secured Creditors...............................................................55
                           b.       Unsecured Creditors.............................................................56
                           c.       Interests.......................................................................56
                  3.       Feasibility..............................................................................56
                  4.       Best Interests Test......................................................................57
         D.       Consummation......................................................................................59
         E.       Exit Financing....................................................................................59

VII.     MANAGEMENT OF THE REORGANIZED DEBTOR.......................................................................59

         A.       Board of Directors and Management.................................................................59
                  1.       Composition of the Board of Directors....................................................59
                  2.       Identity of Officers and Directors.......................................................59
         B.       Compensation of Executive Officers................................................................64
         C.       New Long-Term Incentive Plan......................................................................64
         D.       Post-Effective Date Security Ownership of Certain Beneficial Owners...............................65

VIII.    APPLICABILITY OF FEDERAL AND OTHER SECURITIES
         LAWS TO THE REORGANIZED HMI COMMON STOCK AND
         CLASS A WARRANTS TO BE DISTRIBUTED UNDER THE PLAN..........................................................65

         A.       Issuance Of Securities............................................................................65
                  1.       Generally................................................................................65
                  2.       Resale Considerations....................................................................66
                  3.       Delivery of Disclosure Statement.........................................................67

IX.      CERTAIN RISK FACTORS TO BE CONSIDERED......................................................................68

         A.       Projected Financial Information...................................................................68
         B.       Depressed Industry Conditions and Substantial Cash
                  Requirements Have Adversely Affected the Company's Liquidity......................................68
         C.       Recent Adverse Publicity About the Company,
                  Including its Chapter 11 Filing, Has Harmed the Company's
                  Ability to Compete in Highly Competitive Businesses...............................................69
         D.       The Company Is Dependent on the Oil and Gas Industry, Which Is Cyclical...........................69
         E.       Excess Vessel Supply and Vessel Newbuilds Are Depressing
                  Day Rates and Adversely Affecting Operating Results...............................................70
         F.       Excess Vessel Supply and Vessel Newbuilds Are Likely to Cause Any Recovery
                  of the Offshore Energy Support Market to Lag Increases in Oil and Gas Prices......................70
         G.       The Company May Be at a Competitive Disadvantage in Responding
                  to Any Improved Demand in the Offshore Energy Support Industry....................................70
         H.       The Company's Plans to Cancel the Construction of Vessels
                  Currently under Construction Could Subject it to Liabilities......................................71
         I.       The Company Conducts International Operations, Which Involve


                  Additional Risks..................................................................................71
         J.       The Company's Offshore Energy Support Fleet Includes Many Older Vessels...........................71
         K.       The Company's Business Is Subject to Environmental Risk and Regulations...........................71
         L.       The Company's Business Involves Hazardous Activities and Other
                  Risks of Loss Against Which it May Not Be Adequately Insured......................................72
         M.       The Company Could Lose Jones Act Protection.......................................................72
         N.       Restriction on Foreign Ownership of Stock.........................................................72
         O.       The Company Will Have to Remove Some of its Vessels from
                  the Jones Act Trade...............................................................................73
         P.       The Company Will Have to Consolidate Certain Debt, Which Will Cause Further
                  Deterioration in its Reported Financial Condition and Results of Operations.......................73
         Q.       There Is No Established Trading Market for the New Securities.....................................73
         R.       Dividend Policy...................................................................................74
         S.       Preferred Stock...................................................................................74

X.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN........................................................74

         A.       Consequences to the Company.......................................................................75
                  1.       Cancellation of Debt.....................................................................75
                  2.       Limitations on NOL Carryforwards and Other Tax Attributes................................75
                  3.       Alternative Minimum Tax..................................................................77
         B.       Consequences to Holders of Senior Notes...........................................................77
                  1.       Gain or Loss.............................................................................78
                  2.       Distributions in Discharge of Accrued Interest...........................................78
                  3.       Subsequent Sale of New HMI Common Stock..................................................78
                  4.       Withholding..............................................................................79
         C.       Consequences to Holders of Trust Preferred Securities.............................................79
                  1.       Gain or Loss.............................................................................79
                  2.       Distributions in Discharge of Accrued Interest or OID....................................80
                  3.       Subsequent Sale of New HMI Common Stock..................................................80
                  4.       Withholding..............................................................................80
         D.       Consequences to Holders of Existing HMI Common Stock..............................................81

XI.      ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..................................................81

         A.       Liquidation Under Chapter 7.......................................................................81
         B.       Alternative Plan of Reorganization................................................................82

XII.     CONCLUSION AND RECOMMENDATION..............................................................................82


EXHIBITS

         Exhibit A         The Plan of Reorganization

         Exhibit B         Disclosure Statement Approval Order
         Exhibit C         Hvide Marine Incorporated's Form 10-K 1998 Annual
                           Report and Form 10-K/A Amendment
         Exhibit D         Hvide Marine Incorporated's Form 10-Q Quarterly
                           Report for the Quarter Ended June 30, 1999
         Exhibit E         Hvide Marine Incorporated's Projected Financial
                           Information
         Exhibit F         Hvide Marine Incorporated Liquidation Analysis
         Exhibit G         Reorganized Hvide Marine Incorporated's New Long-Term
                           Incentive Plan

                          I.      INTRODUCTION

A.       General Information

         Hvide Marine Incorporated ("HMI") and its subsidiary and affiliate debtors listed below1 (collectively, the "Debtors," the "Company" or "Hvide"), are hereby soliciting acceptances of their Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of October 1, 1999
--------
         1

HVIDE MARINE INTERNATIONAL, INC.           SEABULK GANNET I, INC.                     SEABULK PENNY, INC.
HVIDE MARINE TRANSPORT, INC.               SEABULK GANNET II, INC.                    SEABULK PERSISTENCE, INC.
HVIDE MARINE TOWING, INC.                  SEABULK GAZELLE, INC.                      SEABULK PETREL, INC.
HVIDE MARINE TOWING SERVICES, INC.         SEABULK GIANT, INC.                        SEABULK PLOVER, INC.
HVIDE CAPITAL TRUST                        SEABULK GREBE, INC.                        SEABULK POWER, INC.
HMI CAYMAN HOLDINGS, INC.                  SEABULK HABARA, INC.                       SEABULK PRIDE, INC.
HMI OPERATORS, INC.                        SEABULK HAMOUR, INC.                       SEABULK PRINCE, INC.
LIGHTSHIP LIMITED PARTNER HOLDINGS, LLC    SEABULK HARRIER, INC.                      SEABULK PRINCESS, INC.
LONE STAR MARINE SERVICES, INC.            SEABULK HATTA, INC.                        SEABULK PUFFIN, INC.
OCEAN SPECIALTY TANKERS CORPORATION        SEABULK HAWAII, INC.                       SEABULK QUEEN, INC.
OFFSHORE MARINE MANAGEMENT                 SEABULK HAWK, INC.                         SEABULK RAVEN, INC
   INTERNATIONAL, INC.                     SEABULK HERCULES, INC.                     SEABULK RED TERN LIMITED
SEABULK ALBANY, INC.                       SEABULK HERON, INC.                        SEABULK ROOSTER, INC.
SEABULK ALKATAR, INC.                      SEABULK HORIZON, INC.                      SEABULK SABINE, INC.
SEABULK AMERICA PARTNERSHIP, LTD.          SEABULK HOUBARE, INC.                      SEABULK SALIHU, INC.
SEABULK ARABIAN, INC.                      SEABULK IBEX, INC.                         SEABULK SAPPHIRE, INC.
SEABULK ARCTIC EXPRESS, INC.               SEABULK ISABEL, INC.                       SEABULK SARA, INC.
SEABULK ARIES II, INC.                     SEABULK JASPER, INC.                       SEABULK SEAHORSE, INC.
SEABULK ARZANAH, INC.                      SEABULK JEBEL ALI, INC                     SEABULK SENGALI, INC.
SEABULK BARRACUDA, INC.                    SEABULK KATIE, INC..                       SEABULK SERVICE, INC.
SEABULK BATON ROUGE, INC.                  SEABULK KESTREL, INC.                      SEABULK SHARI, INC.
SEABULK BECKY, INC.                        SEABULK KING, INC.                         SEABULK SHINDAGA, INC.
SEABULK BETSY, INC.                        SEABULK KNIGHT, INC.                       SEABULK SKUA I, INC.
SEABULK BUL HANIN, INC.                    SEABULK LAKE EXPRESS, INC.                 SEABULK SNIPE, INC.
SEABULK CAPRICORN, INC.                    SEABULK LARA, INC.                         SEABULK SUHAIL, INC.
SEABULK CARDINAL, INC.                     SEABULK LARK, INC.                         SEABULK SWAN, INC.
SEABULK CAROL, INC.                        SEABULK LIBERTY, INC.                      SEABULK SWIFT, INC.
SEABULK CAROLYN, INC.                      SEABULK LINCOLN, INC.                      SEABULK TANKERS, LTD.
SEABULK CHAMP, INC.                        SEABULK LULU, INC.                         SEABULK TAURUS, INC.
SEABULK CHRISTOPHER, INC                   SEABULK MAINTAINER, INC.                   SEABULK TENDER, INC.
SEABULK CLAIBORNE, INC.                    SEABULK MALLARD, INC.                      SEABULK TIMS I, INC.
SEABULK CLIPPER, INC.                      SEABULK MARLENE, INC.                      SEABULK TITAN, INC.
SEABULK COMMAND, INC.                      SEABULK MARTIN I, INC.                     SEABULK TOOTA, INC.
SEABULK CONDOR, INC.                       SEABULK MARTIN II, INC.                    SEABULK TOUCAN, INC.
SEABULK CONSTRUCTOR, INC.                  SEABULK MASTER, INC.                       SEABULK TRADER, INC.
SEABULK COOT I, INC.                       SEABULK MERLIN, INC.                       SEABULK TRANSMARINE II, INC
SEABULK COOT II, INC.                      SEABULK MUBARRAK, INC.                     SEABULK TRANSMARINE
SEABULK CORMORANT, INC.                    SEABULK NEPTUNE, INC.                         PARTNERSHIP, LTD.
SEABULK CYGNET I, INC.                     SEABULK OCEAN SYSTEMS CORPORATION          SEABULK TREASURE ISLAND,  INC.
SEABULK CYGNET II, INC.                    SEABULK OCEAN SYSTEMS                      SEABULK UMM SHAIF, INC.
SEABULK DANAH, INC.                           HOLDINGS CORPORATION                    SEABULK VERITAS, INC.
SEABULK DAYNA, INC.                        SEABULK OFFSHORE ABU DHABI, INC.           SEABULK VIRGO I, INC.
SEABULK DEBBIE, INC.                       SEABULK OFFSHORE DUBAI, INC.               SEABULK VOYAGER, INC.
SEABULK DEFENDER, INC.                     SEABULK OFFSHORE HOLDINGS, INC.            SEABULK ZAKUM, INC.
SEABULK DIANA, INC.                        SEABULK OFFSHORE INTERNATIONAL, INC.       SEAMARK LTD. INC.
SEABULK DISCOVERY, INC.                    SEABULK OFFSHORE GLOBAL  HOLDINGS, INC.    SUN STATE MARINE SERVICES, INC.
SEABULK DUKE, INC.                         SEABULK OFFSHORE LTD.                      HVIDE MARINE DE VENEZUELA, S.R.L.
SEABULK EAGLE II, INC.                     SEABULK OFFSHORE OPERATORS, INC.           MARANTA S.A.
SEABULK EAGLE, INC.                        SEABULK OFFSHORE OPERATORS
SEABULK EMERALD, INC.                         NIGERIA LIMITED
SEABULK ENERGY, INC.                       SEABULK OFFSHORE OPERATORS
SEABULK EXPLORER, INC.                        TRINIDAD LIMITED
SEABULK FALCON II, INC.                    SEABULK OFFSHORE U.K. LTD.
SEABULK FALCON, INC.                       SEABULK OREGON, INC.
SEABULK FREEDOM, INC.                      SEABULK ORYX INC.
SEABULK FULMAR, INC.                       SEABULK OSPREY, INC.
SEABULK GABRIELLE, INC.                    SEABULK PELICAN, INC.
                                           SEABULK PENGUIN I, INC.
                                           SEABULK PENGUIN II, INC.



(the "Plan").2 This Disclosure Statement is being distributed in connection with
(i) the solicitation of acceptances of the Plan and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for December 1, 1999 at 11:30 a.m. Eastern Standard Time.

         The Plan is intended to enhance the long-term viability and contribute to the success of the Company by adjusting its capitalization through a reduction in the amount of its long-term debt to reflect current and projected operating performance levels. The Plan is designed to reduce the Company's debt service obligations to levels that the Company believes can be supported by its projected cash flow. See Hvide Marine Incorporated's Projected Financial Information (Exhibit E).

         The Plan provides for, among other things, the refinancing of Hvide's existing senior secured DIP Credit Facility and the distribution to the holders of the $300 million principal amount of existing HMI Senior Notes of 9,800,000 shares of New HMI Common Stock, representing 98% of the outstanding shares of New HMI Common Stock on the Effective Date. All other debt of the Company to third parties will be unimpaired, and claims of vendors and suppliers will continue to be paid in the ordinary course of business.

         The Plan further provides for the cancellation of an intercompany liability represented by the $118 million principal amount of 6 1/2% Convertible Subordinated Debentures issued by HMI to a subsidiary, Hvide Capital Trust, and for the distribution to holders of Hvide Capital Trust's corresponding 6 1/2% Trust Convertible Preferred Securities of (i) 200,000 shares of New HMI Common Stock, representing 2% of the outstanding shares of New HMI Common Stock on the Effective Date, plus (ii) Class A Warrants to purchase 125,000 shares of New HMI Common Stock on the terms described elsewhere in this Disclosure Statement. Finally, the Plan provides for the cancellation of the existing shares of HMI Common Stock and the distribution to HMI Common Stockholders of Class A Warrants to purchase 125,000 shares of New HMI Common Stock on the terms described elsewhere in this Disclosure Statement. Thus, existing equity holders may retain an interest in the deleveraged Company and the opportunity to participate in its future success.

         The Plan thus addresses the over-leveraged nature of the Company's capital structure through the elimination of a total of $433 million of debt (represented by the Senior Notes and the Convertible Subordinated Debentures, including accrued and unpaid interest thereon), together with the refinancing of the Company's existing senior secured lending facility at reasonable interest rates. This restructuring will provide the Company with a stronger balance sheet and improved cash flows that should enable the Company to survive as a going concern, continue to serve its customers and markets, modernize its fleet, and preserve jobs for its employees.

         Attached as Exhibits to this Disclosure Statement are copies of the following:

--------
2 Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan, a copy of which is annexed hereto as Exhibit A.

                  o        The Plan (Exhibit A);
                  o Order of the Bankruptcy Court dated November __, 1999, among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);
                  o HMI's Form 10-K 1998 Annual Report and Form 10-K/A Amendment (Exhibit C);
                  o HMI's Form 10-Q Quarterly Report for the Quarter Ended June 30, 1999 (Exhibit D);
                  o        HMI's Projected Financial Information (Exhibit E);
                  o        HMI's Liquidation Analysis (Exhibit F); and
                  o        Reorganized HMI's New Long-Term Incentive Plan.

In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims and Interests that are entitled to vote to accept or reject the Plan.

ON NOVEMBER __, 1999 THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE APPROVED THIS DISCLOSURE STATEMENT ("DISCLOSURE STATEMENT"), WHICH APPROVAL DOES NOT CONSTITUTE A DETERMINATION ON THE FAIRNESS OR MERITS OF THE PLAN OF REORGANIZATION ANNEXED HERETO AS EXHIBIT A AND DESCRIBED IN THIS DISCLOSURE STATEMENT. THE APPROVAL OF THIS DISCLOSURE STATEMENT MEANS THAT THE BANKRUPTCY COURT HAS FOUND THAT THIS DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION TO PERMIT CREDITORS AND EQUITY HOLDERS OF THE DEBTORS TO MAKE A REASONABLY INFORMED DECISION IN EXERCISING THEIR RIGHT TO VOTE UPON THE PLAN.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED IN THIS DISCLOSURE STATEMENT. THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS DISCLOSURE STATEMENT SINCE THE DATE OF THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. ALL CREDITORS, INTEREST HOLDERS AND OTHER INTERESTED PARTIES ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN, AND TO READ CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS, BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR REJECT THE PLAN OR TAKE A POSITION WITH RESPECT TO THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER EXHIBITS ANNEXED HERETO AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE

BANKRUPTCY  COURT  PRIOR TO OR  CONCURRENT  WITH THE  FILING OF THIS  DISCLOSURE
STATEMENT. SUBSEQUENT TO THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT: (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN ARE MATERIALLY ACCURATE; AND (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION. ALL CREDITORS AND INTEREST HOLDERS SHOULD READ CAREFULLY AND CONSIDER FULLY THE SECTION HEREOF ENTITLED "CERTAIN RISK FACTORS TO BE CONSIDERED" BEFORE VOTING FOR OR AGAINST THE PLAN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, IT IS THE DEBTORS' POSITION THAT THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

IT IS ALSO THE DEBTORS' POSITION THAT THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, AND IT SHALL NOT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE DEBTORS' REORGANIZATION ON HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS.

B.       Right to Vote on the Plan

         Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a chapter 11 plan are entitled to vote to accept or reject the Plan. Holders of allowed claims or equity interests in classes of claims or equity interests that are unimpaired under the terms and provisions of a chapter 11 plan are conclusively presumed to have accepted the plan and therefore are not entitled to vote on such a plan. The Debtors believe that Classes 1, 2, 3, 5B and 7 are unimpaired, are conclusively presumed to have accepted the Plan, and therefore do not have the right to vote on the Plan.

         Holders of Claims in Class 4 (Senior Note Claims) and Class 5A (Convertible Subordinated Debenture Claims) and holders of Interests in Class 6 (Trust Preferred Securities) and Class 8 (HMI Common Stock Interests) are impaired and therefore are entitled to vote to accept or reject the Plan. Holders of Interests in Class 9 (HMI Options) do not receive any distributions under the Plan and the holders of those Interests are conclusively presumed to have rejected the Plan. Therefore, the Debtors are soliciting acceptances only from the holders of Allowed Claims in Class 4 (Senior Note Claims) and Class 5A (Convertible Subordinated Debentures) and Allowed Interests in Class 6 (Trust Preferred Securities) and Class 8 (HMI Common Stock Interests).

         The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. The Bankruptcy Code defines "acceptance" of a plan by a class of equity interests as acceptance by equity interest holders in that class that hold at least two-thirds in amount of the allowed interests that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the Plan, see Section VI, "Confirmation and Consummation Procedure."

         If a class of claims or equity interests rejects the Plan or is deemed to reject the Plan, the Debtors have the right, and reserve the right, to request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests if the proponent thereof complies with the provisions of that Section. Under that Section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VI.C.2, "Confirmation and Consummation Procedure, Unfair Discrimination and Fair and Equitable Tests."

         The Debtors believe that (i) through the Plan, holders of Claims against and Interests in Hvide will obtain a substantially greater recovery from the Debtors' estates than the recovery that would be available if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code and (ii) the Plan will afford Hvide the opportunity and ability to continue in business as a viable going concern and preserve ongoing employment for Hvide's employees.

         After carefully reviewing this Disclosure Statement, including the Exhibits, each holder of an Allowed Claim or Allowed Interest that is entitled to vote on the Plan should vote on the Plan.

         THE DEBTORS BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR CREDITORS AND EQUITY SECURITY HOLDERS AND URGE THAT CREDITORS AND EQUITY SECURITY HOLDERS VOTE TO ACCEPT THE PLAN.

C.       Voting Instructions

         If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold a Claim or Interest in more than one Class and you are entitled to vote Claims or Interests in more than one Class, you will receive separate Ballots that must be used for each separate Class of Claims or Interests. Please vote and return your Ballot(s). Your Ballot must be delivered either by mail or personal delivery, as follows:

                  1. If you received a Ballot from a broker, bank or other institution, return the completed Ballot to such broker, bank or institution promptly so that it can be forwarded to [___________] by November __, 1999.

                  2. If you received a Ballot from the Debtors, return the completed Ballot

                   (i)      if delivered by U.S. mail, to:

                            [                            ]

                   (ii)     or, if delivered by hand or overnight delivery, to:

                            [                            ]

DO NOT SURRENDER SENIOR NOTES, TRUST PREFERRED SECURITIES OR HMI
COMMON STOCK CERTIFICATES AT THIS TIME OR RETURN THEM WITH YOUR
BALLOT.  BALLOTS SENT BY FACSIMILE TRANSMISSION ARE NOT ALLOWED
AND WILL NOT BE COUNTED.  BALLOTS THAT ARE NOT CORRECTLY
COMPLETED WILL NOT BE COUNTED.

         TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN STANDARD
TIME ON NOVEMBER __, 1999.

         If you are a creditor or equity security holder entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call
[-----------------------].

D.       Confirmation Hearing

         Pursuant to Section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on December 1, 1999 at 11:30 a.m. Eastern Standard Time before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before November __,

1999, Eastern Standard Time, in the manner described below in Section VI.B, "Confirmation and Consummation Procedure, The Confirmation Hearing." Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number and class of shares of stock held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties on or before November __, 1999 at 5:00 p.m., Eastern Standard Time:

         HVIDE MARINE INCORPORATED
         2200 Eller Drive
         P.O. Box 13038
         Fort Lauderdale, Florida 33316
         Attn:  Robert B. Lamm, Esq.

         KRONISH LIEB WEINER & HELLMAN LLP
         Co-Counsel for the Debtors and Debtors in Possession
         1114 Avenue of the Americas
         New York, NY 10036-7798
         Attn: Robert J. Feinstein, Esq.

         YOUNG, CONAWAY, STARGATT & TAYLOR LLP
         Co-Counsel for the Debtors and Debtors in  Possession
         Rodney Square North, 11th Floor
         P.O. Box 391
         Wilmington, DE 19899-0391
         Attn: Laura Davis Jones, Esq.

         MILBANK, TWEED, HADLEY & McCLOY LLP
         Co-Counsel for the Creditors' Committee
         One Chase Manhattan Plaza
         New York, NY 10005-1413
         Attn:  Luc A. Despins, Esq.
                   Dennis F. Dunne, Esq.

         ASHBY & GEDDES
         Co-Counsel for the Creditors' Committee
         One Rodney Square
         P.O. Box 1150
         Wilmington, DE 19899
         Attn: William P. Bowden, Esq.

         The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

                       II.     OVERVIEW OF THE PLAN

         The following is a brief summary of the material provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A, and the more detailed financial and other information contained elsewhere in this Disclosure Statement and in the Exhibits hereto. In addition, for a more detailed description of the terms and provisions of the Plan, see Section V, "The Plan of Reorganization."

A.       Classification and Treatment of All Claims and Interests
         Under the Plan

         The Plan designates 5 Classes of Claims and 4 Classes of Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Interests.

         The following table sets forth the classification and treatment of all Claims and Interests under the Plan and the consideration distributable to such Claims and Interests under the Plan. The information set forth in the following table is for convenient reference only, and each holder of a Claim or Interest should refer to the Plan for a full understanding of the classification and treatment of Claims and Interests provided for under the Plan. The Claim reconciliation procedure is an ongoing process and the actual amount of Allowed Claims may vary from the estimates.

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                    OF ALL CLAIMS AND INTERESTS UNDER THE PLAN3

                                           Estimate of Total
                                           Amount of Claims
                 Class                         in Class                           Treatment
Administrative Expense Claims            $270,000,000          Unimpaired; paid in full in Cash on the
(including total obligations of                                Effective Date, or in accordance with the terms
approximately $266.8 million                                   and conditions of transactions or agreements
projected to be owed under DIP                                 relating to obligations incurred in the ordinary
Facility)                                                      course of business during the pendency of the
                                                               Chapter 11 Case or assumed by the Debtors in
                                                               Possession.

Priority Tax Claims                      $0                    Unimpaired; at the option of Reorganized
                                                               Hvide either paid in full in Cash on the
                                                               Effective Date, or paid over a six-year period
                                                               from the date of assessment as provided in
                                                               Section 1129(a)(9)(C) of the Bankruptcy Code
                                                               with interest payable at the rate of 5% per
                                                               annum or as otherwise established by the
                                                               Bankruptcy Court.

Class 1                                  $0                    Unimpaired; paid in full in Cash on the
Other Priority                                                 Effective Date.
Claims

Class 2                                  $90,700,692           Unimpaired; Reinstated.
Secured Claims, including MARAD
Claims, Capital Lease Claims and
Other Secured Claims

Class 3 General Unsecured                $45,000,000           Unimpaired; paid in full on the Effective Date
Claims, including Trade Claims                                 or Reinstated.

Class 4                                  $314,167,678          Impaired; each Holder will receive a Pro Rata
Senior Note Claims                        plus interest        Share of 9,800,000 shares of New HMI
                                                               Common Stock, which represent 98% of the shares
                                                               of Reorganized HMI to be outstanding on
                                                               the Effective Date.

Class 5                                  $200,000,000          Unimpaired and reinstated, except for the Class
Intercompany  Claims                                           5A Convertible Subordinated Debenture Claim
(including Convertible Subordinated                            of Hvide Capital Trust, which is impaired and
Debenture Claims of $120,170,000)                              will receive $1,000; the Convertible
                                                               Subordinated Debenture will be cancelled.

--------
3 This table is only a summary of the classification and treatment of Claims and Interests under the Plan. Information as to prepetition Claims is given as of the Commencement Date. Reference is made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Interests.


                                           Estimate of Total
                                           Amount of Claims
                 Class                         in Class                           Treatment

Class 6                                  2,300,000 shares      Impaired; each holder of shares of Trust
Trust Preferred Securities               outstanding           Preferred Securities will receive its Pro Rata
                                                               share of (i) 200,000 shares of New HMI Common
                                                               Stock, which represent 2% of the shares of
                                                               Reorganized HMI to be outstanding on the Effective
                                                               Date; and (ii) Class A Warrants to purchase
                                                               125,000 shares of New HMI Common Stock on certain
                                                               terms.

Class 7                                  Various               Unimpaired.
Common Stock Interests in Subsidiary
Debtors

Class 8                                  13,876,829 Class      Impaired; each holder of HMI Common Stock
HMI Common Stock                         A shares and          will receive its Pro Rata share of Class A
                                         1,677,590 Class B     Warrants to purchase 125,000 shares of New
                                         shares outstanding    HMI Common Stock on certain terms.

Class 9                                  Outstanding           Impaired; on the Effective Date, all HMI
HMI Options                              options to            Options will be cancelled.
                                         purchase
                                         1,231,773 shares
                                         of Class A
                                         Common Stock



         For a more detailed explanation of the time and manner of distributions under the Plan, see Section V.B.5, "The Plan of Reorganization, Time and Method of Distributions Under the Plan."

B.       Ownership of New HMI
         Common Stock; Dilution

         The following tables summarize the approximate percentage ownership interest of New HMI Common Stock on the Effective Date. Figures are approximate; actual figures may vary due to rounding and other factors.

                                                        Common Stock                 Percentage Ownership
Existing Senior Noteholders                                 9,800,000                         98%
Existing Trust Preferred Securities Holders                   200,000                          2%
                                                           10,000,000                        100.0%

         The foregoing ownership percentages are subject to dilution as a result of the exercise of Class A Warrants issued under the Plan and the issuance of shares, after consummation of the Plan, to Reorganized HMI management pursuant to Reorganized HMI's New Long-Term Incentive Plan.

C.       Recommendation With Respect to The Plan

THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE GREATEST AND EARLIEST POSSIBLE RECOVERIES TO HOLDERS OF CLAIMS AND INTERESTS, AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF ALL HOLDERS OF CLAIMS AND INTERESTS.


                           III. SUMMARY OF BUSINESS, PROPERTIES AND OTHER INFORMATION WITH RESPECT TO THE DEBTORS

A.       Description of the Company and its Business

         Hvide is one of the world's leading providers of marine support and transportation services, primarily serving the energy and chemical industries. The Company has been an active consolidator in each of the markets in which it operates, increasing its fleet from 23 vessels in 1993 to 276 vessels currently. As a result, the Company is the third largest operator of offshore energy support vessels in the Gulf of Mexico, the largest operator of such vessels in the Arabian Gulf and a leading operator of such vessels offshore West Africa and Southeast Asia. In addition, the Company is the sole provider of commercial tug services at Port Everglades and Port Canaveral, Florida, the primary provider of such services in Tampa, Florida and a leading provider of such services in Mobile, Alabama, Lake Charles, Louisiana, and Port Arthur, Texas. The Company also provides marine transportation services, principally for specialty chemicals and petroleum products in the U.S. domestic trade, a market largely insulated from international competition under the Jones Act.

         During 1997 and 1998, the Company completed acquisitions that substantially expanded its offshore energy support operations into several new international markets, increased its deepwater energy support capability and increased its domestic offshore and harbor towing and petroleum product transportation operations. These acquisitions included the 1997 acquisitions of 79 offshore energy support vessels operating primarily in the Arabian Gulf, the February 1998 acquisition of 37 offshore energy support vessels operating primarily offshore West Africa and Southeast Asia, and the March 1998 acquisition of two petroleum product carriers and seven harbor tugs operating in Port Arthur, Texas and Lake Charles, Louisiana. During the balance of 1998 and early 1999, the Company's fleet grew through the delivery of 13 vessels (consisting of four tugs, four supply boats, two crew boats, two ship docking modules, or SDMs(R), and one barge). In addition, the Company has a 50.75% interest in five new double-hull carriers delivered in 1998 and 1999.

         The following table summarizes information concerning the vessels currently comprising the Company's fleet.

                                                                 Vessels
                                                                   in
                                                                  Fleet

Marine Support Services
     Domestic Offshore Energy Support
         Supply Boats                                              25
         Crew/Utility Boats                                        39
         Geophysical Boats                                          3
                                                                -----
              Total Domestic Offshore Energy Support               67
     International Offshore Energy Support
         Anchor Handling Tug/Supply Vessels                        40
         Anchor Handling Tugs                                      30
         Supply Boats                                              17
         Crew/Utility Boats                                        35
         Specialty Units                                           11
                                                                -----
              Total International Offshore
                  Energy Support                                  133
     Offshore and Harbor Towing
         Tugs                                                      37
                                                                -----
              Total Marine Support Services                       237
                                                                -----
Marine Transportation Services
     Chemical/Petroleum Product Carriers                           13
     Fuel Barges                                                   17
     Towboats                                                       9
                                                                -----
              Total Marine Transportation Services                 39
                                                                -----
              Total Vessels                                       276
                                                                =====
B.       Industry Segments

Marine Support Services

         Offshore Energy Support. The Company has provided services to the oil and gas drilling industry since 1989, when it acquired its first eight offshore supply boats. In a series of acquisitions and new buildings, the Company expanded its offshore energy support fleet to 200 vessels currently.

         Until mid-1997, the Company primarily served exploration and production operations in the Gulf of Mexico, operating from facilities in Lafayette, Louisiana. At that time, the Company began the substantial expansion of its international offshore energy support fleet. In addition, in response to deteriorating market conditions in the U.S. Gulf of Mexico in 1998, the Company redeployed certain of its vessels from the Gulf to international markets. The primary international markets currently served by the Company are the Arabian Gulf and adjacent areas, West Africa, Southeast Asia and Mexico. The Company also operates offshore energy support vessels in other regions, including the North Sea and South America. The Company's operations in the Arabian Gulf and adjacent areas are directed from its facilities in Dubai, United Arab Emirates; operations offshore West Africa, and certain other international areas, are directed from the Company's facilities in Lausanne, Switzerland; operations in Southeast Asia are directed from its facilities in Singapore; and operations in Mexico are directed from the Company's offices in Lafayette, Louisiana and Tampa, Florida. In addition, the Company has sales offices and/or maintenance and other facilities in many of the countries where its offshore energy support vessels operate. Of the Company's offshore energy support vessels, 82 are currently located in the Arabian Gulf and adjacent areas, 59 in the U.S. Gulf of Mexico, 28 in West Africa, 17 in Southeast Asia, eight in Mexico and six in other areas of the world.

         Offshore and Harbor Towing. The harbor tugs owned or operated by the Company serve Port Everglades, Tampa and Port Canaveral, Florida, Mobile, Alabama, Port Arthur, Texas and Lake Charles, Louisiana, where they primarily assist product carriers, barges, other cargo vessels and cruise ships in docking and undocking and in proceeding in ports and harbors. The Company also operates eight tugs with offshore towing capabilities that conduct a variety of offshore towing services in the Gulf of Mexico and the Atlantic Ocean. In addition, the Company has completed the construction of three SDMs(TM) to augment the Company's harbor towing operations.

         Port Everglades. Port Everglades has the second largest petroleum non-refining storage and distribution center in the United States, providing substantially all of the petroleum products for south Florida. Since 1958, when the Company's tug operations commenced, the Company has enjoyed a franchise as the sole provider of docking services in the port. The franchise specifies, among other things, that three tugs serving the Port be less than 90 feet in length, because of the narrowness of slips in the port, and that tugs have firefighting capability. The franchise is not exclusive; consequently, another operator could be granted an additional franchise. The current franchise expires in 2007, and there can be no assurance that it will be renewed. The Company currently operates five tugs in Port Everglades and is the port's sole provider of harbor towing services.

         Tampa. The Company expanded its harbor towing services to Tampa, Florida with an October 1997 acquisition. Because the port is comprised of three "sub-ports" (including Port Manatee) and a distant sea-buoy, a greater number of tugs are required to be a competitive operator in Tampa than in other ports of similar size. The Company currently operates 11 tugs, including five tractor tugs, in the port (including Port Manatee) and is Tampa's primary provider of harbor towing services.

         Port Canaveral. In Port Canaveral, Florida, like Port Everglades, the Company has the sole franchise to provide harbor docking services. At Port Canaveral, the smallest of the Company's harbor tug operations, the Company provides docking and undocking services for commercial cargo vessels serving central Florida and for cruise ships visiting the Disney World/Kennedy Space Center attractions. The Company's franchise is a month-to-month arrangement and, although there can be no assurance that the Company will be able to retain its franchise in Port Canaveral, there has been no challenge to the franchise since 1984. The Company currently operates three tugs in Port Canaveral and is the Port's sole provider of harbor towing services.

         Mobile. At this port, the Company provides docking and undocking services, primarily for commercial cargo vessels, including vessels transporting coal and other bulk exports. The Company believes that it provides from 40% to 50% of the harbor tug business in this port. The Company currently operates three tugs in Mobile.

         Port Arthur and Lake Charles. In March 1998, the Company completed the acquisition of seven harbor tugs. Currently, four of these tugs serve Port Arthur, Texas, two serve Lake Charles, Louisiana and one serves both harbors. Each of these ports has a competing provider of harbor tug services.

         Other. The Company owns eight tugs with offshore towing capability, of which two are laid up and six are performing such services in the Gulf of Mexico and in the Atlantic Ocean off the east coast of the United States.

         SDMs (TM). The Company accepted delivery of its first SDM(TM) in November 1997, and two additional SDMs (TM) were delivered in 1998. Although two are scheduled to be delivered in 1999 and one in 2000, the Company plans to cancel the construction and/or dispose of the SDMs(TM)currently under construction. SDMs (TM) are innovative ship docking vessels that are designed to be more maneuverable, efficient and flexible than harbor tugs. In addition, they have lower operating costs than harbor tugs because they require fewer crewmembers. Company personnel, working in conjunction with consulting marine engineers and architects, prepared the conceptual design and detailed specifications for the SDM(TM). The Company has been awarded a patent on the design.

Marine Transportation Services

        Chemical Transportation. The Company's chemical carriers are as follows:

                                                                                               Tonnage (in
Vessel Name                                         Capacity (in barrels)               deadweight tons or "dwt")
Seabulk Magnachem                                            298,000                              39,300
Seabulk America                                              297,000                              46,300
HMI Petrochem                                                360,000                              49,900
HMI Dynachem                                                 360,000                              49,900
HMI Astrachem                                                260,000                              37,100
HMI Ambrose Channel                                          341,000                              45,000
HMI Brenton Reef                                             341,000                              45,000

         The Company operates the Seabulk Magnachem under a long-term bareboat charter expiring in February 2002. The Company owns a 67% economic interest in the Seabulk America; the remaining 33% interest is owned by Stolt Tankers (U.S.A.), Inc. The Company has a 50.75% equity interest in the

HMI Ambrose Channel and the HMI Brenton Reef.  See "--New Carriers."

         The Seabulk Magnachem, the Seabulk America, the HMI Dynachem and the HMI Petrochem have full double bottoms (as distinct from double hulls), and the HMI Astrachem has a partial double bottom. Double bottoms provide increased protection over single-hull vessels in the event of a spill. Delivered in 1977, the Seabulk Magnachem is a CATUG (or catamaran tug) integrated tug and barge, or "ITB," which has a higher level of dependability, propulsion efficiency and performance than an ordinary tug and barge. Delivered in 1990, the Seabulk America is the only vessel in the U.S. domestic trade capable of carrying large cargoes of acid, as a result of its large high-grade alloy stainless steel tanks, and the only such vessel strengthened to carry relatively heavy cargoes such as phosphoric and other acids. The Seabulk America's stainless steel tanks were constructed without internal structure, which greatly reduces cargo residue from transportation and results in less cargo degradation. Stainless steel tanks, unlike epoxy-coated tanks, also do not require periodic sandblasting and recoating. The Seabulk America was one of the first U.S.-flag carriers to be equipped with state-of-the-art-integrated navigation, cargo control monitoring and automated engine room equipment. The HMI Ambrose Channel and HMI Brenton Reef are two of the double-hull carriers described below under "--New Carriers."

         All of the Company's chemical carriers have from 13 to 24 cargo segregations that are configured, strengthened and coated to handle various sized parcels of a wide variety of industrial chemical and petroleum products, giving them the ability to handle a broader range of chemicals than chemical-capable product carriers. Many of the chemicals transported by the Company are hazardous substances. Voyages are currently generally conducted from the Houston and Corpus Christi, Texas, and Lake Charles, Louisiana areas to such ports as New York, Philadelphia, Baltimore, Wilmington, North Carolina, Charleston, South Carolina, Los Angeles, San Francisco and Kalama, Washington. The Company's chemical carriers are also suitable for transporting other cargoes, including grain.

         Pursuant to the Oil Pollution Act of 1990 ("OPA 90"), the Seabulk America, the HMI Dynachem, the HMI Petrochem and the Seabulk Magnachem, which were built with full double bottoms but not double sides, cannot be used to transport petroleum and petroleum products in U.S. commerce after 2015, 2011, 2011 and 2007, respectively. The HMI Astrachem, which has a partial double bottom, cannot be so used after 2000, and the Company intends to retire this vessel in 1999. The other vessels may be permitted to continue to carry certain chemicals in U.S. commerce.

         The Company markets its chemical carriers through its wholly owned subsidiary, Ocean Specialty Tankers Corporation ("OSTC"). The Company believes that the total capacity of these carriers represents a substantial portion of the capacity of the domestic specialty chemical carrier fleet, and that these chemical carriers (other than the HMI Astrachem) are among the last independently owned carriers scheduled to be retired under OPA 90.

         OSTC books cargoes either on a spot (movement-by-movement) or time basis. Approximately 75% of contracts for cargo are committed on a 12- to 30-month basis, with minimum and maximum cargo tonnages specified over the period at fixed or escalating rates per ton. The HMI Astrachem and HMI Dynachem were chartered to major oil companies under charters that expired in July 1999 and

August 1999, respectively. The Company intends to enter into a new contract of affreightment or time charter to market the HMI Dynachem. As noted above, the Company intends to retire the HMI Astrachem in 1999. OSTC is often able to generate additional revenues by chartering cargo space on competitors' vessels and by expanding the carriers' backhaul (return voyage) opportunities.

Petroleum Product Transportation

         Seabulk Challenger. The Company's 320,000-barrel, 39,300 dwt CATUG ITB Seabulk Challenger has been engaged in the transportation of fuel and other petroleum products from refineries on the U.S. Gulf Coast to tank farms and industrial sites on the U.S. East Coast. From the time it entered service in 1975 to November 1998, the Seabulk Challenger derived all of its revenue from successive voyage and time charters to Shell Oil Company. The charter was terminated in November 1998. The Seabulk Challenger subsequently operated under short-term arrangements until September 1999. At that time, the Company entered into agreements under which, subject to Bankruptcy Court approval, the Seabulk Challenger will be sold for scrap and the proceeds from such sale, together with approximately $275,000 of Company funds, will be remitted to the leaseholder/owner.

         1998 Acquisitions. In March 1998, the Company completed the acquisition of a 36,600 dwt petroleum product carrier (the HMI Defender) and a 32,200 dwt petroleum product carrier (the HMI Trader). Both vessels operate under a contract of affreightment with an oil company expiring in December 1999. Pursuant to OPA 90, the HMI Trader and the HMI Defender cannot be used to transport petroleum and petroleum products in U.S. commerce after 2000 and 2008, respectively.

         All of the Company's petroleum product carriers are marketed through OSTC.

         New Carriers. The Company currently has a 50.75% equity interest in five double-hull carriers intended to serve the market now served by single-hull carriers whose retirement is mandated by OPA 90. Three petroleum product carriers (the HMI Lookout Shoals, the HMI Nantucket Shoals and the HMI Diamond Shoals) were delivered in the fourth quarter of 1998; one chemical carrier (the HMI Ambrose Channel) was delivered in the first quarter of 1999; and an additional chemical carrier (the HMI Brenton Reef) was delivered in June 1999. Each of the carriers is approximately 46,000 dwt and can carry approximately 340,000 barrels of cargo. The carriers' operations are managed by the Company (through OSTC). One of the carriers is currently on charter, making weekly transits between Louisiana and Port Everglades, Florida; the charter expires in October 2000. The other carriers delivered to date are currently operating under short-term arrangements in the U.S. domestic trade.

         The aggregate cost of the carriers was approximately $280.0 million, of
which   $230.0    million   has   been    financed    with   the   proceeds   of
government-guaranteed Title XI ship financing bonds.

         The Company has an option, exercisable through year-end 1999, to acquire up to an additional 25% interest in these carriers at a cost of approximately $7.5 million. If the Company exercises this option, it will have an additional option, exercisable through year-end 2000, to acquire the remaining interest in the carriers at a cost of approximately $9.0 million. If the Company exercises the first option

(but not the second), from year-end 2000 to year-end 2003, the Company has a right of first refusal to purchase the remaining interest for approximately $9.0 million plus interest accrued from year-end 2000. The Company has not yet determined whether or to what extent it will exercise either option or such right; however, the Company plans to dispose of a portion of its interest in the carriers so as to reduce its aggregate interest to less than 50%. No assurance can be given as to whether or when the Company will consummate such disposition or as to the terms of such disposition.

         Sun State. The Company acquired Sun State Marine Services, Inc. ("Sun State") in 1994. Sun State currently owns and operates an energy transportation fleet of nine towboats and 17 fuel barges, all of which are engaged in fuel transportation along the Atlantic intracoastal waterway and the St. Johns River in Florida.

         A majority of Sun State's revenue through the third quarter of 1998 was derived from a fuel transportation contract with FPL. The remainder of its revenue was derived from fuel transportation contracts with other customers, spot towing jobs, and its marine maintenance, repair and drydocking facility. Under its contract with FPL, which expired in September 1998, Sun State transported fuel oil from Port Canaveral and Jacksonville to certain FPL electric power generating facilities at specified rates (a combination of per diem and variable rates based upon barrels transported), with an escalation provision; the contract also had a specified guaranteed minimum utilization provision. Subsequent to the expiration of the contract with FPL, Sun State has entered into a new contract to provide similar types of services to FPL at similar rates. However, the new contract does not include a guaranteed minimum utilization, and the amount of the services provided under the new contract are substantially less than under the prior contract.

         OPA 90 requires all single-hull barges, including those owned by Sun State, to discontinue transporting fuel and other petroleum products in 2015. The Company has recently constructed two double-hull barges at a cost of $1.0 million each and previously purchased four additional double-hull barges for an aggregate of $2.4 million (exclusive of refurbishment costs aggregating approximately $207,000).

Other Services

         Through Sun State, the Company owns a small marine maintenance, repair and drydocking facility in Green Cove Springs, Florida, which is engaged principally in the maintenance of tugs and barges, offshore support vessels and other small vessels. The lease for the facility, including optional renewals, expires in 2005. This facility is capable of drydocking vessels up to 300 feet in length for repair and can make dockside repairs on vessels up to 320 feet in length. Since 1994, the Green Cove Springs facility has been utilized to overhaul or rebuild a number of the Company's harbor tugs and offshore energy support vessels. The facility (originally a U.S. government naval repair and operations station) has covered steel fabrication facilities, workshops and office spaces adjacent to a 1,840-foot finger pier and mooring basins, where the facility's three floating drydocks are located. The drydocks are 60, 80 and 108 feet in length, and are capable of lifting 300, 200 and 700 tons, respectively. The 60- and 108-foot drydocks are capable of being joined together for lifting a vessel or barge with a nominal capacity of 1,000 long tons. Sun State also maintains another yard, primarily for use in new construction projects and vessels requiring long-term repairs. The yard has a marine railway capable of lifting and launching vessels weighing up to 600 tons, and a 600-foot finger pier with adjacent covered steel fabrication facilities, workshops and office space.

         The Company also owns a 40-acre facility in Port Arthur, Texas that serves as a storage and supply base and a facility for topside repairs. This facility has 1200 feet of dock space and is suitable for development as a shipyard.

Customers and Charter Terms

         The Company offers its offshore energy support services primarily to oil companies and large drilling companies. Consistent with industry practice, the Company's Gulf of Mexico operations are conducted primarily in the "term" market pursuant to short-term (less than six months) charters at varying day rates. Generally, such short-term charters can be terminated by either the Company or its customer upon notice of five days or less. Charters in the international markets served by the Company have terms ranging from a few days to several years.

         The Company offers its offshore and harbor towing services to vessel owners and operators and their agents. The Company's rates for harbor towing services are set forth in the Company's published tariffs and may be modified by the Company at any time, subject to competitive factors. The Company also grants volume discounts to major users of harbor services. Offshore towing services are priced based upon the service required on an ad hoc basis.

         The primary purchasers of chemical transportation services are chemical and oil companies. The primary purchasers of petroleum product transportation services are utilities, oil companies and large industrial consumers of fuel with waterfront facilities. Both services are generally contracted for on the basis of short- or long-term time charters, voyage charters, contracts of affreightment or other transportation agreements tailored to the shipper's requirements. CITGO is currently the Company's largest single customer, with a contract of affreightment for both the HMI Defender and the HMI Trader. In addition, Chevron Corporation is a purchaser of the Company's offshore energy support and chemical transportation services, and each of Phillips Petroleum Company and Amoco Corporation currently charter one of the Company's chemical carriers.

C.       Competition

         The Company operates in a highly competitive environment in all its operations. Recent adverse publicity concerning the Company's financial condition has harmed its ability to attract new customers and its ability to maintain favorable relationships with its existing customers and suppliers. The principal competitive factors in each of the markets in which the Company operates are suitability of equipment, personnel, price, service and reputation. Competitive factors in the offshore energy support segment also include operating conditions and intended vessel use (both of which determine the suitability of vessel type), the complexity of maintaining logistical support and the cost of transferring equipment from one market to another. The Company's vessels that provide marine transportation services compete with both other vessel operators and, in some areas and markets, with alternative modes of transportation, such as pipelines, rail tank cars and tank trucks. Moreover, the users of such services are placing increased emphasis on safety, the environment and quality, partly due to heightened liability for the cargo owner in addition to the vessel owner/operator under OPA 90. With respect to towing services, the Company's vessels compete not only with other providers of tug services, but with the providers of tug services in nearby ports. Many of the companies with which the Company competes have substantially greater financial and other resources than the Company. Additional competitors may enter the Company's markets in the future. Moreover, should U.S. coastwise laws be repealed, foreign-built, foreign-manned and foreign-owned vessels could be eligible to compete with the Company's vessels.

D.       Environmental and Other Regulation

         The Company's operations are subject to significant federal, state and local regulation, the principal provisions of which are described below.

         Environmental. The Company's operations are subject to federal, state and local laws and regulations relating to safety and health and environmental protection, including the generation, storage, handling, emission, transportation and discharge of hazardous and non-hazardous materials. The recent trend in environmental legislation and regulation is generally toward stricter standards, and this trend will likely continue. The Company believes that its operations currently are in substantial compliance with applicable environmental regulations.

         Governmental authorities have the power to enforce compliance with applicable regulations, and violations are subject to fines, injunction or both. The Company does not expect environmental compliance matters to have a material adverse effect on its financial position. It is not anticipated that the Company will be required in the near future to expend amounts that are material to the financial condition or operations of the Company by reason of environmental laws and regulations, but because such laws and regulations are frequently changed, and may impose increasingly stricter requirements, the Company is unable to predict the ultimate cost of complying with such laws and regulations.

         OPA 90. OPA 90 established an extensive regulatory and liability regime for the protection of the environment from oil spills. OPA 90 affects owners and operators of facilities operating near navigable waters and owners and operators of vessels operating in United States waters, which include the navigable waters of the United States and the 200-mile exclusive economic zone of the United States. Although it applies in general to all vessels, for purposes of its liability limits and financial-responsibility and response-planning requirements, OPA 90 differentiates between tank vessels (which include the Company's chemical and petroleum products carriers and fuel barges) and "other vessels" (which include the Company's tugs and offshore energy service vessels).

         Under OPA 90, owners and operators of facilities, and owners, operators and certain charterers of vessels, are "responsible parties" and are jointly, severally and strictly liable for removal costs and damages arising from oil spills relating to their facilities and vessels, unless the spill results solely from the act or omission of a third party, an act of God or an act of war. Damages are defined broadly to include (i) natural resources damages and the costs of assessment thereof; (ii) damages for injury to, or economic losses resulting from the destruction of, real and personal property;
(iii) the net loss of taxes, royalties, rents, fees and profits by the U.S. government, a state or political subdivision thereof; (iv) lost profits or impairment of earning capacity due to property or natural resources damage; (v) the net costs of providing increased or additional public services necessitated by a spill response, such as protection from fire, safety or other hazards; and
(vi) the loss of subsistence use of natural resources.

         For facilities, the statutory liability of responsible parties is limited to $350 million. For tank vessels, the statutory liability of responsible parties is limited to the greater of $1,200 per gross ton or $10 million ($2 million for a vessel of 3,000 gross tons or less) per vessel; for any "other vessel," such liability is limited to the greater of $600 per gross ton or $500,000 per vessel. Such liability limits do not apply, however, to an incident proximately caused by violation of federal safety, construction or operating regulations or by the responsible party's gross negligence or willful misconduct, or if the responsible party fails to report the incident or provide reasonable cooperation and assistance as required by a responsible official in connection with oil removal activities. Although the Company currently maintains pollution liability insurance, a catastrophic spill could result in liability in excess of available insurance coverage, resulting in a material adverse effect on the Company.

         Under OPA 90, with certain limited exceptions, all newly built or converted oil tankers operating in United States waters must be built with double hulls, and existing single-hull, double-side or double-bottom vessels must be phased out at some point, depending upon their size, age and place of discharge, between 1995 and 2015 unless retrofitted with double hulls. As a result of this phase-out requirement, as interpreted by the U.S. Coast Guard, the Company's single-hull chemical and petroleum product carriers will be required to cease transporting petroleum products over the next 15 years, and its "single-skinned" fuel barges will cease transporting fuel in 2015.

         OPA 90 expanded pre-existing financial responsibility requirements and requires vessel owners and operators to establish and maintain with the United States Coast Guard evidence of insurance or qualification as a self-insurer or other evidence of financial responsibility sufficient to meet their potential liabilities under OPA 90. Coast Guard regulations require evidence of financial responsibility demonstrated by insurance, surety bond, self-insurance or guaranty. The regulations also implement the financial responsibility requirements of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), which imposes liability for discharges of hazardous substances such as chemicals, in an amount equal to $300 per gross ton, thus increasing the overall amount of financial responsibility from $1,200 to $1,500 per gross ton. The Company has obtained "Certificates of Financial Responsibility" pursuant to the Coast Guard regulations for its product and chemical carriers through self-insurance and commercial insurance and as guarantor for the fuel barges.

         OPA 90 also amended the federal Water Pollution Control Act to require the owner or operator of certain facilities or the owner or operator of a tank vessel to prepare facility or vessel response plans and to contract with oil spill removal organizations to remove to the maximum extent practicable a worst-case discharge. The Company has complied with these requirements. As is customary, the Company's oil spill response contracts are executory in nature and are not activated unless required. Once activated, the Company's pollution liability insurance covers the cost of spill removal subject to overall coverage limitations and deductibles.

         OPA 90 does not prevent individual states from imposing their own liability regimes with respect to oil pollution incidents occurring within their boundaries, and many states have enacted legislation providing for unlimited liability for oil spills. Some states have issued implementing regulations addressing oil spill liability, financial responsibility and vessel and facility response planning requirements. The Company does not anticipate that such legislation or regulations will have any material impact on its operations.

         In addition to OPA 90, the following are examples of environmental, safety and health laws that relate to the Company's operations:

         Water. The federal Water Pollution Control Act ("FWPCA") or Clean Water Act ("CWA") imposes restrictions and strict controls on the discharge of pollutants into navigable waters. Such discharges are typically authorized by National Pollutant Discharge Elimination System ("NPDES") permits. The FWPCA provides for civil, criminal and administrative penalties for any unauthorized discharges and imposes substantial potential liability for the costs of removal, remediation and damages. State laws for the control of water pollution also provide varying civil, criminal and administrative penalties and liabilities in the case of a discharge of petroleum, its derivatives, hazardous substances, wastes and pollutants into state waters. In addition, the Coastal Zone Management Act authorizes state implementation and development of programs of management measures for non-point source pollution to restore and protect coastal waters.

         The Company manages its exposure to losses from potential discharges of pollutants through the use of well-maintained and well-managed facilities, well-maintained and well-equipped vessels, safety and environmental programs and its insurance program, and believes that it will be able to accommodate reasonably foreseeable environmental regulatory changes. There can be no assurance, however, that any new regulations or requirements or any discharge of pollutants by the Company will not have an adverse effect on the Company.

         Solid Waste. The Company's operations may generate and result in the transportation, treatment and disposal of both hazardous and nonhazardous solid wastes that are subject to the requirements of the federal Resource Conservation and Recovery Act ("RCRA") and comparable state and local requirements. On August 8, 1998, the Environmental Protection Agency added four petroleum refining wastes to the list of RCRA hazardous wastes.

         Clean Air Regulations. The federal Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1990, requires the U.S. Environmental Protection Agency ("EPA") to promulgate standards applicable to the emission of volatile organic compounds and other air pollutants. The Company's vessels are subject to vapor control and recovery requirements when loading, unloading, ballasting, cleaning and conducting other operations in certain ports. The Company's chemical and petroleum product carriers are equipped with vapor control systems that satisfy these requirements. The fuel barges are not equipped with, and are not operated in areas that require, such systems. In addition, it is anticipated that the EPA will issue regulations addressing air emission requirements applicable to marine engines. Adoption of such standards could require modifications to existing marine diesel engines in some cases.

         Coastwise Laws. A substantial portion of the Company's operations is conducted in the U.S. domestic trade, which is governed by the coastwise laws of the United States (principally, the Jones Act). The coastwise laws reserve marine transportation (including harbor tug services) between points in the United States (including drilling rigs fixed to the ocean floor on the U.S. outer continental shelf) to vessels built in and documented under the laws of the United States (U.S. flag) and owned and manned by U.S. citizens. Generally, a corporation is deemed a citizen for these purposes so long as (i) it is organized under the laws of the U.S. or a state, (ii) each of its president or other chief executive officer and the chairman of its board of directors is a citizen, (iii) no more than a minority of the number of its directors necessary to constitute a quorum for the transaction of business are non-citizens, and
(iv) 75% of the interest and voting power in the corporation are held by citizens. Because the Company would lose its privilege of operating its vessels in the U.S. domestic trade if non-citizens were to own or control in excess of 25% of the Company's outstanding capital stock, the Company's existing Articles of Incorporation contain restrictions concerning foreign ownership of its stock, as will the new Certificate of Incorporation of Reorganized HMI. See Section V.B.8., "Summary of Other Provisions of the Plan; New HMI Certificate of Incorporation and By-laws." There have been repeated efforts aimed at repeal or significant change of the Jones Act. Although the Company believes that it is unlikely that the Jones Act will be substantially modified or repealed, there can be no assurance that Congress will not substantially modify or repeal the Jones Act. Such changes could have a material adverse effect on the Company's operations and financial condition.

         Occupational Health Regulations. The Company's facilities are subject to occupational safety and health regulations issued by the U.S. Occupational Safety and Health Administration ("OSHA") and/or comparable state programs. Such regulations currently require the Company to maintain a workplace free of recognized hazards, observe safety and health regulations, maintain records and keep employees informed of safety and health practices and duties. The Company's vessel operations are also subject to occupational safety and health regulations issued by the United States Coast Guard and, to an extent, OSHA. Such regulations currently require the Company to perform monitoring, medical testing and record keeping with respect to seamen engaged in the handling of the various cargoes transported by the Company's chemical and petroleum products carriers.

         Vessel Condition. The Company's chemical and petroleum products carriers, offshore energy support vessels, certain of its tugs and its fuel barges are subject to periodic inspection and survey by, and dry-docking and maintenance requirements of, the Coast Guard and/or the American Bureau of Shipping and/or other marine classification societies whose periodic certification as to the construction and maintenance of certain vessels is required in order to maintain insurance coverage. All of the Company's vessels requiring certification to maintain insurance coverage are certified.

         Oil Tanker Escort Requirements. Implementation of oil tanker escort requirements of OPA 90 and pending state legislation are expected to introduce certain performance or engineering standards on tugs to be employed as tanker escorts. The Company believes its tractor tugs will be able to comply with any existing or currently anticipated requirements for escort tugs. Adoption of such new standards could require modification or refitting of the tugs currently operated by the Company to the extent such tugs are employed as tanker escorts. The Company does not anticipate OPA 90 or state requirements to require modification of tugs, such as the Company's, involved in harbor tug operations.

         The Company believes that it is currently in compliance in all material respects with the environmental and other laws and regulations, including health and safety requirements, to which its operations are subject and is unaware of any pending or threatened litigation or other judicial, administrative or arbitration proceedings against it occasioned by any alleged non-compliance with such laws or regulations. The risks of substantial costs, liabilities and penalties are, however, inherent in marine operations, and there can be no assurance that significant costs, liabilities or penalties will not be incurred by or imposed on the Company in the future.

         International Laws and Regulations. The Company's vessels that operate internationally are subject to various international conventions, including certain safety, environmental and construction standards. Among the more significant of the conventions applicable to the fleet are: (i) the International Convention for the Prevention of Pollution from Ships, 1973, 1978 Protocol, (ii) the International Convention on the Safety of Life at Sea, 1978 Protocol, including the International Management Code for the Safe Operation of Ships and for Pollution Prevention, which went into effect for tank vessels on July 1, 1998, and (iii) the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995. These regulations govern oil spills and other matters of environmental protection, worker health and safety and the manning, construction and operation of vessels. The Company believes that it presently is in material compliance with the international environmental laws and regulations to which the Company's operations are subject. In addition, the countries under which the vessels are flagged require certain periodic inspections and drydock examinations. Generally, surveys and inspections are performed by internationally recognized classification societies. The vessels that operate internationally are principally flagged in the Marshall Islands, Panama and St. Vincent and The Grenadines. The Company is not a party to any pending environmental litigation or proceeding, and is unaware of any threatened environmental litigation or proceeding which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the Company. The risks of incurring substantial compliance costs and liabilities and penalties for noncompliance, however, are inherent in offshore energy support operations. There can be no assurance that significant costs, liabilities and penalties will not be incurred by or imposed on the Company in the future.

E.       Insurance

         The Company's marine transportation services operations are subject to the normal hazards associated with operating vessels carrying large volumes of cargo and rendering services in a marine environment. These hazards include the risk of loss of or damage to the Company's vessels, damage to third parties as a result of collision, loss or contamination of cargo, personal injury of employees, and pollution and other environmental damages. The Company maintains insurance coverage against these hazards. Risk of loss of or damage to the Company's vessels is insured through hull insurance policies in amounts that approximate fair market value. Vessel operating liabilities, such as collision, cargo, environmental and personal injury, are insured primarily through the Company's participation in the Steamship Mutual Underwriting Association (Bermuda Limited), a mutual insurance association. Because it maintains mutual insurance, the Company is subject to funding requirements and coverage shortfalls in the event claims exceed available funds and reinsurance and to premium increases based on prior loss experience.

F.       Legal Proceedings

         One of the Company's product carriers, the Seabulk America, is owned by a limited partnership in which the Company is the general partner and owns the majority equity interest and an unaffiliated limited partner owns the minority equity interest. The vessel was subject to a mortgage collateralizing borrowings under the Company's previous secured credit facility (the "Loan Agreement"), and the limited partnership was one of the subsidiary guarantors that guaranteed repayment of such borrowings and of the Senior Notes. In July 1999, the limited partner commenced an arbitration proceeding against the Company, alleging that the Company, as general partner, did not have authority to grant the mortgage or the guarantee and seeking unspecified damages and removal of the Company as general partner. The Company believes it had authority to grant the mortgage and guarantee, that the limited partner has suffered no damages as a result of the mortgage and guarantee, and that there are no valid grounds for the removal of the Company as general partner. In addition, borrowings under the Loan Agreement have been converted into a term loan under the DIP Credit Facility, under which
(1) the Seabulk America is no longer subject to a mortgage and (2) the limited partnership is no longer a guarantor. Moreover, under the Plan, the Senior Notes are to be converted into New HMI Common Stock and the related guarantee will be satisfied. In view of these factors, the Company intends to defend the limited partner's allegations and to oppose such relief.

         From time to time the Company is also a party to litigation arising in the ordinary course of its business, most of which is covered by insurance.

         The arbitration proceeding referred to above, as well as all other legal proceedings against the Company pending in the United States, have been temporarily stayed pursuant to the Bankruptcy Code. See Section IV.A., "Significant Events During the Chapter 11 Cases - Continuation of Business; Stay of Litigation," below.

G.       Employees

         As of September 15, 1999, the Company had approximately 2,500 employees. Management considers relations with employees to be satisfactory. The Seabulk America, Seabulk Challenger, Seabulk Magnachem and HMI Trader are manned by approximately 141 officers and crew who are subject to two collective bargaining arrangements that expire on December 31, 1999 and 2001. In addition, the HMI Dynachem, HMI Petrochem, HMI Astrachem, HMI Defender, four of the new double-hull carriers and seven harbor tugs are manned by approximately 314 members of national maritime labor unions pursuant to an agreement between the Company and a third-party employer that expires May 31, 2001. Management believes that labor relations in the Company are generally satisfactory.

H.       Properties

         The Company's principal offices are located in Fort Lauderdale, Florida, where the Company leases approximately 36,000 square feet of office and shop space under a lease expiring in 2009. The Company also leases office and other facilities in Lafayette, Louisiana; the United Arab Emirates;

Lausanne, Switzerland; and Singapore. In addition, the Company leases sales offices and/or maintenance and other facilities in many of the locations where its vessels operate. The Company believes that its facilities are generally adequate for current and anticipated future use, although the Company may from time to time lease additional facilities as operations require.

I.       Selected Consolidated Financial Data

         The selected consolidated financial data presented below should be read in conjunction with the consolidated financial statements and notes thereto included in HMI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (Exhibit D) and its 1998 Annual Report on Form 10-K (Exhibit C), especially the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in those Reports.

         The Company currently holds a 50.75% equity interest in companies that own five recently delivered double-hull product carriers. As the Company intends to reduce its equity interest in these carriers to less than 50%, this investment has been considered temporary and has been accounted for under the equity method, which means (among other things) that the related debt has not been included on the Company's balance sheet. Because the Company has not yet been able to reduce its equity interest to less than 50%, it may be required to include this debt on its balance sheet at September 30, 1999 and to include the related interest expense on its statement of operations. The data presented below do not give effect to such consolidation. Accordingly, the Company's financial condition at June 30, 1999 and its results for the six months then ended are not indicative of its future financial position or results.

                                                                                                        Six Months
                                                                                                            Ended
                                                            Year Ended December 31,                        June 30,
                                            1994        1995        1996        1997       1998        1998        1999
                                                                       (dollars in thousands)            (Unaudited)
Consolidated Statement
of Operations Data:
Revenue                                    $ 49,792     $70,562    $109,356  $ 210,257   $ 401,906   $ 195,817   $160,529
Operating expenses                           29,873      40,664      63,777    110,283     222,889     102,966    105,921
Overhead expenses                             9,581      12,518      14,979     24,791      42,305      20,296     21,883
Depreciation and amortization                 4,500       6,308       9,830     19,850      51,757      23,871     32,439
Income from operations                        5,838      11,072      20,770     55,333      84,955      48,684        286
Interest expense, net                         5,302      11,460      11,631      7,024      42,442      18,380     31,009
Other (expense) income                           11          26         437     (3,704)     (6,542)     (3,440)   (19,292)
Income (loss) before provision
   for (benefit from) income
   taxes, extraordinary item                    547        (362)      9,576     44,605      35,971      26,864    (50,015)
Provision for (benefit from)
   income taxes                                 189          (2)      3,543     16,950      13,489      10,208    (17,230)
Income (loss) before
   extraordinary item                           358        (360)      6,033     27,655      22,482      16,656    (32,785)
Extraordinary loss, net(1)                       --          --       8,108      2,132         734         734         --
Net income (loss)                          $    358     $  (360)   $ (2,075) $  25,523   $  21,748  $   15,922  $ (32,785)
Earnings (loss) per common share:
   Income (loss) before
     extraordinary item                    $   0.03     $ (0.14)   $   1.05  $    1.87   $    1.47   $    1.09   $  (2.12)
   Net income (loss)                       $   0.03     $ (0.14)   $  (0.36) $    1.73   $    1.42   $    1.04   $  (2.12)
   Weighted average number of
     common shares outstanding                5,302       2,535       5,763     14,785      15,324      15,299     15,461
   Earnings (loss) per common
   share--assuming dilution:
   Income (loss) before
     extraordinary item and
     cumulative effect of
     change in accounting
     principle                             $   0.03     $ (0.14)   $   0.99  $    1.75   $    1.39   $    0.97   $  (2.12)
   Net income (loss)                       $   0.03     $ (0.14)   $  (0.24) $    1.63   $    1.35   $    0.93   $  (2.12)
   Weighted average common and
     common equivalent shares
     outstanding--assuming
     dilution(2)                              5,302       2,535       6,590     17,120      19,451      19,503     15,461



                                                 (Footnotes on following page)




Other Financial Data:
   EBITDA(3)                               $ 10,338     $17,380    $ 30,600  $  75,183   $ 136,712   $  72,555   $ 32,725
   Ratio of earnings to fixed
     charges(4)                                1.08          --        1.40       2.75        1.38        1.58         --
   Ratio of EBITDA to interest
     expense, net                              1.95        1.52        2.63      10.70        3.22        3.95       1.06

Consolidated Statement of
Cash Flows Data:
Net cash provided by (used in):
   Operating activities                    $  2,858     $ 3,948    $ 22,584  $  40,042   $  64,536  $   25,946    $ 5,046
   Investing activities                     (39,815)     (8,066)    (84,354)  (261,343)   (498,806)   (407,907)   (23,548)
   Financing activities                      41,249         805      68,337    226,636     428,495     389,659     22,572




                                                                            December 31,                         June 30,
                                                        1994        1995       1996        1997        1998        1999
                                                                          (in thousands)                        (Unaudited)
Balance Sheet Data:
   Working capital (deficit)                           $  7,793    $  4,315   $ (8,704)   $ 25,790 $(205,026)(5) $(188,332)(5)
   Total assets                                         135,471     143,683    273,473     604,561  1,108,825     1,059,802
   Total long-term obligations                           98,981     100,766    124,454     217,217    408,819      400,156
   Total debt                                           104,281     109,051    141,464     197,547    635,503      657,821
   Convertible preferred securities
     of a subsidiary trust                                   --          --         --     115,000    115,000     115,000
   Stockholders' and minority partners'
     equity                                              14,903      13,999    101,989     227,282    258,648     217,188



(1) Reflects losses on the extinguishment of debt, net of applicable income taxes of $1.5 million, $1.3 million, $413,000, and $413,000 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998, respectively.
(2) For 1994, the weighted average number of common shares and common share equivalents assume the conversion of the Class B Preferred Stock into shares of Common Stock. The Class B Preferred Stock was redeemed on September 30, 1994. Also, for 1994, shares outstanding assuming dilution reflects the assumed conversion of a portion of certain notes into shares of Common Stock. Such notes were issued in September 1994 and converted into shares of Common Stock in September 1996.
(3) EBITDA (net income from continuing operations before interest expense, income tax expense, depreciation expense, amortization expense, minority interests, and other non-operating income (expense)) is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. EBITDA is not recognized by generally accepted accounting principles, should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows from operations as a measure of liquidity, and does not represent funds available for management's use. Further, the Company's EBITDA may not be comparable to similarly titled measures reported by other companies.
(4) The ratio of earnings to fixed charges is computed by dividing (a) the Company's pre-tax income from continuing operations adjusted for minority interests, income or loss from equity investments and fixed charges, less capitalized interest and preference security dividend requirements, by (b) fixed charges. Fixed charges include interest expensed and capitalized, preference security dividend requirements and the interest component of rent expense. Earnings for the year ended December 31, 1995 and the six months ended June 30, 1999 were not able to cover fixed charges by $499,000 and $56,907,000 respectively.
(5) Due to the Company's noncompliance with certain covenants under the Loan Agreement, the entire balance outstanding under the Loan Agreement at December 31, 1998 and June 30, 1999 was subject to acceleration and thus classified as a current liability on the Company's balance sheet.

         A complete discussion and analysis of the Company's financial condition and historical results of operations is presented in HMI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (Exhibit D) and Annual Report on Form 10-K (Exhibit C).

         The financial information presented below represents historical results for each of the Company's business segments. Such information does not give effect to the possible consolidation, as of September 30, 1999, of the Company's investment in five new double-hulled carriers, discussed above.


                                                                                                    Six Months
                                                                                                       Ended
                                                                Year ended December 31,               June 30,
                                                          1996          1997         1998         1998         1999
                                                                                (in thousands)       (Unaudited)
Revenue:
Marine support services:
     Offshore energy support                              $ 43,715      $111,385     $242,656     $123,909      $84,835
     Offshore and harbor towing                             13,950        20,424       46,368       21,291       22,768
                                                            57,665       131,809      289,024      145,200      107,603
Marine transportation services                              51,691        78,448      112,882       50,617       52,926
              Total revenue                                109,356       210,257      401,906      195,817      160,529
Operating expenses:
Marine support services:
     Offshore energy support                                22,525        45,322      120,207       55,277       57,051
     Offshore and harbor towing                              7,480        12,296       22,556       11,041       11,387
                                                            30,005        57,618      142,763       66,318       68,438
Marine transportation services                              33,772        52,665       80,126       36,649       37,483
              Total operating expenses                      63,777       110,283      222,889      102,966      105,921
Direct overhead expenses:
Marine support services:
     Offshore energy support                              $  2,558      $  5,866     $ 14,707       $6,979      $ 8,517
     Offshore and harbor towing                              1,364         2,361        5,528        2,599        2,517
                                                             3,922         8,227       20,235        9,578       11,034
Marine transportation services                               3,494         5,739        6,845        3,214        2,641
              Total direct overhead                          7,416        13,966       27,080       12,792       13,675
Fleet EBITDA(1):
Marine support services:
     Offshore energy support                                18,632        60,197      107,742       61,653       19,267
     Offshore and harbor towing                              5,106         5,767       18,284        7,651        8,864
                                                            23,738        65,964      126,026       69,304       28,131
Marine transportation services                              14,425        20,044       25,911       10,754       12,802
              Total fleet EBITDA                            38,163        86,008      151,937       80,059       40,933
Corporate overhead expenses                                  7,563        10,825       15,225        7,504        8,208
EBITDA(1)                                                   30,600        75,183      136,712       72,555       32,725
Depreciation and amortization
     expenses                                                9,830        19,850       51,757       23,871       32,439
Income from operations                                    $ 20,770      $ 55,333     $ 84,955      $48,684     $    286

J.       Events Leading to the Commencement of the Chapter 11 Cases

         During 1997 and 1998, the Debtors completed a number of acquisitions that substantially expanded their offshore energy support operations into several new international markets, increased their deepwater energy support capability and increased their domestic offshore and harbor towing and petroleum product transportation operations. The acquisitions included the 1997 acquisitions of 79 offshore energy support vessels operating primarily in the Arabian Gulf, the February 1998 acquisition of 37 offshore energy support vessels operating primarily offshore West Africa and Southeast Asia, and the March 1998 acquisition of two petroleum product carriers and seven harbor tugs operating in Port Arthur, Texas and Lake Charles, Louisiana. During the balance of 1998 and early 1999, the Debtors' fleet grew through the delivery of 13 vessels (consisting of four tugs, four supply boats, two crew boats, two SDMs(TM) and one barge). In addition, the Debtors have a 50.75% interest in five new double-hull carriers delivered in 1998 and 1999. In all, during 1998 and through February 1999, 61 vessels were delivered to or acquired by the Company, at a total cost of $405.4 million.

         The Company's principal sources of cash to finance the expansion and improvement of its fleet over the past several years have been bank borrowings, cash provided by operations, and proceeds from public offerings of securities, consisting of the initial public offering of Class A Common Stock in August 1996, a second offering of Class A Common Stock in February 1997, the offering of the 6 1/2% Trust Preferred Securities in 1997, and the offering of the Senior Notes in February 1998. The significant increase in the Company's indebtedness incurred to finance these acquisitions placed great demands on the Company's revenues at an inopportune time, in that market forces beyond the Company's control brought about a precipitous decline in revenues in the past year.

         The Company derives its revenues from the daily use of its vessels for hire by its customers. Thus, revenue from the Company's operations is primarily a function of the size of the Company's fleet, the rates paid for the use of the vessels ("day rates") and fleet utilization (also called "utilization rates"). Rates and utilization are primarily a function of offshore oil and gas exploration, development and production activities, which are in turn heavily dependent upon the prevailing price of crude oil and natural gas. Beginning in late 1997 and continuing through 1998 and the first half of 1999, crude oil prices declined substantially, which resulted in a severe downturn in offshore oil and gas exploration, development and production activities, and in turn, the Company's offshore energy support operations. In 1998, the Company's total revenues were approximately $402 million, and it generated earnings before interest, taxes, depreciation and amortization ("EBITDA") of approximately $137 million. As a result of the substantial decline in the Company's offshore energy support operations, revenues and EBITDA declined precipitously in the latter half of 1998 and the first half of 1999. Annual revenues for 1999 are projected to be approximately $293.3 million, and annual EBITDA is projected to be approximately $52 million.

         As a result of this decline in revenues, the Company has experienced a liquidity crisis in the past year. As of September 30, 1998, the Company was not in compliance with certain financial covenants contained in the Loan Agreement it entered into with a group of banks (the "Bank Group") in February 1998. The Loan Agreement provided for (i) a $175.0 million revolving credit facility maturing in 2003, and (ii) a $150.0 million term loan maturing in 2005, payable in equal quarterly installments beginning in June 1998. The Loan Agreement required the Company to maintain specified ratios relating to leverage, debt service and indebtedness. The Loan Agreement was amended as of September 30, 1998 to, among other things, modify those covenants and grant security interests to the Bank Group in virtually all of the Company's assets. However, due to the continuing decline in the Company's revenues, the Company was not in compliance with the modified financial covenants at the end of the first quarter of 1999. As a consequence, the Company's independent auditors issued a qualified report accompanying the Company's annual financial statements for 1998 (issued at the end of March 1999), stating that the Company's reduction in revenues and noncompliance with the Loan Agreement covenants raised substantial doubt about the Company's ability to continue as a going concern.

         The Bank Group waived the Company's noncompliance with the covenants in the Loan Agreement in a series of amendments from March through September 7, 1999. However, these amendments placed further financial burdens on the Company, as the Bank Group increased the applicable rate of interest on Company borrowings (eventually increasing the interest rate to 10.0% over the "base rate" of Citibank, N.A., for a total annual interest rate of 18.25% at the Commencement Date), and charged substantial waiver and other fees. The Company's outstanding indebtedness under the Loan Agreement was $241.0 million at the Commencement Date. In addition, the Company had contingent reimbursement obligations under the Loan Agreement in respect of $3.2 million of outstanding letters of credit.

         In addition, an interest payment of approximately $12.5 million fell due on the Senior Notes on August 16, 1999. The Company did not have sufficient funds to make this payment.

         The precipitous decline in Hvide's revenues in the past year imposed hardships on all of Hvide's constituencies, including its many creditors and shareholders and the 2,500 employees of Hvide. Management was forced to make difficult choices in order to preserve the inherent value of the Hvide fleet during the cyclical downturn in the markets in which it operates. Among other steps, the Company engaged Seneca Financial Group, Inc. as financial advisor, and with Seneca's assistance, developed a cash management program whereby, among other things, the Company eliminated its new-build program, deferred certain scheduled drydockings of vessels, consistent with safety and operational considerations, canceled the construction of certain vessels, disposed of other vessels under construction, and sold eight vessels (excluding vessels under construction) for net proceeds of approximately $32 million.

         Further, the Company has reduced operating and overhead expenses. These reductions are estimated to generate annual savings of $11.5 million; however, these reductions have been substantially offset by increased interest on borrowings under the Loan Agreement, professional and other fees under the Loan Agreement, and other fees and costs resulting from the Company's financial condition. The Company has also improved its working capital position by, among other things, strengthening its efforts to collect receivables.

         As the liquidity problem worsened, the Company made every effort over the last several months to restructure its operations and balance sheet in order to avoid seeking protection under the Bankruptcy Code. In addition to the cost-cutting measures briefly described above, the Company also sought to refinance the secured bank debt by means of a proposed offering of secured notes. However, in late July 1999, the Company determined that it could not proceed with the offering on acceptable terms. During the same time frame, the Company was pursuing discussions with an ad hoc committee of holders of approximately 63% of the Company's outstanding Senior Notes and approximately 50% of the Trust Convertible Securities issued by HMI's subsidiary, Hvide Capital Trust. These discussions led to the instant chapter 11 filing by the Company and the filing of the Plan.


                    IV.      SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES

         Since the Debtors commenced their Chapter 11 Cases, they have continued to operate their businesses and manage their properties as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         The following is a brief description of some of the major events during the Chapter 11 Cases.

A.       Continuation of Business; Stay of Litigation

         Following the commencement of the Chapter 11 Cases, the Debtors continued to operate their businesses as debtors in possession under the protection of the Bankruptcy Court. The Bankruptcy Court has certain supervisory powers over the Debtors' operations during the Chapter 11 Case, which are generally limited to reviewing and ruling on any objections raised to the Debtors' operations or proposed outside of the ordinary course transactions. The Debtors must notify parties in interest and obtain Bankruptcy Court approval of any transactions that are outside the ordinary course of business, such as any sale of a major asset of the Debtors. In addition, the Debtors must obtain Bankruptcy Court approval of certain other transactions, such as the borrowing of money on a secured basis or the employment of attorneys, accountants and other professionals.

         An immediate effect of the filing of the Chapter 11 Cases was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all pre-petition litigation against, and efforts to collect funds from, the Debtors. This injunction remains in effect unless modified or lifted by order of the Bankruptcy Court.


B.       Appointment of the Creditors' Committee

         On September 23, 1999, the United States Trustee appointed an official committee of unsecured creditors (the "Creditors' Committee"), pursuant to
Section 1102 of the Bankruptcy Code, to represent unsecured creditors of the Debtor.

         The Creditors' Committee currently consists of 5 members and includes representatives of each of the principal constituencies of unsecured creditors of Hvide. The current members of the Creditors' Committee are set forth below:


                              CREDITORS' COMMITTEE

                          Loomis Sayles & Company, L.P.

                                Lonestar Partners

                              Cohanzick Management

                            Halter Marine Group, Inc.

                    The Bank of New York, as Property Trustee
                       for the Trust Preferred Securities


C.       Representation of Debtors and Committee

         The Debtors applied for and were granted approval to retain the law firms of Kronish Lieb Weiner & Hellman LLP as bankruptcy counsel and Young, Conaway, Stargatt & Taylor LLP as local Delaware counsel.

         The Creditors' Committee has sought authorization from the Bankruptcy Court to retain the law firm of Milbank, Tweed, Hadley & McCloy LLP as its general counsel and the law firm of Ashby & Geddes as its Delaware counsel.

D.       DIP Credit Facility

         Upon the commencement of the Chapter 11 Cases, the restoration of trade credit and support was of great importance to Hvide. To restore vendor support, immediately upon the commencement of the Chapter 11 Cases, the Debtors obtained a post-petition working capital facility (the "DIP Credit Facility") from its pre-petition lenders, a syndicate of institutions led by Citibank, N.A., as Administrative Agent, and BankBoston, N.A., as Documentation Agent (the "DIP Lenders"). Pursuant to the DIP Credit Facility, the DIP Lenders agreed to make loans to, and to guarantee the issuance of letters of credit for, Hvide through the earlier of February 28, 1999 and the date that a plan of reorganization becomes effective. Pursuant to the DIP Credit Facility, the DIP Lenders extended
(i) a $60 million revolving credit facility, the proceeds of which are to fund the Debtors' working capital needs, and (ii) a term loan in the amount of approximately $241 million, the proceeds of which were used to repay the Debtors' obligations to the DIP Lenders under the pre-petition Loan Agreement. The DIP Credit Facility provides that the obligations of the Debtors to the DIP Lenders constitute administrative expense obligations with priority over any and all administrative expenses of the kinds specified in Sections 503(b) and 507(b) of the Bankruptcy Code (with limited exceptions), secured by a superpriority lien on a substantial portion of Hvide's assets.

         On September 9, 1999, the Bankruptcy Court approved the DIP Credit Facility on an interim basis and on September 30, 1999, the Bankruptcy Court approved it on a final basis.

         As of October__, 1999, the Debtors' outstanding borrowings under the DIP Facility were approximately $______.

E.       Employee Retention Plan

         To maintain the continued support, cooperation and morale of Hvide's employees, Hvide has moved for authority to pay employees for prepetition wages, salaries and certain other compensation and benefits. In addition, to ensure the retention of exempt employees, Hvide obtained Bankruptcy Court approval of an employee retention plan that provides eligible employees with bonus compensation for remaining with the Company through the Chapter 11 process until confirmation of a plan of reorganization.

F.       Assumption of Certain Leases and Executory Contracts

         As debtors in possession, the Debtors have the right, subject to Bankruptcy Court approval, to assume or reject any executory contract or unexpired lease, including, but not limited to, any employment or severance contract or agreement, as contemplated by Section 365 of the Code, in effect on the Filing Date between the Debtors and any other person (an "Executory Contract"). In this context, assumption means that the Debtors agree to perform their obligations and cure existing defaults under an Executory Contract. Rejection of an Executory Contract relieves the Debtors from their obligation to perform further under such Executory Contract. Damages resulting to the other party from the rejection of an Executory Contract are treated as a General Unsecured Claim (as defined in the Plan) arising prior to the Filing Date and are included in the appropriate Class to the extent such Claim is allowed by the Court. Claims arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court no later than 30 days after notice of entry of an order approving the rejection of such contract or lease.


                           V.       THE PLAN OF REORGANIZATION

         The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

A.       Classification and Treatment
         of Claims and Interests

         1.       Administrative Expense and Priority Tax Claims

                  a.       Administrative Expense Claims

         Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Cases allowed under Section 503(b) of the Bankruptcy Code. Such Claims include the Debtors' obligations under the DIP Credit Facility, any actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their businesses or the acquisition or lease of property or the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under Section 330 of the Bankruptcy Code, fees or charges assessed against the estate of the Debtor under Section 1930 of title 28 of the United States Code and the DIP Claims.

         Pursuant to the Plan, except to the extent that the holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Reorganized Debtors will provide to each holder of an Allowed Administrative Expense Claim (x) Cash in an amount equal to such Allowed Administrative Expense Claim on the latest of (i) the Effective Date, (ii) the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim and (iii) the date such Allowed Administrative Expense Claim is due in accordance with the terms and conditions of the particular transaction(s) or governing documents or (y) such other treatment as the Debtors and such holders shall have agreed upon in writing, subject to the consent of the Creditors' Committee, provided, however, that Allowed Administrative Expense Claims (other than Claims under Section 330 of the Bankruptcy Code) representing obligations incurred in the ordinary course of business of or assumed by the Debtors in Possession shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. The Debtors estimate that Allowed Administrative Expense Claims (exclusive of compensation and reimbursement of expenses payable to professionals retained in the Chapter 11 Case) to be paid on the Effective Date will be approximately $270 million, virtually all of which consists of $25.8 million projected to be owed on the revolving credit portion of the DIP Facility and $241 million owed on the term loan portion of the DIP Facility. In addition, the Debtors estimate that there will be additional administrative expenses and other costs relating to the Exit Financing Facility (as defined below).

         All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation and expenses. The Debtors estimate that Allowed Administrative Expenses, including compensation and reimbursement of expenses of professionals retained in the Chapter 11 Case (not including previously allowed payments) will be approximately $ [ ]. The Bankruptcy Court will review and determine all requests for compensation and reimbursement of expenses.

         In addition to the foregoing, Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other persons making a "substantial contribution" to a reorganization case, and to attorneys for, and other professional advisors to, such persons. Also, certain of the professionals retained by the Debtors or the Committee may request approval and payment of additional bonus or success compensation. The Debtors are not aware of whether any applications under Section 503(b) will be filed or the amounts, if any, that may be sought. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

                  b.       Priority Tax Claims

         Priority Tax Claims are those Claims for taxes entitled to priority in payment under Section 507(a)(7) of the Bankruptcy Code. The aggregate amount of Priority Tax Claims as reflected in the Debtors' Schedules is $0. The Debtors estimate that the amount of Allowed Priority Tax Claims is $0.

         Each holder of an Allowed Priority Tax Claim will receive, at the sole option of the Reorganized

Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest in arrears at an annual rate equal to five percent (5%), over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim,
(iii) payment upon other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or (iv) such other treatment as the Debtors and such holders shall have agreed upon in writing subject to the consent of the Creditors' Committee.

         2.       Class 1 -- Other Priority Claims

         The Other Priority Claims are Claims which are entitled to priority in accordance with Section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include (i) unsecured claims for accrued employee compensation earned within ninety days prior to commencement of the Chapter 11 Case to the extent of $4,300 per employee and
(ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Case, but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $4,300, less (y) the aggregate amount paid to such employees from the estates for wages, salaries and commissions. The Debtor estimates that the amount of Other Priority Claims is $0.

         Pursuant to the Plan, holders of Allowed Other Priority Claims, if any exist, will be paid in full, in Cash, on the later of the Effective Date and the date such Claim becomes an Allowed Claim. Class 1 is not impaired under the Plan. Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

         3.       Class 2 -- Secured Claims

         Class 2 consists of all Secured Claims, each of which will be within a separate subclass (with each subclass to be deemed a separate class for all purposes under applicable provisions of the Bankruptcy Code), as follows:

                  a.       Class 2A (MARAD Claims)

         Class 2A consists of all MARAD Claims. In the past, the Company has financed various vessel acquisitions through U.S. government-guaranteed Title XI ship financing bonds that are collateralized by first preferred mortgages on those vessels. Those Bonds were issued pursuant to Title XI of the Merchant Marine Act, 1936, as amended, and the repayment thereof is guaranteed by the full faith and credit of the United States, acting through the Maritime Administration ("MARAD"). As of the Commencement Date, the Company had approximately $34 million of such secured indebtedness, which is classified in the Plan as MARAD Claims.

         Pursuant to the Plan, each of the MARAD Claims in Class 2A will be Reinstated or receive such other treatment as the Debtors and such holders shall have agreed upon in writing subject to the consent of the Creditors' Committee, and shall thereby be rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. The legal, equitable and contractual rights of the holders of the MARAD Claims are not altered by the Plan. The Class 2A MARAD Claims are not impaired by the Plan. Accordingly, the holders of the Class 2A MARAD Claims are conclusively presumed to have accepted the Plan as holders of Class 2A MARAD Claims and are not entitled to vote to accept or reject the Plan.

                  b.       Class 2B (Capital Lease Claims)

         Class 2B consists  of all  obligations  of Debtors  under or related to
seven  sale  leaseback   transactions   relating  to  twelve  vessels  totalling
approximately $39,000,000.

         The following is a description of the seven financing transactions (involving twelve vessels) for which there are claims against one or more Debtors under capital leases:

         HMI, as shipowner, entered into a sale-leaseback transaction with Norlease, Inc. ("Norlease"), as lender, for the vessel HMI Astrachem in August 1996. In connection with this transaction, HMI executed a $7,500,000 note in favor of Norlease and granted Norlease a First Preferred Mortgage as security thereunder. The 36-month lease term began on August 14, 1996.

         HMI, as lessee, entered into an equipment lease with Norlease, as lessor, for the vessels New River SDM I and St. Johns SDM II in November 1997. The original balance due under the lease was $9,996,785. The 15-year lease term began on November 26, 1997, and requires monthly payments of $77,775. The current outstanding lease obligation is $9,505,255.

         HMI, as lessee, entered into an equipment lease with AmSouth Leasing, Ltd. ("AmSouth"), as lessor, for the vessel Escambia SDM III in May 1998. The original balance due under the lease was $5,000,000. The 15-year lease term began on May 29, 1998, and requires monthly payments of $41,806.
The current outstanding lease obligation is $4,795,831.

         Debtor Seabulk Offshore, Ltd., a wholly owned subsidiary of HMI ("SOL"), as lessee, entered into an equipment lease with TA Marine I, Inc., as lessor, for the vessel Seabulk Arizona in November 1998. The ten-year lease term began on January 1, 1999, at which time an initial payment of $59,807 was made. Forty quarterly payments of $223,228 each are due thereafter, totalling $8,988,928 for the entire lease. The current outstanding lease obligation is $7,577,523.

         SOL, as lessee, entered into an equipment lease with TA Marine II, Inc., as lessor, for the vessel Seabulk Wisconsin in November 1998. The ten-year lease term began on January 1, 1999, at which time an initial payment of $63,076 was made. Forty quarterly payments of $235,430 each are due thereafter, totalling $9,480,284 for the entire lease. The current outstanding lease obligation is $7,991,728.

         SOL entered into a sale-leaseback transaction with Lawrence Bedrosian (d/b/a Steel Style Marine) for the vessels Seabulk St. Andrew and Seabulk St. James in December 1998. The seven-year charter term began in December 1998. Monthly charter payments of $79,773 are required, totalling $6,354,083. The current outstanding lease obligation is $4,900,175.

         SOL, as shipowner, entered into a financing transaction with debis Financial Services, Inc. ("debis") as lender, for the vessels Seabulk Kansas and Seabulk Nebraska in February 1999. In connection with this transaction, SOL executed a $14,200,000 note in favor of debis and granted it a first preferred mortgage as security thereunder. The 10-year note is due on February 17, 2009, requiring monthly payments of $175,984, and the current outstanding balance is $13,660,015.

         Pursuant to the Plan, each of the Secured Claims in Class 2B will be Reinstated or receive such other treatment as the Debtors and such holders shall have agreed upon in writing subject to the consent of the Creditors' Committee, and shall thereby be rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. The legal, equitable and contractual rights of the holders of the Secured Claims are not altered by the Plan. The Class 2B Secured Claims are not impaired by the Plan. Accordingly, the holders of the Class 2B Secured Claims are conclusively presumed to have accepted the Plan as holders of Class 2B Secured Claims and are not entitled to vote to accept or reject the Plan.

                  c.       Class 2C (Other Secured Claims)

         Class 2C consists of all Other Secured Claims. This Class of Secured Claims consists primarily of miscellaneous notes payable and related ship mortgage obligations entered into with respect to certain vessels. As of the Commencement Date, these obligations totalled approximately $18.8 million. This Class of Secured Claims also includes such Other Secured Claims, if any, as exist. The Debtors do not believe any Other Secured Claims exist beyond those identified herein.

         Pursuant to the Plan, each of the Secured Claims in Class 2C will be Reinstated or receive such other treatment as the Debtors and such holders shall have agreed upon in writing subject to the consent of the Creditors' Committee, and shall thereby be rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. The legal, equitable and contractual rights of the holders of the Secured Claims are not altered by the Plan. The Class 2C Secured Claims are not impaired by the Plan. Accordingly, the holders of the Class 2C Secured Claims are conclusively presumed to have accepted the Plan as holders of Class 2C Secured Claims and are not entitled to vote to accept or reject the Plan.

         4.       Class 3 -- General Unsecured Claims

         Class 3 consists of General Unsecured Claims against the Debtor, i.e., all Unsecured Claims other than Claims in Classes 1, 4 and 5 and Section 510(b) HMI Common Stock Trading Claims. This Class of Claims includes, but is not limited to, all Claims for payment for goods and services rendered to the Debtors, all Claims in respect of rejection of leases and executory contracts, accrued employee wages, vacation and other benefits and other miscellaneous liabilities. The Debtors estimate that the total amount of Claims in Class 3 is approximately $45,000,000.

         Under the Plan, each holder of an Allowed Class 3 Claim will, at the Debtors' option, (i) retain unaltered its legal, equitable and contractual rights; (ii) receive payment in full in Cash on the Effective Date; (iii) receive payment in any other manner agreed upon by the holder and the Debtors with the consent of the Creditors' Committee; or (iv) receive such other treatment as will render the Claim unimpaired. Such Claims shall remain subject to all legal and equitable defenses of the Debtors or the Reorganized Debtors.

         Class 3 is unimpaired by the Plan. Accordingly, the holders of Allowed Class 3 Claims are conclusively presumed to have accepted the Plan as holders of Allowed Class 3 Claims and are not entitled to vote to accept or reject the Plan.

         5.       Class 4 -- Senior Note Claims

         Class 4 consists of all Senior Note Claims and includes, among other things, any claims arising from or related to the past or present ownership of the Senior Notes. Pursuant to the Plan, the Senior Note Claims are deemed to be Allowed Claims in the aggregate amount of $314,167,678.07, which includes the principal amount of the Senior Notes ($300 million) and all accrued and unpaid interest thereon as of the Commencement Date. Class 4 is impaired. Holders of record of Senior Notes on the date the order approving the Disclosure Statement is entered are entitled to vote to accept or reject the Plan.

         Under the Plan, on the Effective Date, in full satisfaction of its Senior Note Claim, each holder of an Allowed Senior Note Claim will receive its Pro Rata share of 9,800,000 shares of New HMI Common Stock.

         The Plan provides that, subject to the applicable provisions of the Bankruptcy Code and Bankruptcy Court authorization and approval to the extent necessary, the indenture trustee under the Senior Note Indenture shall be entitled to payment of its reasonable fees, costs and expenses, as provided under the Senior Note Indenture.

         6.       Class 5 -- Intercompany Claims

         Class 5 consists of Intercompany Claims.

                  a.       Class 5A

         Class 5A consists of the Convertible Subordinated Debenture Claim held by Debtor and Plan co-proponent Hvide Capital Trust. Class 5A is impaired by the Plan. As of the Commencement Date, the principal and accrued interest due on the Convertible Subordinated Debentures is approximately $120,170,000. On the Effective Date, the holder of the Class 5A Claim, i.e., Hvide Capital Trust, will receive $1,000 from HMI in full satisfaction of its Allowed Class 5A Claim, and the Convertible Subordinate Debenture will be canceled. Class 5A is impaired under the Plan. The Holder of the Allowed Class 5A Claim, Hvide Capital Trust, is entitled to vote to accept or reject the Plan. As a co-proponent of the Plan, Hvide Capital Trust is deemed to accept the Plan as the holder of the Allowed Class 5A Claim.

         The Plan provides that, subject to the applicable provisions of the Bankruptcy Code and Bankruptcy Court authorization and approval to the extent necessary, the indenture trustee under the Convertible Debenture Indenture shall be entitled to payment of its reasonable fees, costs and expenses, as provided under the Convertible Debenture Indenture.

                  b.       Class 5B

         Class 5B consists of all Other Intercompany Claims. Under the Plan, on the Effective Date, each Claim in Class 5B will be Reinstated, leaving unaltered the legal, equitable and contractual rights to which such Claim entitles the holder of such Claim.

         7.       Class 6 -- Trust Preferred Securities

         Class 6 consists of all Trust Preferred Securities of Hvide Capital Trust. Holders of Class 6 Interests owned 2,300,000 shares of Trust Preferred Securities as of the Commencement Date. Class 6 is impaired. Holders of record of Trust Preferred Securities on the date the order approving the Disclosure Statement is entered are entitled to vote to accept or reject the Plan.

         On the Effective Date, each holder of Allowed Trust Preferred Securities Interests in Class 6 will receive its Pro Rata share of (i) 200,000 shares of New HMI Common Stock and (ii) 125,000 Class A Warrants, and the Trust Preferred Securities will be cancelled. Fractional shares of New HMI Common Stock and fractional Class A Warrants will be treated in accordance with Section
6.2.6. of the Plan.

         The Plan provides that, subject to the applicable provisions of the Bankruptcy Code and Bankruptcy Court authorization and approval to the extent necessary, the Property Trustee under the Trust Preferred Securities Declaration shall be entitled to payment of its reasonable fees, costs and expenses, as provided under the Trust Preferred Securities Declaration.

         8.       Class 7 -- Common Stock in Subsidiary Debtors

         Class 7 consists of the holders of all Interests directly or indirectly arising from or under, or relating in any way to, the Interests in the Subsidiary Debtors. Under the Plan, on the Effective Date, each Interest in Class 7 will be Reinstated, leaving unaltered the legal, equitable and contractual rights to which such Interest entitles the holder of such Interest.

         9.       Class 8 -- HMI Common Stock

         Class 8 consists of all Interests directly or indirectly arising from or under, or relating in any way to, HMI Common Stock and all Section 510(b) HMI Common Stock Trading Claims. HMI has two outstanding classes of Common Stock, Class A Common Stock, par value $0.001 per share, and Class B Common Stock, par value $0.001 per share. As of the Commencement Date, there were 13,876,829 shares of Class A Common Stock and 1,677,590 shares of Class B Common Stock outstanding. In addition, as of the Commencement Date, shares of Class A Common Stock were issuable to certain officers and employees of the Company under certain of its Stock Plans. All shares of Class A and Class B Common Stock and all issuable shares of Class A Common Stock are included in Class 8 under the Plan. The Debtors do not believe there are any Section 510(b) HMI Common Stock Trading Claims. Holders of record of HMI Common Stock on the date the order approving the Disclosure Statement is entered, and holders of Allowed Section 510(b) HMI Common Stock Trading Claims, if any, are entitled to vote to accept or reject the Plan.

         On the Effective Date, each holder of a share of HMI Common Stock (irrespective of whether such share is of Class A or Class B Common Stock) and each holder of an Allowed Section 510(b) HMI Common Stock Trading Claim will receive its Pro Rata share of 125,000 Class A Warrants. Fractional Class A Warrants will be treated in accordance with Section 6.2.6. of the Plan.

         10.      Class 9 -- HMI Options

         Class 9 consists of all Interests directly or indirectly arising from or under, or relating in any way to HMI Options to purchase HMI Common Stock and all other rights and awards issued pursuant to the Stock Plans, other than any shares of Common Stock issuable but not earned or vested thereunder prior to the Commencement Date (which shares are included in Class 9). As of the Commencement Date, there were outstanding HMI Options to purchase 1,231,773 shares of HMI Common Stock (i.e., 1,231,773 HMI Options), with exercise prices ranging from $6 to $28 per share.

         Under the Plan, no distribution will be made to holders of HMI Option Interests in Class 9 on account of such Interests, and such HMI Options will be cancelled on the Effective Date.

B.       Summary of Other Provisions of the Plan

         The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

         1.       General Description of New Securities

                  a.       New HMI Common Stock

         Pursuant to the Plan, Reorganized HMI will have authority to issue 20,000,000 shares of New HMI Common Stock, par value $0.01 per share.

         Under the New Certificate of Incorporation and By-laws of Reorganized HMI, copies of which are annexed to the Plan as Exhibits C and D, respectively, holders of the New HMI Common Stock will be entitled to receive such dividends as may be declared from time to time by the Board of Directors of Reorganized HMI out of assets available therefor, after payment of dividends required to be paid on outstanding preferred stock, if any. See Section X, "Certain Risk Factors To Be Considered." In the event of the liquidation, dissolution or winding up of Reorganized HMI, the holders of New HMI Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of the holders of preferred stock then outstanding, if any. The New HMI Common Stock will have no preemptive or conversion rights and will not be subject to further calls or assessments by Reorganized HMI. The New HMI Common Stock will, upon issuance, pursuant to the Plan, be duly authorized, validly issued, fully paid and nonassessable.

         Holders of New HMI Common Stock will be entitled to one vote per share on all matters to be voted upon by the stockholders. For a more detailed description of the process by which Reorganized HMI will elect its Board of Directors, see Section VII.A.1, "Management of the Reorganized Debtor, Board of

Directors and Management, Composition of the Board of Directors." Certain significant matters will require the approval of the holders of a majority of the outstanding shares of New HMI Common Stock to the extent required by Delaware law. See Section V.B.10, "The Plan of Reorganization, Summary of Other Provisions of the Plan, New HMI Certificate of Incorporation and By-laws."

                  b.       The Class A Warrants

         Pursuant to the Plan, Reorganized HMI will have authority to issue 250,000 Class A Warrants. The following is a summary of certain terms and provisions of the Warrant Agreement, a copy of which is annexed to the Plan as Exhibit B.

         The Class A Warrants will be issued pursuant to (i) the Warrant Agreement (the "Warrant Agreement") between Reorganized HMI and the warrant agent thereunder (the "Warrant Agent"). The warrant agent under the Warrant Agreement has not been selected as of the date hereof. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, which is annexed to the Plan of Reorganization as Exhibit B thereto.

General

         Each Class A Warrant, when exercised, will entitle the holder thereof to purchase one share of New HMI Common Stock at an exercise price of $38.49 per share (the "Class A Exercise Price"). The exercise price and the number of shares of New HMI Common Stock issuable upon the exercise of the Class A Warrants (the "Warrant Shares") are both subject to adjustment in certain cases referred to below. The Class A Warrants are exercisable at any time on or after the Effective Date. Unless exercised, the Class A Warrants will automatically expire at 5:00 p.m. on the date that is four years following the Effective Date (the "Expiration Date"). The Class A Warrants will entitle the holders thereof to purchase in the aggregate approximately 2.5% of the New HMI Common Stock outstanding on a fully diluted basis after giving effect to consummation of the Plan but without giving effect to the issuance of stock or stock options pursuant to the New Long-Term Incentive Plan. The initial aggregate exercise price of the Class A Warrants will be approximately $9.6 million.

         The Class A Warrants may be exercised by surrendering to Reorganized HMI the certificates evidencing such Class A Warrants, if any, with the accompanying form of election to purchase, properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made in the form of cash or a certified or official bank check, payable to the order of Reorganized HMI. Upon surrender of the Warrant certificate and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole Warrant Shares or other securities or property to which such holder is entitled under the Class A Warrants and the Warrant Agreement, including without limitation any cash payment to adjust for fractional interests in Warrant Shares issuable upon such exercise. If less than all of the Class A Warrants evidenced by a Class A Warrant certificate are exercised, a new Class A Warrant certificate will be issued for the remaining number of Class A Warrants.

         Reorganized HMI shall not issue fractional Warrant Shares on the exercise of Class A Warrants. If more than one Class A Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon such exercise will be computed on the basis of the aggregate number of Warrant Shares acquirable on exercise of the Class A Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Class A Warrant (or specified portion thereof), Reorganized HMI shall direct the transfer agent to pay an amount in cash calculated by it to equal the then current market price (as defined in the Warrant Agreement) per Warrant Share multiplied by such fraction computed to the nearest whole cent.

         Certificates for Class A Warrants will be issued in registered form only, and no service charge will be made for registration for transfer or exchange upon surrender of any Warrant certificate at the office of the Warrant Agent maintained for that purpose. Reorganized HMI may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration for transfer or exchange of Class A Warrant certificates.

         The holders of the Class A Warrants have no right to vote on matters submitted to the stockholders of Reorganized HMI and have no right to receive cash dividends. The holders of the Class A Warrants are not entitled to share in the assets of Reorganized HMI in the event of the liquidation, dissolution or winding up of Reorganized HMI's affairs.

Adjustments

         The number of Warrant Shares purchasable upon the exercise of the Class A Warrants and the Exercise Price both will be subject to adjustment in certain events, including in the event that Reorganized HMI (A) pays a dividend or make a distribution on its New HMI Common Stock in shares of its capital stock (whether shares of New HMI Common Stock or of capital stock of any other class),
(B) subdivides the outstanding shares of New HMI Common Stock, (C) combines the outstanding shares of New HMI Common Stock into a smaller number of shares, or
(D) issues by reclassification of the shares of New HMI Common Stock any shares of capital stock of Reorganized HMI. The Exercise Price in effect and the number of Warrant Shares issuable upon exercise of each Class A Warrant immediately prior to such action shall be adjusted so that the holder of any Class A Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of Reorganized HMI which such holder would have owned immediately following such action had such Class A Warrant been exercised immediately prior thereto.

         In case of certain consolidations or mergers of Reorganized HMI, or the sale of all or substantially all of the assets of Reorganized HMI, each Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Class A Warrants been exercised immediately prior thereto.

Reservation of Shares

         The Company has authorized and reserved for issuance such number of shares of New HMI Common Stock as will be issuable upon the exercise of all outstanding Class A Warrants. Such shares of

New HMI Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

Amendment

         From time to time, the Company and the Warrant Agent, without consent of the holders of the Class A Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making changes that do not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Class A Warrants requires the written consent of the holders of a majority of the then outstanding Class A Warrants. The consent of each holder of the Class A Warrants affected is required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Class A Warrants would be decreased (other than pursuant to adjustments provided for in the Class A Warrant Agreement as generally described above).


         2.       The Registration Rights Agreements

         On or prior to the Effective Date of the Plan, the Debtors and the investment advisor or manager (the "Advisor") for certain holders or beneficial owners of the New HMI Common Stock will enter into a registration rights agreement that provides the following, among other things: (i) Reorganized HMI will, if eligible, file a shelf registration statement (the "SRS") with the SEC for the purpose of allowing the unrestricted re-sale of the New HMI Common Stock; (ii) Reorganized HMI will file the SRS within 15 days after the Effective Date of the Plan and obtain the effectiveness of the SRS within 90 days after the Effective Date of the Plan; (iii) to the extent that the SRS is ineffective, the Advisor shall have the right to demand registration at such time(s); (iv) the Advisor will have unlimited piggyback rights to participate in capital market transactions initiated by or on behalf of Reorganized HMI; and (v) Reorganized HMI will use its reasonable best efforts to list the New HMI Common Stock on a national exchange or for quotation on NASDAQ and will in any event obtain and maintain trading symbols for the New HMI Common Stock.

         3.       Conditions Precedent to the Plan

         The Plan will not become effective unless and until: (i) the Bankruptcy Court shall have entered a Confirmation Order in form and substance satisfactory to the Debtors and the Creditors' Committee providing, inter alia, that all securities to be issued to holders of Claims and Interests pursuant to the Plan, i.e., the New HMI Stock (including New HMI Stock issued upon the exercise of the Class A Warrants) and the Class A Warrants, are exempt from registration pursuant to Section 1145 of the Bankruptcy Code, and such Order shall have become a Final Order unless such requirement is waived by the mutual consent of the Debtors and the Creditors' Committee; and (ii) consummation of the Plan, including distribution of the securities in accordance with the terms of the Plan, shall not preclude the Debtors from operating their respective businesses in compliance with the Jones Act. In the event that any of the conditions precedent specified in the Plan has not been satisfied or waived on or before 60 days after the Confirmation Date, the Debtors may, upon notification submitted by them to the Bankruptcy Court, terminate the Plan, in which

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




event (a) the Confirmation Order will be vacated, (b) no distributions will be made under the Plan, (c) the Debtors and all holders of Claims and Interests will be returned to the status quo ante and (d) all of the Debtors' obligations with respect to the Claims and Interests will remain unchanged.

         4.       Time and Method of Distributions Under the Plan

         All distributions under the Plan will be made by the Reorganized Debtors on the Effective Date or soon as practicable thereafter.

         All distributions of New HMI Common Stock to be made to holders of Senior Notes under the Plan will be made by Reorganized HMI to the indenture trustee for such Senior Notes. All distributions of New HMI Common Stock and Class A Warrants made to holders of Trust Preferred Securities under the Plan will be made by Reorganized HMI to the Property Trustee of Hvide Capital Trust (as defined under the Amended and Restated Declaration among Hvide Marine Incorporated, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware) as Delaware Trustee and the Administrative Trustees named therein, dated as of June 27, 1997 re: Hvide Capital Trust). All distributions of Class A Warrants to holders of HMI Common Stock under the Plan will be made by Reorganized HMI to the transfer agent for the HMI Common Stock.

         Any payment of Cash made by Reorganized HMI pursuant to the Plan will be made by check drawn on a domestic bank, and shall be deemed made when the check is transmitted. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day.

         5.       Executory Contracts and Unexpired Leases

         The Bankruptcy Code gives the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or other unexpired lease is rejected, the other party to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code. Pursuant to the Plan, all unexpired real property leases which exist between any of the Debtors and any person are deemed assumed as of the Effective Date, except for any unexpired lease (i) which has been rejected pursuant to a Bankruptcy Court order entered on or prior to the Confirmation Date, or (ii) for which a motion for approval to reject such lease has been filed and served on or prior to the Confirmation Date.

         The Plan provides that all executory contracts and leases existing between any of the Debtors and any party (other than certain employee-related matters) are to be assumed as of the Effective Date unless the executory contract or lease (i) has been rejected pursuant to a Bankruptcy Court order entered on or prior to the Confirmation Date, (ii) is set forth on Schedule 7.1(a) to the Plan, or (iii) is the subject of a motion for the rejection of such contract filed and served on or prior to the Confirmation Date. The executory contracts set forth in Schedule 7.1(a) of the Plan, if any, will be rejected as of the Effective Date. The Debtors will pay all amounts that have come due and owing on or before the Effective Date with respect to obligations under assumed executory contracts and leases immediately upon resolution of amounts thereby owing, and

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




execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

         The Plan also provides that all employment and severance practices and policies, and all employee compensation and benefit plans, policies and programs of the Debtors for their employees, officers or directors, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, worker's compensation programs and life, disability and other insurance plans will be deemed to be, and will be treated as, executory contracts assumed under the Plan (subject to any and all modification and termination rights of the Debtor contained therein), unless any such contract (i) has been rejected pursuant to a Bankruptcy Court order entered on or prior to the Confirmation Date, or (ii) is the subject of a motion for the rejection of such contract filed and served on or prior to the Confirmation Date.

         Except as stated in Section VII, "Management of the Reorganized Debtor," the Debtors' obligations under such agreements, plans, policies and programs will be assumed pursuant to Section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby and will not be discharged in accordance with Section 1141 of the Bankruptcy Code. The Debtors will pay all amounts that have come due and owing on or before the Effective Date with respect to assumed pension and related obligations immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

         6.       Retiree Benefits

         The Plan provides that, pursuant to Section 1114(a) of the Bankruptcy Code, the Debtors will provide, for the duration of the period for which they have obligated themselves to provide such benefits, payments due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical or hospital care or under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date, and that such benefits will be continued for the duration of the period the Debtors have obligated themselves to provide such benefits, subject to any and all modification and termination rights of the Debtors contained therein. The Debtors will pay all amounts that have come due and owing on or before the Effective Date with respect to assumed retiree benefits immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

         7.       Provisions for Treatment of Disputed Claims

         Unless otherwise ordered by the Bankruptcy Court, the Debtors will have the exclusive right, except with respect to Claims of officers, directors and employees and applications for the allowance of compensation and reimbursement of expenses of professionals under Sections 330 and 503 of the Bankruptcy Code, to object to the allowance of Claims filed with the Bankruptcy Court with respect to which the liability is disputed in whole or in part. All objections will be litigated to Final Order; however, the Debtors may compromise and settle any objections to Claims, subject to the approval of the Bankruptcy Court. All objections to Claims will be served and filed no later than 90 days after the Effective Date, or

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




within such other time period as may be fixed by the Bankruptcy Court, except as to Claims arising from the rejection of unexpired leases and other executory contracts and other Claims filed after the Confirmation Date.

         At such time as a disputed claim is resolved by Final Order and is Allowed, the holder thereof will receive, as soon as practicable thereafter, the distributions to which such holder is then entitled under the Plan; provided, however, that the undisputed portion of any disputed claim will be paid on the Effective Date with interest thereon at to the same extent as an Allowed Claim in the same Class as such Claim. As to the disputed portion of any disputed claim, any distribution in respect thereof will be made in accordance with the Plan to the holder of such Claim based upon the amount of such disputed portion that becomes an Allowed Administrative Expense or Allowed Claim, as the case may be, with interest thereon at to the same extent as an Allowed Claim in the same Class as such Claim.

         8.       Reorganized HMI Certificate of Incorporation and By-laws

         On the Effective Date, HMI will be reincorporated as Reorganized HMI under the laws of the State of Delaware. A new Certificate of Incorporation and new By-laws of Reorganized HMI will be adopted substantially in the forms attached as Exhibits C and D to the Plan (the "New Certificate" and "New Bylaws," respectively).

         The New Certificate will, among other things, authorize Reorganized HMI to issue up to 20,000,000 shares of New HMI Common Stock, par value $.01 per share, and up to 5,000,000 shares of preferred stock, without par value (the "Preferred Stock"). The New Certificate will prohibit the issuance of nonvoting equity securities; provided, however, that any series of Preferred Stock having the right, voting separately as a class, to elect any directors of HMI if and when dividends payable on shares of Preferred Stock will have been in arrears and unpaid for a specified period of time will not be deemed nonvoting equity securities. For a more detailed description of New HMI Common Stock, see Section V.B.1, "The Plan of Reorganization, Summary of Other Provisions of the Plan, Reorganized Hvide Common Stock."

         The New Certificate will provide that there will be a classified Board of Directors, initially consisting of nine directors comprising three equal classes. The New Certificate will also provide that the Board of Directors of Reorganized HMI will be empowered, without the necessity of further action or authorization of the stockholders (unless required in a specific case by applicable law, rules or regulations), to cause Reorganized HMI to issue the Preferred Stock from time to time in one or more series, and to fix by resolution the designations, preferences and relative, participating, optional or other special rights of each such series, if any, or the qualifications, limitations or restrictions of each such series, if any. Each series of Preferred Stock may rank senior to or pari passu with New HMI Common Stock with respect to dividends and liquidation rights. The Board of Directors of HMI believes it will be in the best interests of Reorganized HMI to authorize the Preferred Stock in order to provide Reorganized HMI with flexibility to respond to future developments and opportunities without the delay and expense of a special stockholders' meeting. The Preferred Stock provides such flexibility by providing an additional means of raising equity capital and undertaking acquisitions, and for other general corporate purposes.

         The Board of Directors of Reorganized HMI will be authorized to determine, among other things,

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




with respect to each series of Preferred Stock that may be issued: (i) the distinctive designation of such series, (ii) subject to the requirements of
Section 1123(a)(6) of the Bankruptcy Code described above, whether or not such shares have voting rights and the extent of such voting rights, (iii) whether or not holders will have the right to elect directors and, if so, the term of office, requirements for the filling of vacancies and other terms of the directorship of such directors, (iv) dividend rights, if any, including dividend rates, preferences with respect to other series or classes of stock, times of payment and the date from which dividends will be cumulative, (v) the redemption price, the terms of redemption and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof, (vi) the liquidation preferences and the amounts payable on dissolution or liquidation, and (vii) the terms and conditions, if any, under which the shares of a series of Preferred Stock may be converted into any other series or class of stock or debt of Reorganized HMI.

         At the Effective Date, there will be no shares of Preferred Stock outstanding, and there are no current agreements or understandings for the designation of any series of Preferred Stock or the issuance of shares thereunder. For a description of certain considerations relating to the Preferred Stock, see Section IX.R., "Certain Risk Factors To Be Considered, Preferred Stock."

         Generally, matters to be acted upon by the stockholders of Reorganized HMI, including without limitation amending certain provisions of the New By-laws or New Certificate, will require the affirmative vote of a majority of the voting power of the corporation. The election of directors will require a plurality of votes.

         The first annual meeting of the stockholders of Reorganized HMI will be held on a date in 2000 selected by the Board of Directors of Reorganized HMI. The New By-laws will provide, among other things, that (i) subsequent meetings of the stockholders of Reorganized HMI shall be held on such date as shall be designated from time to time by the Board of Directors and (ii) special meetings of the stockholders may be convened by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the New By-Laws of the Corporation, include the power to call such meetings. If and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the New Certificate or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, as permitted by Section 5 of the New Certificate, then such special meeting may also be called by such other person or persons in the manner, at the times and for the purposes so specified.

         The New Certificate contains a provision eliminating, to the fullest extent permitted by the General Corporation Law of Delaware (the "GCL"), directors' personal liability to Reorganized HMI and to its stockholders for monetary damages for breaches of fiduciary duty. By virtue of this provision, under the GCL a director will not be personally liable for monetary damages for a breach of his or her fiduciary duty, except for liability arising out of (a) a breach of duty of loyalty to Reorganized HMI or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which such director receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers.

         The New Certificate further provides that Reorganized HMI shall, to the fullest extent permitted by the GCL, indemnify each director, officer, employee or agent against, and hold each director, officer, employee or agent harmless from, all expenses, liabilities, and losses (including attorneys' fees)
reasonably incurred in connection with a proceeding brought against such director or officer by reason of the fact that he or she was a director, officer, employee or agent of Reorganized HMI or was serving at the request of Reorganized HMI as a director, officer, employee or agent of another entity. The New Certificate requires Reorganized HMI to advance all reasonable costs incurred in defending any such proceeding to the fullest extent permitted by Delaware law.

         The New Certificate (i) contains provisions limiting the aggregate percentage ownership by Non-Citizens (as defined below) of each class of the Company's capital stock (including New HMI Common Stock) to 24.99% of the outstanding shares of each such class (the "Permitted Percentage") to ensure that such foreign ownership will not exceed the maximum percentage permitted by applicable federal law (presently 25.0%), (ii) requires the institution of a dual stock certificate system to help determine such ownership, and (iii) permits the Board of Directors to make such determinations as may reasonably be necessary to ascertain such ownership and implement such limitations. These provisions are intended to protect the Company's ability to operate its vessels in the U.S. domestic trade governed by the Jones Act.

         To provide a method to enable the Company reasonably to determine stock ownership by Non-Citizens, the New Certificate requires the Company to institute (and to implement through the transfer agent for the New HMI Common Stock) a dual stock certificate system, pursuant to which certificates representing shares of New HMI Common Stock will bear legends that designate such certificates as either "citizen" or "non-citizen," depending on the citizenship of the owner. Accordingly, stock certificates are denominated as "citizen"
(blue) in respect of New HMI Common Stock owned by Citizens and as "non-citizen"
(red) in respect of New HMI Common Stock owned by Non-Citizens. The Company may also issue non-certificated shares through depositories if the Company determines such depositories have established procedures that allow the Company to monitor the ownership of New HMI Common Stock by Non-Citizens.

         For purposes of the dual stock certificate system, a "Non-Citizen" is defined as any person other than a Citizen, and a "Citizen" is defined as: (i) any individual who is a citizen of the U.S. by birth, naturalization, or as otherwise authorized by law; (ii) any corporation (a) organized under the laws of the U.S., or a state, territory, district, or possession thereof, (b) of which title to not less than 75% of its stock is beneficially owned by and vested in Citizens, free from any trust or fiduciary obligations in favor of Non-Citizens, (c) of which not less than 75% of the voting power is vested in Citizens, free from any contract or understanding through which such voting power may be exercised directly or indirectly in behalf of Non-Citizens, (d) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (e) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in their absence or disability are Citizens, and (f) of which more than 50% of the number of its directors necessary to constitute a quorum are Citizens; (iii) any partnership (a) organized under the laws of the U.S., or a state, territory, district, or possession thereof, (b) all general partners of which are Citizens, and (c) of which not less than a 75% interest is beneficially owned and controlled by, and vested in, Citizens, free and clear of any trust or fiduciary obligation in favor of Non-Citizens; (iv) any association
(a) organized under the laws of the U.S., or a state, territory, district, or possession thereof, (b) of which 100% of the members are Citizens, (c) whose president, chief executive officer, or equivalent position, chairman of the board of directors, or equivalent committee or body, and all persons authorized to act in their absence or disability are Citizens, (d) of which not less than 75% of the voting power is beneficially owned by Citizens, free and clear of any trust or fiduciary obligation in favor of Non-Citizens, and (e) of which more than 50% of that number of its directors or equivalent persons necessary to constitute a quorum are Citizens; (v) any limited liability company (a)
organized under the law of the U.S., or a state, territory, district or possession thereof, (b) of which not less than 75% of the membership interests are beneficially owned by and vested in Citizens, free from any trust or fiduciary obligation in favor of Non-Citizens, and the remaining membership interests are beneficially owned by and vested in persons meeting the requirements of 46 U.S.C. ss.12102(a), (c) of which not less than 75% of the voting power is vested in Citizens, free from any contract or understanding through which such voting power may be exercised directly or indirectly in behalf of Non-Citizens (d) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (e) whose president or other chief executive officer or equivalent position, chairman of the board of directors or equivalent committee or body, managing members (or equivalent), if any, and all persons authorized to act in their absence or disability are Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (f) of which more than 50% of the number of its directors or equivalent persons necessary to constitute a quorum are Citizens; (vi) any joint venture, if not an association, corporation, partnership, or limited liability company, (a) organized under the laws of the U.S., or a state, territory, district, or possession thereof, and (b) of which 100% of the equity is beneficially owned and vested in Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens; and (vii) any trust (a) domiciled in and existing under the laws of the U.S., or a state, territory, district, or possession thereof, (b) the trustee of which is a Citizen, and (c) of which not less than a 75% interest is held for the benefit of Citizens, free and clear of any trust or fiduciary obligation in favor or any Non-Citizens. The foregoing definition is applicable at all tiers of ownership and in both form and substance at each tier of ownership.

         Shares of New HMI Common Stock are transferable to Citizens at any time and are transferable to Non-Citizens if, at the time of such transfer, the transfer would not increase the aggregate ownership by Non-Citizens of that particular class of HMI Common Stock above the Permitted Percentage in relation to the total outstanding shares of New HMI Common Stock. Non-Citizen certificates may be converted to Citizen certificates upon a showing, satisfactory to the Company, that the holder is a Citizen. Any purported transfer to Non-Citizens of shares or of an interest in shares of the Company represented by a Citizen certificate in excess of the Permitted Percentage will be ineffective as against the Company for all purposes (including for purposes of voting, dividends, and any other distribution, upon liquidation or otherwise). In addition, the shares may not be transferred on the books of the Company, and the Company, whether or not such stock certificate is validly issued, may refuse to recognize the holder thereof as a stockholder of the Company except to the extent necessary to effect any remedy available to the Company. Subject to the foregoing limitations, upon surrender of any stock certificate for transfer, the transferee will receive citizen (blue) certificates or non-citizen (red) certificates, as applicable.

         The New Certificate establishes procedures with respect to the transfer of shares to enforce the limitations referred to above and authorizes the Board of Directors to implement such procedures. The Board of Directors may take other ministerial actions or interpret of the Company's foreign ownership policy as it deems necessary in order to implement the policy. Pursuant to the procedures established in the New Certificate, as a condition precedent to each issuance and/or transfer of stock certificates representing shares of New HMI Common Stock, a citizenship certificate will be required from all transferees (and from any recipient upon original issuance) of New HMI Common Stock, and, with respect to the beneficial owner of the New HMI Common Stock being transferred, if the transferee (or the original recipient) is acting as a fiduciary or nominee for such beneficial owner. The registration (or original issuance) will be denied upon refusal to furnish such citizenship certificate, which must provide information about the purported transferee's or beneficial owner's citizenship. Furthermore, as part of the dual stock certificate system, depositories holding shares of New HMI Common Stock will be required to maintain separate accounts for "Citizen" and "Non-Citizen" shares. When the beneficial ownership of such shares is transferred, the depositories' participants will be required to advise such depositories as to the account in which the transferred shares should be held. In addition, to the extent necessary to enable the Company to determine the number of shares owned by Non-Citizens, the Company may from time to time require record holders and beneficial owners of shares of New HMI Common Stock to confirm their citizenship status and may, in the discretion of the Board of Directors, temporarily withhold dividends payable to, and deny voting rights to, any such record holder or beneficial owner until confirmation of citizenship is received.

         Should the Company (or its transfer agent for the New HMI Common Stock) become aware that the ownership by Non-Citizens of New HMI Common Stock at any time exceeds the Permitted Percentage (the "Excess Shares"), the Board of Directors is authorized to withhold dividends and other distributions temporarily on the Excess Shares, pending the transfer of such shares to a Citizen or the reduction in the percentage of shares owned by Non-Citizens to or below the Permitted Percentage, and to deny voting rights with respect to the Excess Shares. If dividends and distributions are to be withheld, they will be set aside for the account for the Excess Shares. At such time as such shares are transferred to a Citizen or the ownership of such shares by Non-Citizens will not result in aggregate ownership by Non-Citizens in excess of the Permitted Percentage, the dividends withheld shall be paid to the then record holders of the related shares. Excess Shares shall, so long as the excess exists, not be deemed to be outstanding for purposes of determining the vote required on any matter brought before the stockholders for a vote. The New Certificate provides that the Board of Directors has the power, in its reasonable discretion and based upon the records maintained by the Company's transfer agent, to determine those shares of New HMI Common Stock that constitute the Excess Shares. Such determination will be made by reference to the date or dates on which such shares were purchased by Non-Citizens, starting with the most recent acquisitions of shares by a Non-Citizen and including, in reverse chronological order, all other acquisitions of shares by Non-Citizens from and after the acquisition that first caused the Permitted Percentage to be exceeded; provided that Excess Shares resulting from a determination that a record holder or beneficial owner is no longer a Citizen will be deemed to have been acquired as of the date of such determination.

         To satisfy the Permitted Percentage described above, the New Certificate authorizes the Board of Directors, in its discretion, to redeem (upon written notice) Excess Shares in order to reduce the aggregate ownership by Non-Citizens to the Permitted Percentage. As long as the shares of New HMI Common Stock continue to be authorized for quotation on the Nasdaq National Market, the redemption price will be the average of the closing sale price of the shares (as reported by the Nasdaq National Market) during the 30

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




trading days next preceding the date of the notice of redemption. The redemption price for Excess Shares will be payable in cash.

         The brief statements and descriptions set forth above concerning the New Certificate and New Bylaws do not purport to be complete, and are qualified in their entirety by reference to the forms of New Certificate and New By-laws of Reorganized HMI, copies of which are attached as Exhibits C and D to the Plan, respectively, and to the GCL.

         9.       Discharge of the Debtors

         The rights afforded in the Plan and the treatment of the Claims and Interests therein will be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against the Debtors, or their estates, properties or interests in property. Except as otherwise provided in the Plan, upon the Effective Date, all such Claims against and Interests in the Debtors will be deemed satisfied, discharged and released in full. Pursuant to the Confirmation Order, except as otherwise provided in the Plan, all parties will be precluded from asserting against the Reorganized Debtors, their successors, or its assets or properties, any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         10.      Amendment of the Plan

         The Plan provides that the Debtors may, with the consent of the Creditors' Committee, alter, amend, or modify the treatment of any Claim provided for under the Plan; provided, however, that the holder of such Claim agrees or consents to any such alteration, amendment or modification.

         11.      Indemnification

         The Plan provides that the obligations of the Debtors to indemnify, reimburse or limit the liability of certain officers, directors and employees of the Debtors will remain unaffected by the Plan and will not be discharged. Specifically, the indemnification, reimbursement and limitation of liability obligations of the Debtors will continue as to any present or former officer, director or employee who was an officer, director or employee of any of the Debtors on the Commencement Date or who became an officer, director or employee of any of the Debtors after the Commencement Date. The continuation of such obligations as to such persons applies to any event occurring before, on or after the Commencement Date.

         12.      Revocation of the Plan

         The Debtors may revoke or withdraw the Plan at any time prior to the Confirmation Date, subject to the consent of the Creditors' Committee which may not be unreasonably withheld. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then it will be deemed null and void.


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




         13.      Preservation of Causes of Action

         Under Sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code, a debtor in possession has certain powers to recover money or other assets for the debtor's estate, eliminate security interests in estate property or eliminate debt incurred by the estate. Under the Plan, any rights of action accruing to the Debtors and Debtors in Possession, including those arising under Sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code, shall remain assets of the estates of the Reorganized Debtors. The Plan further provides that to the extent necessary, the Reorganized Debtors shall be deemed representatives of the estate under Section 1123(b) of the Bankruptcy Code.

         14.      Termination of Creditors' Committee

         Except as otherwise provided in section 12.4 of the Plan, on the date by which both (a) the Effective Date has occurred and (b) the Confirmation Order has become a Final Order, the Creditors' Committee shall cease to exist, and its members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) will be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from, or in connection with their service on the Creditors' Committee. The Creditors' Committee will continue to exist after such date solely with respect to (i) applications filed pursuant to section 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any professional, (ii) any post-confirmation modifications to, or motions seeking the enforcement of, the Plan or the Confirmation Order, and (iii) any matters pending as of the Effective Date in the Chapter 11 Cases, until such matters are finally resolved.

         15.      Exculpation and Releases

         In accordance with the Plan, neither the Reorganized Debtors, the Creditors' Committee, nor any of their respective members, officers, directors, employees, advisors or agents will have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Reorganized Debtors, the Creditors' Committee and each of their respective members, officers, directors, employees, advisors and agents will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         The Debtors do not believe that there are any potential claims against its present and former officers and directors. Accordingly, the Plan contemplates that upon the Effective Date, pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code, any and all claims held by the Debtors against any present or former officers or directors shall be forever settled, waived, released and discharged, and will not be retained or enforced by the Reorganized Debtors. Further, to the extent allowable under applicable bankruptcy law, the Plan further provides that on the Effective Date any and all claims and causes of action, whether direct or derivative, against any present or former officer or director of the Debtors by any holder of an Allowed Claim or Allowed Interest under the Plan will similarly be forever settled, waived, released and discharged, and not retained or enforced by such holder.

         16.      Termination of Hvide Capital Trust

         The Plan provides that on the Effective Date, pursuant to the Confirmation Order, Hvide Capital Trust will be terminated and dissolved.

         17.      Supplemental Documents

         On or before substantial consummation of the Plan, the Debtors will file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Copies may be obtained by contacting
___________________.


                           VI.      CONFIRMATION AND CONSUMMATION PROCEDURE

A.       Solicitation of Votes

         In accordance with Sections 1126 and 1129 of the Bankruptcy Code, the Claims and Interests in Classes 4, 5A, 6 and 8 of the Plan are impaired and the holders of Claims and Interests in such Classes are entitled to vote to accept or reject the Plan. The holders of Allowed Claims and Interests in Classes 1, 2, 3, 5B and 7 are unimpaired. Accordingly, such holders are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Classes is not required under Section 1126(f) of the Bankruptcy Code. Because no distribution will be made to the holders of HMI Option Interests in Class 9, such holders are impaired and conclusively presumed to have rejected the Plan. Accordingly, no solicitation with respect to such class will be made.

         As to classes of Claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

         Any creditor of an impaired Class whose Claim is an Allowed Claim is entitled to vote.

         Each holder of Trust Preferred Securities and HMI Common Stock as of the date of the order approving the Disclosure Statement is entitled to vote to accept or reject the Plan.

B.       The Confirmation Hearing

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for December 1, 1999 at 11:30 a.m., Eastern Standard Time before the Honorable Peter J. Walsh, United States Bankruptcy Judge at the United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties on or before November __, 1999 at 5:00 p.m., Eastern Standard Time:

         HVIDE MARINE INCORPORATED
         2200 Eller Drive
         P.O. Box 13038
         Fort Lauderdale, Florida 33316
         Attn:  Robert B. Lamm, Esq.

         KRONISH LIEB WEINER & HELLMAN LLP
         Co-Counselfor the Debtors and Debtors in Possession
         1114 Avenue of the Americas
         New York, NY 10036-7798
         Attn: Robert J. Feinstein, Esq.

         YOUNG, CONAWAY, STARGATT & TAYLOR LLP
         Co-Counselfor the Debtors and Debtors in Possession
         Rodney Square North, 11th Floor
         P.O. Box 391
         Wilmington, DE 19899-0391
         Attn: Laura Davis Jones, Esq.
               Dennis F. Dunne, Esq.

         MILBANK, TWEED, HADLEY & McCLOY LLP
         Co-Counsel for the Creditors' Committee
         One Chase Manhattan Plaza
         New York, NY 10005-1413
         Attn:  Luc A. Despins, Esq.
                   Dennis F. Dunne, Esq.

         ASHBY & GEDDES
         One Rodney Square
         P.O. Box 1150
         Wilmington, DE 19899
         Attn: William P. Bowden, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.       Confirmation

         At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of Section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by

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an impaired class,  that the plan "does not discriminate  unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

         1.       Acceptance

         Classes 4, 5A, 6 and 8 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. The Debtors reserve the right to seek nonconsensual confirmation of the Plan under Section 1129(b) of the Bankruptcy Code with respect to any Class of Claims or Interests that rejects or is deemed to reject the Plan.

         2.       Unfair Discrimination and Fair and Equitable Tests

         To  obtain   nonconsensual   confirmation  of  the  Plan,  it  must  be
demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

                  a.       Secured Creditors

         Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph.

                  b.       Unsecured Creditors

         Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan.

                  c.       Interests

         Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

         The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

         3.       Feasibility

         The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed the Reorganized Debtors' ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared consolidated projections of the Reorganized Debtors' financial performance for the four fiscal years in the period ending December 31, 2003 (the "Projection Period"). These projections, and the assumptions on which they are based, are included in Reorganized HMI's Projected Financial Information annexed hereto as Exhibit E. Based upon such projections, the Debtors believe that the Reorganized Debtors will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization. The Debtors further believe that Reorganized Debtors will be able to repay or refinance any and all of the then-outstanding secured indebtedness under the Plan at or prior to the maturity of such indebtedness.

         The  Projected  Financial   Information  appended  to  this  Disclosure
Statement as Exhibit E includes the following:

         o Pro Forma Consolidated Balance Sheet of Reorganized HMI as of November 30, 1999;
         o Projected Consolidated Balance Sheet of Reorganized HMI for each of the four fiscal years through the year ending December 31, 2003;
         o Projected Consolidated Income Statements of Reorganized HMI for each of the four fiscal years through the year ending December 31, 2003;
         o Projected Consolidated Cash Flow Statements of Reorganized HMI for each of the four fiscal years through the year ending December 31, 2003.

         The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date of the Plan and the initial distributions thereunder take place as of November 30, 1999. Although the projections and information are based upon a November 30, 1999, Effective Date, the Debtors believe that an actual Effective Date later in 1999 would not have any material effect on the projections.

         The  Debtors  have  prepared  these  financial  projections  based upon certain assumptions which they believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Projected Financial Information, annexed hereto as Exhibit E. The Projected Financial Information has not been examined or compiled by independent accountants. The Debtors make no representation as to the accuracy of the projections or the Reorganized Debtors' ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. See Section IX.A., "Certain Risk Factors to be Considered, Projected Financial Information." Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims and Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projected Financial Information is based in evaluating the Plan.

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




         4.       Best Interests Test

         With respect to each impaired Class of Claims and Interests, confirmation of the Plan requires that each holder of a Claim or Interest either
(i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. To determine what holders of Claims and Interests of each impaired Class would receive if the Debtors were liquidated under Chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a Chapter 7 liquidation case. The cash amount which would be available for satisfaction of Unsecured Claims and Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtors, augmented by the unencumbered cash held by the Debtors at the time of the commencement of the liquidation case. Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtors' businesses and the use of Chapter 7 for the purposes of liquidation.

         The Debtors' costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors in Possession during the pendency of the Chapter 11 Cases. The foregoing types of claims and other claims which may arise in a liquidation case or result from the pending Chapter 11 Cases, including any unpaid expenses incurred by the Debtors in Possession during the Chapter 11 Cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims.

         To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of the Debtors' unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such Classes of Claims and Interests under the Plan.

         After considering the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail and (iii) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtors under Chapter 7.

         The Debtors also believe that the value of any distributions to each Class of Allowed Claims in a Chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a Chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for two years after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the Chapter 7 case, the delay could be prolonged.

         The HMI Liquidation Analysis is attached hereto as Exhibit F. The information set forth in Exhibit F provides a summary of the liquidation values of the Debtors' assets assuming a Chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors' estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis.

         Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if the Debtors were, in fact, to undergo such a liquidation. The liquidation period is assumed to be a period of approximately six months, allowing for the (i) discontinuation of operations, (ii) sale of assets, and
(iii) collection of receivables.

D.       Consummation

         The Plan will be consummated following the Effective Date. The Effective Date of the Plan is the tenth (10th) Business Day after the date on which the conditions precedent to the effectiveness of the Plan, as set forth in
Section 10.1 thereof, are satisfied or waived. For a more detailed discussion of the conditions precedent to the Plan and the impact of the failure to meet such conditions, see Section V.B.4, "The Plan of Reorganization, Summary of Other Provisions of the Plan, Conditions Precedent to the Plan."

         The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.

E.       Exit Financing

         In order to consummate the Plan, Reorganized HMI and its debtor and non-debtor subsidiaries will enter into a credit facility (the "Exit Financing Facility") to repay the $240 million term loan and fund working capital requirements in the amount of not less than $75 million and in any case in an amount which, as reasonably determined by the Debtors, will provide the Reorganized Debtors with adequate working capital. In addition, the Exit Financing Facility may be used for trade letters of credit and standby letters of credit. It is expected that the Exit Financing Facility will be secured by all of the Company's unencumbered assets, and contain customary affirmative and negative covenants, financial covenants and events of default.


                           VII.     MANAGEMENT OF THE REORGANIZED DEBTOR

         As of the Effective Date, the management, control and operation of the Reorganized Debtors will become the general responsibility of their respective Boards of Directors.

A.       Board of Directors and Management

         1.       Composition of the Board of Directors

         As of the Effective Date, the Board of Directors of Reorganized HMI shall initially consist of nine individuals designated by the Creditors'
Committee after consultation with the Debtors, whose names shall be disclosed prior to the hearing to consider confirmation of the Plan.

         2.       Identity of Officers and Directors

         It is currently anticipated that the current officers of the Debtor immediately prior to the Effective Date will continue in their then current positions as the initial officers of Reorganized HMI. Set forth below is the name, age and position with Hvide of each current officer, together with a description of each officer's prior business experience. Also set forth is the same information with regard to the current directors of HMI.

Name                                        Age               Current Position
Jean Fitzgerald (1)                         73                Chairman of the Board, President, Chief Executive
                                                              Officer and Director
John H. Blankley (1)(2)                     51                Executive Vice President, Chief Financial Officer and
                                                              Director
Eugene F. Sweeney (1)                       56                Executive Vice President, Chief Operating Officer and
                                                              Director
Andrew W. Brauninger                        53                Senior Vice President--Offshore Division and
                                                              President--Seabulk Offshore, Ltd.
Robert B. Lamm                              52                Senior Vice President, General Counsel and Secretary
Walter S. Zorkers                           53                Senior Vice President--Corporate Development
Leo T. Carey                                47                Vice President--Ship Management
Arthur T. Denning                           44                Vice President--Engineering
James S. Kimbrell                           60                Vice President and President of Hvide Marine Towing,
                                                              Inc.
William R. Ludt                             52                Vice President, President--Sun State Marine Services,
                                                              Inc. and Managing Director of Seabulk Offshore, Ltd.
John J. O'Connell, Jr.                      55                Vice President--Corporate Communications
L. Stephen Willrich                         47                Vice President and President--Ocean Specialty Tankers
                                                              Corporation
Robert B. Calhoun, Jr. (2)(3)               56                Director
Gerald Farmer (3)(4)                        54                Director
J. Erik Hvide (1)(2)                        51                Director
John J. Lee (4)                             62                Director
Josiah O. Low, III (4)                      60                Director
Walter C. Mink (3)                          73                Director
Robert Rice (3)                             77                Director

Raymond B. Vickers (4)                      50                Director


(1)  Member of the Executive Committee.
(2)  Member of the Special Acquisitions Committee.
(3)  Member of the Audit Committee.
(4)  Member of the Compensation Committee.

         Mr. Fitzgerald has been Chairman, President and Chief Executive Officer of the Company since June 2, 1999. He has served as a director of the Company since March 1994. Since 1992, he has served as the Chairman of Florida Alliance, Inc., a consortium of maritime interests. From 1990 to 1992, he was Executive Vice President of NDE Testing & Equipment, Inc., a nationwide storage-tank testing company. From 1988 to 1990, he was with Frederic R. Harris, Inc., an international consulting engineering firm. Mr. Fitzgerald was a co-founder and the President of American Tank Testing Service, Inc., a firm that was subsequently acquired by NDE Environmental Corporation, from 1986 to 1987. In 1982 and 1983, he served as the Company's Vice President for Governmental Affairs. His other business experience includes service as President of Tracor Marine, Inc. from 1976 to 1979 and Director of Engineering of Tracor's Systems Technology Division from 1974 to 1976. Mr. Fitzgerald retired from the U.S. Navy in 1974 in the rank of Captain. During his naval career he commanded major fleet units at sea and served in the offices of the Chief of Naval Operations and the Secretary of Defense. He is a past Commissioner and Chairman of the Port Everglades Authority.

         Mr. Blankley has been a director of the Company since 1991 and Executive Vice President--Chief Financial Officer since September 1995. He served as a director and Chief Financial Officer of Harris Chemical Group Inc., a chemical manufacturing company, from April 1993 to August 1994. He served as Executive Vice President--Finance and Chief Financial Officer of Stolt-Nielsen, Inc., a publicly traded international operator of specialty chemical tankers, from 1985 to 1991. From 1983 until 1985, Mr. Blankley was a director, Senior Vice President and Chief Financial Officer of BP North America Inc. Mr. Blankley is also a director of MC Shipping, a publicly traded operator of petroleum product and gas carriers and multi-purpose container feeder vessels.

         Mr. Sweeney has been Chief Operating Officer since April 1998, Executive Vice President since September 1994 and a director since 1984. He was Senior Vice President--Operations of the Company from 1991 to September 1994. He joined the Company in 1981 as Vice President--Ship Management. Prior to joining the Company, Mr. Sweeney was employed for 17 years by Texaco, Inc., where he served in seagoing and shore management positions, including operations manager of Texaco's U.S. tanker fleet. Mr. Sweeney is on the board of directors of the Chamber of Shipping of America and is a member of the American Bureau of Shipping.

         Mr. Brauninger has been Senior Vice President--Offshore Division since August 1997. He was Vice President--Offshore Division from 1990 until July 1997 and has been President of Seabulk Offshore, Ltd., the Company's offshore energy support services subsidiary, since September 1994. He was Vice President of Offshore Operations from 1990 to September 1994 and Vice President--Development from 1989 to 1990. From 1987 to 1989, Mr. Brauninger was President of OMI Offshore Services, Inc., an operator of offshore service vessels. Previously, he was employed by Sabine Towing and Transportation Company, where he held a variety of posts including Vice President--Harbor Division.

         Mr. Lamm has been Senior Vice President, General Counsel and Secretary since July 1998. He was formerly Vice President and Secretary of W. R. Grace & Co., where he was employed for more than 18 years. Prior to that, he served as Assistant Secretary of Studebaker-Worthington, Inc. and was earlier associated with the New York law firm of Wofsey, Certilman, Haft, Snow & Becker. He is a member of the American and New York Bar Associations, an affiliate member of the Florida Bar and a member and director of the American Society of Corporate Secretaries and a member of the Society's Securities Law and Finance Committees. Mr. Lamm is President and a director of the Alzheimer's Association Greater Palm Beach Area Chapter and a director of the Association of Public Corporations (Miami).

         Mr. Zorkers has been Senior Vice President--Corporate Development since April 1997. Prior to joining the Company, Mr. Zorkers was the principal of Commonwealth Management Group, a management consulting firm. From 1993 to 1995 he served as Executive Vice President of Boston Pacific Medical, Inc., a manufacturer of disposable medical products, and from 1991 to 1993 he was a Senior Vice President of Metcalf & Eddy, Inc., an environmental engineering and consulting firm.

         Mr. Carey has been Vice President--Ship Management since November 1996. He previously served as Director of Operations for the Company's fleet of chemical and petroleum product carriers. He joined the Company in 1981 as Superintendent Engineer. Prior to that, he served with El Paso Marine Co. as a deck officer and maintenance manager.

         Mr. Denning has been Vice President--Engineering since August 1997. He previously served as Director of Engineering of the Company from November 1994 to July 1997, and as Superintendent Engineering from September 1986 to October 1994.

         Mr. Kimbrell has been a Vice President of the Company and President of Hvide Marine Towing, Inc. since August 1998. He was formerly Executive Vice President, Chief Financial Officer and a director of Bay Transportation Company, Inc. of Tampa, Florida, which the Company acquired in October 1997. He joined the former St. Philip Towing in 1965. He is a member of the American Waterways Operators, the Tampa Club, the University Club (Tampa) and the Harvard Business School Club of the West Coast of Florida.

         Mr. Ludt has been Vice President since January 1995. He has also been a managing director of Seabulk Offshore, Ltd. since September 1998 and the President of Sun State Marine Services, Inc., the Company's energy tug and barge subsidiary, since 1994. He was Director--Fleet Operations of the Company from 1982 to 1994. Since joining the Company in 1979, he has also served as Fleet Manager and Port Engineer. He served as President of the Chemical Carriers Association from 1989 to 1990 and as its Vice President from 1990 to 1992. Mr. Ludt has also served on various working groups within the U.S. Coast Guard's Chemical Transportation Advisory Committee concerning issues such as vapor control and marine occupational safety and health. Mr. Ludt holds a dual license as a Third Mate and Third Assistant Engineer, Steam and Motor Vessels.

         Mr. O'Connell has been Vice President--Corporate Communications since August 1996, when he joined the Company. From September 1995 to August 1996 he was an independent consultant. Previously, he served in a variety of management positions with W. R. Grace & Co. for 20 years, most recently as Director of Public Affairs. Mr. O'Connell was a member of the President's Private Sector Survey on Cost Control in the Federal Government from 1982 to 1984.

         Mr. Willrich has been a Vice President of the Company and President of OSTC since March 1998. He was Senior Vice President of OSTC from August 1996. He served as Vice President of Chartering of OSTC from January 1988. Prior to joining the Company, Mr. Willrich was employed by Diamond Shamrock Chemical Company from 1975 to 1988, where he rose to Division General Manager. Prior to his service with Diamond Shamrock, he worked for Gulf Oil Corporation as a Third Assistant Engineer on various company tankers. He has more than 24 years of experience in the management of Jones Act product tankers.

         Mr. Calhoun has been a director of the Company since September 1994. Mr. Calhoun has been a Managing Director of Monitor Clipper Partners, L.P., a private investment firm, since 1997. Mr. Calhoun has been President of Clipper Asset Management Corporation, the sole general partner of The Clipper Group, L.P., a private investment firm, since 1991. From 1975 to 1991, Mr. Calhoun was a Managing Director of CS First Boston Corporation, an investment banking firm. Mr. Calhoun serves as a director of Avondale Mills, Inc., a textile company, Interstate Bakeries Corporation, a national distributor of baked goods, as well as several privately held companies.

         Mr. Farmer has served as a director of the Company since 1975. He was Executive Vice President--Chief Financial Officer and Treasurer of the Company from September 1994 until September 1, 1995. In September 1995 Mr. Farmer retired as Chief Financial Officer and Treasurer and continued to serve as an Executive Vice President of the Company through December 15, 1995. He was Senior Vice President--Finance and Administration from January 1991 to September 1994, having joined the Company in 1973 as Vice President--Finance. From 1967 to 1973, Mr. Farmer was a Certified Public Accountant with Haskins & Sells, the international auditing firm. He is President of JLF Investments, Inc., an investment management and financial advisory firm and is a past member of both the American Institute and Florida Institute of Certified Public Accountants.

         Mr. Hvide has served as a director of the Company since 1973. Until his resignation on June 2, 1999, he had served as the Company's President and Chief Executive Officer since 1991 and its Chairman since September 1994. Mr. Hvide is a past director of the American Waterways Operators, a participant on the Transportation Committee of the American Petroleum Institute, a member of the American Bureau of Shipping, a past Chairman of the Board of the American Institute of Merchant Shipping and a past appointee to the U.S. Coast Guard's Towing Safety Advisory Committee. In 1998, he was inducted into the
International Maritime Hall of Fame. He is a past president of the Port Everglades Association and a former director of the United Way of Broward County. Mr. Hvide is the son of Hans J. Hvide, the founder of the Company.

         Mr. Lee has been a director of the Company since September 1994 and is Chairman and Chief Executive Officer of Hexcel Corporation, an advanced materials manufacturer. Mr. Lee has been

Chairman, President and Chief Executive Officer of Lee Development Corporation, a corporation providing investment and merchant banking services, since 1987. He was a director of XTRA Corporation, a Massachusetts-based transportation and equipment leasing company, from 1990 through January 1996 and a director of Aviva Petroleum, Inc. from 1993 to 1998. Mr. Lee also served as Chairman and Chief Executive Officer of Seminole Corporation, a fertilizer manufacturer, from July 1989 through April 1993 and director of Tosco Corporation, a refiner, from April 1988 through April 1993 and was President and Chief Operating Officer of Tosco Corporation from April 1990 through April 1993.

         Mr. Low has been a director of the Company since March 1998. He has been an investment banker with Donaldson, Lufkin & Jenrette Securities Corporation since 1985, where he is currently a Managing Director. Mr. Low serves as a director of Musicland Stores Corporation, Centex Development Corporation and St. Laurent Paperboard, Inc.

         Mr. Mink has been a director of the Company since October 1990. He is President of Walter C. Mink & Associates, a maritime advisory and consulting firm in Las Vegas, Nevada. From 1978 to 1986, Mr. Mink was President of Mobil Shipping and Transportation Company. Previously, he was President of Seabrokers, Inc., a marine brokerage firm, and was earlier employed by Lago Oil, Esso Tankers and Mobil Oil Transport. Mr. Mink is a director of First Olsen Tankers Ltd. He served on the Board of Managers of the American Bureau of Shipping and is a member of the Society of Naval Architects and Marine Engineers.

         Mr. Rice has been a director of the Company since January 1992. A financial consultant, he was Senior Vice President of Citibank, N.A. from 1954 to his retirement in 1983. Mr. Rice is a director of ATCO Ltd., First Olsen Tankers Ltd. and Pride Refining Inc.

         Dr. Vickers has been a director of the Company since March 1994. An attorney in private practice in Florida, he has represented more than a hundred financial institutions. He is the author of Panic in Paradise: Florida's Banking Crash of 1926 and an adjunct professor of U.S. economic and business history at Florida State University. From 1975 to 1979, he served as Assistant Comptroller of the State of Florida.

B.       Compensation of Executive Officers

         A presentation of the compensation of the five most highly compensated executive officers whose individual remuneration exceeded $100,000 for 1996, 1997 and 1998, including the former Chief Executive Officer, J. Erik Hvide, is set forth in the Form 10-K/A Amendment to HMI's 1998 Annual Report on Form 10-K (Exhibit C).

C.       New Long-Term Incentive Plan

         The New Long-Term Incentive Plan, a copy of which is annexed hereto as Exhibit G, will become effective on the Effective Date, subject to its approval by Reorganized HMI's stockholders within 12 months of such adoption. The New Long-Term Incentive Plan will replace the existing Stock Plans which will terminate on the Effective Date.

         The principal features of the New Long-Term Incentive Plan are as follows:

         A total of 500,000 shares of New HMI Common Stock will be reserved for issuance upon the exercise of options to be issued pursuant to the New Long-Term Incentive Plan which will be adopted and become effective on the Effective Date. The exercise period of the options will be seven (7) years, subject to an earlier exercise requirement in the event that a recipient of options voluntarily terminates his employment with the Company or is terminated for cause. Of those options, a total of 200,000 will be allocated on the Effective Date to senior employees of the Company; 100,000 will vest automatically on the Effective Date of the Plan and another 100,000 options will vest automatically on the 61st day following the Effective Date. The exercise price of those 200,000 options will be established based upon the reorganized value of the Company as of the Effective Date of the Plan. Set forth below is a table summarizing the allocation of the 200,000 options that will vest on the Effective Date.



                                                         Options
                                                           per             Options               At              Effective Date
              Position                   Number          Employee         Allocated         Confirmation            + 60 days
Chief Executive Officer                    1              20,000           20,000                10,000               10,000
Executive Vice President                   2              18,000           36,000                18,000               18,000
Senior Vice President                      3              16,000           48,000                24,000               24,000
Vice President & MD's                      10              8,000           80,000                40,000               40,000
Other key employees                         8              2,000           16,000                 8,000                8,000
         Total                             24             62,000          200,000               100,000              100,000

         The 300,000 options that will not be allocated on the Effective Date will be awarded following the Effective Date based upon incentive programs to be developed by the Board of Directors of Reorganized HMI.

D.       Post-Effective Date Security Ownership
         of Certain Beneficial Owners

         The following table sets forth those entities which, to the knowledge of the Debtor, will own beneficially more than five percent of the New HMI Common Stock as of the Effective Date:

                  Loomis Sayles & Company, L.P.

                  VIII. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS TO THE REORGANIZED HMI COMMON STOCK AND CLASS A WARRANTS TO BE DISTRIBUTED UNDER THE PLAN

A.       Issuance Of Securities

         1.       Generally

         The Confirmation Order will authorize the issuance of the New HMI Common Stock (including the New HMI Common Stock issuable on exercise of the Class A Warrants) and the Class A Warrants (collectively, the "New Securities") to be issued under the Plan. The New Securities distributed to holders of Allowed Claims and Interests will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or local law, in reliance on the exemptions set forth in Section 1145 of the Bankruptcy Code.

         In order for the issuance of New Securities to be exempt from registration under Section 1145 of the Bankruptcy Code, three principal requirements must be satisfied: (a) the securities must be issued by a debtor, its successor under a plan of reorganization, or an affiliate participating in a joint plan of reorganization with the debtor (for this purpose Reorganized HMI is considered a debtor or the successor to HMI); (b) each recipient of the securities must hold a claim against the debtor or an affiliate, an interest in the debtor or an affiliate, or a claim for an administrative expense against the debtor or an affiliate; and (c) the securities must be issued in exchange for the recipient's claim against or interest in the debtor or an affiliate, or "principally" in such exchange and "partly" for cash or other property.

         The Debtors believe that the issuance of the New Securities will satisfy all three requirements because (a) the securities to be issued will be securities of Reorganized HMI, which is a debtor or a successor thereto, and the issuance of the securities is specifically mandated under the Plan; (b) the recipients of the securities are holders of Claims or Interests; and (c) the recipients of the securities will receive such securities in exchange for their Claims and Interests.

         2.       Resale Considerations

         The Debtors believe that the resale or disposition by the recipients of the New Securities will be exempt from registration under the Securities Act if the recipients are not deemed to be "underwriters" under Section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines four types of underwriters: (a) a person who purchases a claim against, interest in, or claim for administrative expense in the case concerning, a debtor with a view to distributing any security received in exchange for that claim or interest; (b) a person who offers to sell securities offered or sold under a plan for the holders of those securities; (c) a person who offers to buy those securities from the holders of those securities, if the offer is (i) made with a view to distribution of the securities, and (ii) made under an agreement made in connection with the plan, its consummation or the offer or sale of securities under the plan; and (d) a person who is an "issuer" with respect to the securities as the term "issuer" is defined in Section 2(11) of the Securities Act.

         Under Section 2(11) of the Securities Act an "issuer" will include any person directly or indirectly controlling or controlled by Reorganized HMI, or any person under direct or indirect common control with Reorganized HMI (an "Affiliate"). Whether a person is an Affiliate, and therefore an "underwriter", with respect to Reorganized HMI for purposes of Section 1145(b) of the Bankruptcy Code will depend on a number of factors. These factors include: (a) the person's equity interest in Reorganized HMI; (b) the distribution and concentration of other equity interests in Reorganized HMI; (c) whether the person is an officer or director of Reorganized HMI; (d) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of Reorganized HMI; and (e) whether the person actually has that power notwithstanding the absence of formal indicia of control. An officer or director of Reorganized HMI may be deemed an Affiliate.

         To the extent that a person deemed to be an "underwriter" receives securities, resales by that person would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act except in "ordinary trading transactions" (within the meaning of Section 1145(b)(1) of the Bankruptcy Code).

         The Bankruptcy Code does not define the term "ordinary trading transactions," and the SEC has not given definitive guidance with respect to the proper construction of the term. In a no-action letter the staff of the SEC has, however, concurred in the view that a transaction will be an "ordinary trading transaction" if it is carried out on an exchange or in the over-the-counter market at a time when the issuer of the traded securities is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act") and does not involve any of the following factors:

                  (i) (x) concerted action by two or more recipients of securities issued under a plan of reorganization in connection with the sale of those securities, or (y) concerted action by distributors on behalf of one or more such recipients in connection with sales;

                  (ii) the preparation or use of informational documents concerning the offering of the securities to assist in the resale of the securities, other than the disclosure statement approved in connection with the plan (and any supplement thereto) and documents filed with the SEC by the debtor or the reorganized company pursuant to the Exchange Act; or

                  (iii) special compensation to brokers or dealers in connection with the sale of the securities designed as a special incentive to resell the securities, other than compensation that would be paid pursuant to arm's-length negotiations between a seller and a broker or dealer, each acting unilaterally, that is not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer.

         In addition, a person deemed to be an "underwriter" solely because he is an Affiliate may be able to sell securities without registration, in accordance with Rule 144 under the Securities Act, which permits public sales of securities received pursuant to a plan by statutory underwriters subject to volume limitations and certain other conditions. Based on the views of the SEC expressed in no-action letters, a person deemed to be an underwriter solely because he is an Affiliate may be able to sell securities without registration in accordance with Rule 144, without complying with the holding period requirement of Rule 144(d).


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         Because of the complex,  subjective  nature of the  question  whether a particular holder may be an underwriter, the Debtors make no representation concerning the ability of any person to dispose of the New Securities. The Debtors recommend that recipients of securities under the Plan consult with their own counsel concerning the limitations on their ability to dispose of those securities.

         3.       Delivery of Disclosure Statement

         Under Section 1145(a)(4) of the Bankruptcy Code, "stockbrokers" (as that term is defined in Section 101(53A) of the Bankruptcy Code) are required to deliver to their customers, for the first 40 days after the Effective Date of the Plan, a copy of this Disclosure Statement (and any supplement to it ordered by the Bankruptcy Court) at or before the time of delivery of any security issued under the Plan. This requirement specifically applies to trading and other after-market transactions in the securities issued under the Plan. In this regard, however, the staff of the SEC has stated in no-action letters that when a company is and will be a "reporting person" required to file current information with the SEC under the Exchange Act, it would not recommend enforcement action if a stockbroker did not comply with the disclosure statement delivery requirements of Section 1145(a)(4) of the Bankruptcy Code. HMI has complied, and following the Effective Date of the Plan, Reorganized HMI will comply, with the reporting requirements of the Exchange Act, including by the filing of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other required information.

                           IX.      CERTAIN RISK FACTORS TO BE CONSIDERED

         HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS
CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

         The ultimate recoveries under the Plan to holders of Claims (other than those holders whose Claims are paid in Cash or are Reinstated under the Plan) and Interests depend upon the realizable value of the New HMI Common Stock and Class A Warrants to be issued pursuant to the Plan. The New Securities to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs on or about October 31, 1999. Prior to voting on the Plan, each holder of a Claim or Interest entitled to vote should carefully consider the risk factors specified or referred to below, the Exhibits annexed hereto, as well as all of the information contained in the Plan and all exhibits thereto.

A.       Projected Financial Information

         The Projected Financial Information included in this Disclosure Statement is dependent upon the successful implementation of the business plan upon which the Projected Financial Information is based and upon the validity of the other assumptions contained therein. These projections reflect numerous

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assumptions,  including  confirmation and consummation of the Plan in accordance
with  its  terms,  the  anticipated  future   performance  of  Hvide,   industry
performance, certain assumptions with respect to competitors of Hvide, general business and economic conditions and other matters, many of which are beyond the control of Hvide. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Projected Financial Information may affect
the  actual  financial  results  of  Hvide.  Moreover,   there  is  an  inherent
uncertainty as to questions of valuation of the New HMI Common Stock for tax purposes. Although the Debtors believe that the assumptions are reasonable, there is a risk that the Internal Revenue Service ("IRS") will challenge these assumptions, which could affect Hvide's ability to utilize its pre-confirmation net operating losses, resulting in increased federal income taxes due in any given year. Although the Debtors believe that the projections are reasonably attainable, some or all of the estimates will vary and variations between the actual financial results and those projected may be material.

B.       Depressed Industry Conditions and Substantial Cash
         Requirements Have Adversely Affected the Company's Liquidity

         Since mid-1998, there has been a severe downturn in offshore oil and gas exploration, development and production activities in the Gulf of Mexico. A similar downturn began in late 1998 in international markets. These downturns are primarily a result of a worldwide decline in oil and gas prices. This has resulted in a substantial decline in offshore energy support vessel day rates and utilization, which has adversely affected the Company's operating results. For supply boats operated by the Company in the Gulf of Mexico, average day rates declined from $8,214 during the second quarter of 1998 to $4,049 in the second quarter of 1999, while utilization declined from 80% to 69%. For anchor handling tug/supply boats operated by the Company in foreign waters, average day rates declined from $6,008 in the second quarter of 1998 to $5,433 in the second quarter of 1999, while utilization declined from 77% to 49%. As a result, the Company experienced a decline in revenue from $195.8 million for the second quarter of 1998 to $160.5 million for the second quarter of 1999 and a decline in EBITDA from $72.5 million to $32.7 million for the same periods. The Company reported a net loss of $32.8 million for the second quarter of 1999 as compared to net income of $15.0 million for the same period in 1998. The Company experienced further declines in vessel day rates and utilization in some of its operating sectors during the second quarter of 1999.

         For the six months ending December 31, 1999, the Company estimates that, in addition to working capital requirements, its cash requirements will be approximately $35.9 million consisting of approximately $21.7 million for principal and interest payments on its debt and capital leases (at current rates), approximately $12 million for vessel maintenance and improvements and approximately $2.2 million for vessel operating lease obligations. Assuming that industry conditions do not improve significantly, the Company's cash flow from operations and cash on hand will not be sufficient to satisfy its short-term working capital needs, capital expenditures, debt service requirements and lease and other payment obligations.

C.       Recent Adverse Publicity About the Company,
         Including its Chapter 11 Filing, Has Harmed the Company's Ability to Compete in Highly Competitive Businesses

         The marine transportation industry is highly competitive, and some of the Company's competitors

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have significantly greater financial resources than the Company.  Recent adverse publicity concerning the Company's financial condition has harmed its ability to attract new customers and its ability to maintain favorable relationships with its existing customers and suppliers. For example, some of the Company's suppliers are requiring cash payments rather than extending credit, which adversely affects the Company's liquidity. Further, as a result of the Company's current financial condition, it has experienced attrition of employees in key functions. This attrition has had and is likely to continue to have an adverse effect on its ability to compete.

D.       The Company Is Dependent on the Oil and Gas Industry, Which Is Cyclical

         The Company's business and operations are substantially dependent upon conditions in the oil and gas industry, particularly expenditures by oil and gas companies for offshore exploration and production activities. These expenditures, and hence the demand for offshore energy support and transportation services, are directly influenced by oil and gas prices, expectations concerning future prices, the cost of producing and delivering oil and gas and government regulation and policies regarding exploration and development of oil and gas reserves, including the ability of OPEC to set and maintain production levels and prices. Since mid-1998, there has been a severe downturn in the level of offshore exploration and production activity, which has adversely affected the rates for and utilization of the Company's offshore energy support vessels. Offshore exploration and production expenditures are not expected to increase in the near future. The Company's business will continue to be adversely affected by oil and gas prices until there is a significant, sustained increase in such prices. It cannot be predicted when prices might reach a level that will significantly reverse the recent declines in vessel utilization and rates.

E.       Excess Vessel Supply and Vessel Newbuilds Are Depressing
         Day Rates and Adversely Affecting Operating Results

         In addition to price, service and reputation, which affect all of the Company's operations, its offshore energy support business is affected by the supply of and demand for offshore energy support vessels. During periods when supply exceeds demand, as it currently does, there is significant downward pressure on the rates at which the Company can contract its vessels. Because vessel operating costs cannot be significantly reduced, any reduction in rates adversely affects the Company's results of operations.

F.       Excess Vessel Supply and Vessel Newbuilds Are
         Likely to Cause Any Recovery of the Offshore
         Energy Support Market to Lag Increases in Oil and Gas Prices

         Although oil and gas prices have recently increased, there is likely to be a substantial lag between such increases and any recovery of the offshore energy support market. Currently, the industry supply of offshore energy support vessels significantly exceeds the demand for such vessels, and this imbalance is expected to increase with the delivery of additional vessels currently under construction or on order. The Company estimates that there are currently approximately 150 offshore energy support vessel newbuilds scheduled to be delivered industry-wide by the end of 2000. Newbuilds generally have substantially more cargo capacity than older vessels, thereby exacerbating the oversupply. In addition, because the supply of vessels currently exceeds demand, vessel operators, including the Company, have elected to defer drydocking and other significant maintenance capital expenditures and have "cold stacked" vessels, thereby

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




creating an additional source of vessels if vessel demand increases. Thus, before there is significant improvement in vessel day rates and utilization, exploration and production activities will have to increase to levels that will generate demand for the current excess supply, cold stacked vessels and the newbuilds that come into service. Such an increase in exploration and production activities is not expected to occur until there is a significant, sustained increase in oil and gas prices.

G. The Company May Be at a Competitive Disadvantage in Responding to Any Improved Demand in the Offshore Energy Support Industry

         As a result of its need to reduce capital expenditures, the Company is deferring required drydockings of a number of its offshore energy support vessels that are laid up due to lack of demand. If and when increased demand should provide employment opportunities for these vessels, the Company might not have the capital resources with which to proceed with the required drydockings or to proceed with them on as timely a basis as its competitors that have such resources. The Company estimates that it would require aggregate expenditures of $10.0 million to return to service its 45 vessels that are currently laid up or otherwise not in seagoing condition. Additional amounts will be required to undertake the maintenance that will be deferred in 1999 and future periods as the Company implements its program to reduce expenditures.

H. The Company's Plans to Cancel the Construction of Vessels Currently under Construction Could Subject it to Liabilities

         As part of its plan to conserve cash, the Company is seeking to cancel the construction or dispose of three vessels currently under construction. The aggregate purchase price of these vessels and certain other equipment is $17.2 million, of which $2.8 million had been paid at June 30, 1999. If the Company is unable to negotiate mutually agreeable arrangements with its shipbuilders and proceeds with canceling construction of the vessels, the shipbuilders may take legal action against the Company, which could cause it to incur significant legal expenses and subject it to significant liability for the remaining cost of construction.

I.       The Company Conducts International Operations,
         Which Involve Additional Risks

         The Company operates vessels worldwide. Operations outside the United States involve additional risks, including the possibility of vessel seizure, foreign taxation, political instability, foreign and domestic monetary and tax policies, expropriation, nationalization, loss of contract rights, war and civil disturbances or other risks that may limit or disrupt markets. Additionally, the Company's ability to compete in the international offshore energy support market may be adversely affected by foreign government regulations that favor or require the awarding of contracts to local persons, or that require foreign persons to employ citizens of, or purchase supplies from, a particular jurisdiction. Further, the Company's foreign subsidiaries may face governmentally imposed restrictions on their ability to transfer funds to their parent company.

J.       The Company's Offshore Energy Support Fleet Includes Many Older Vessels

         The average age of the Company's offshore energy support vessels (based on the later of the date of construction or rebuilding) is approximately 16 years, and approximately 31% of these vessels are more than 20 years old. The Company believes that after a vessel has been in service for approximately 30 years,

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repair,  vessel  certification  and  maintenance  costs may not be  economically justifiable. The Company may not be able to maintain its fleet by extending the economic life of existing vessels through major refurbishment or by acquiring new or used vessels.

K.       The Company's Business Is Subject to Environmental Risk and Regulations

         Current laws and regulations could impose substantial liability on the Company for damages, remediation costs and penalties associated with oil or hazardous-substance spills or other discharges into the environment involving its vessel operations. Its shoreside operations are also subject to federal, state and local environmental laws and regulations. In addition, tanker owners and operators are required to establish and maintain evidence of financial responsibility with respect to potential oil spill liability. The Company currently satisfies this requirement through self-insurance or third-party insurance. Amendments to existing laws and regulations or new laws and regulations may be adopted that could limit the Company's ability to do business or increase its cost of doing business.

L. The Company's Business Involves Hazardous Activities and Other Risks of Loss Against Which it May Not Be Adequately Insured

         The business of the Company is affected by a number of risks, including the mechanical failure of its vessels, collisions, vessel loss or damage, cargo loss or damage, hostilities and labor strikes. In addition, the operation of any vessel is subject to the inherent possibility of a catastrophic marine disaster, including oil, fuel or chemical spills and other environmental mishaps, as well as other liabilities arising from owning and operating vessels. Any such event may result in the loss of revenues and increased costs and other liabilities. Although the Company's losses from such hazards have not historically exceeded its insurance coverage, there can be no assurance that this will continue to be the case.

         OPA 90, by imposing virtually unlimited liability upon vessel owners, operators and certain charterers for certain oil pollution accidents in the United States, has made liability insurance more expensive and has also prompted insurers to consider reducing available liability coverage. While the Company maintains insurance, there can be no assurance that all risks are adequately insured against, particularly in light of the virtually unlimited liability imposed by OPA 90, that any particular claim will be paid, or that the Company will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Because it maintains mutual insurance, the Company is subject to funding requirements and coverage shortfalls in the event claims exceed available funds and reinsurance, and to premium increases based on prior loss experience. Any such shortfalls could have a material adverse impact on the Company.

M.       The Company Could Lose Jones Act Protection

         A substantial portion of the Company's operations is conducted in the U.S. domestic trade, which, under the U.S. coastwise laws, or the Jones Act, is restricted to vessels built in the United States, owned and crewed by U.S. citizens and registered under U.S. law. There have been repeated attempts to repeal the Jones Act, and these attempts are expected to continue in the future. Repeal of the Jones Act would result in additional competition from vessels built in lower-cost foreign shipyards and manned by foreign nationals

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accepting lower wages than U.S.  citizens,  which could have a material  adverse effect on the Company's business.

N.       Restriction on Foreign Ownership of Stock

         In order to maintain the eligibility of the Company to operate vessels in the U.S. domestic trade, 75% of each class of the outstanding capital stock, and voting power, of Reorganized HMI is required to be held by U.S. citizens. See "Business - Environmental and Other Regulation." Although the New Certificate for Reorganized HMI contains provisions limiting Non-Citizen ownership of the capital stock of Reorganized HMI (see Section V.B.8., "Summary of Other Provisions of the Plan; Reorganized HMI Certificate of Incorporation and By-laws."), Reorganized HMI could lose its ability to conduct operations in the U.S. domestic trade if such provisions prove unsuccessful in maintaining the required level of Citizen ownership. Such loss would have a material adverse effect on Reorganized HMI.

         As a result of this limitation upon the Non-Citizen ownership of New HMI Common Stock, any Non-Citizen holder of New HMI Common Stock will, to the extent such ownership would cause 25% of the outstanding New HMI Common Stock to be held by Non-Citizens, be required to sell its New HMI Common Stock to Reorganized HMI.

O.       The Company Will Have to Remove Some of its
         Vessels from the Jones Act Trade

         OPA 90 establishes a phase-out schedule, depending upon vessel size and age, for single-hull vessels carrying crude oil and petroleum products. The phase-out dates for the Company's single-hull carriers are as follows: HMI Astrachem-2000, HMI Trader-2000, Seabulk Challenger-2003, Seabulk Magnachem-2007, HMI Defender-2008, HMI Dynachem-2011, HMI Petrochem-2011 and Seabulk America-2015. The phase-out date for some of its fuel barges is 2015. As a result of this requirement, these vessels will be prohibited from transporting petroleum products in U.S. waters after their phase-out dates. However, these vessels may be taken out of service for other reasons prior to their OPA 90 phase-out dates. For example, the Seabulk Challenger is being taken out of service in 1999. Although the Company's remaining vessels are not subject to mandatory retirement, and it employs what it believes to be a rigorous maintenance program for all its vessels, the Company may not be able to maintain its fleet by extending the economic lives of existing vessels or acquiring new or used vessels.

P.       The Company Will Have to Consolidate Certain Debt,
         Which Will Cause Further Deterioration in its Reported
         Financial Condition and Results of Operations

         The Company currently holds a 50.75% equity interest in companies that own five recently delivered double-hull product carriers. The aggregate cost of the carriers was approximately $280.0 million, of which approximately $230.0 million has been financed with the proceeds of U.S. government-guaranteed debt. As the Company intends to reduce its equity interest to less than 50%, this investment has been considered temporary and has been accounted for under the equity method, which means that the related debt has not been included on the Company's balance sheet. Since the Company has been unable to reduce its equity interest to below 50%, however, it may be required to include this debt on its balance sheet as of September 30, 1999, and include the related interest expense on its statements of operations, which would

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cause further  deterioration in its reported financial  condition and results of operations. There can be no assurance that the Company's efforts to reduce its equity interest in the carriers to below 50% will be successful.

Q.       There Is No Established Trading Market for the New Securities

         The New HMI Common Stock and Class A Warrants will be new issues of securities and will not have an established trading market. There is no assurance that an active trading market will develop for the New Securities.

R.       Dividend Policy

         Reorganized HMI does not anticipate paying any dividends on the New HMI Common Stock in the foreseeable future. In addition, the covenants in certain debt instruments to which Reorganized HMI will be a party will likely prohibit payment of dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in New HMI Common Stock.

S.       Preferred Stock

         Until such time (if any) as the Board of Directors of Reorganized HMI should issue preferred stock and establish the respective rights of the holders of one or more series thereof, it is not possible to state the actual effect of authorization of the preferred stock upon the rights of holders of New HMI Common Stock. The effects of such issuance could include, however: (i) reduction of the amount of cash otherwise available for payment of dividends on New HMI Common Stock, (ii) dilution of the voting power of New HMI Common Stock if the preferred stock has voting rights, and (iii) restriction of the rights of holders of New HMI Common Stock to share in Reorganized HMI's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of preferred stock. In addition, so-called "blank check" preferred stock may be viewed as having possible anti-takeover effects, if it were used to make a third party's attempt to gain control of Reorganized HMI more difficult, time consuming or costly. HMI has no current plans pursuant to which preferred stock would be issued as an anti-takeover device or otherwise.


                  X.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Company and certain holders of Claims and Interests. The following summary does not address the federal income tax consequences to holders whose Claims are entitled to reinstatement or payment in full in cash under the Plan.

         The following summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax

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consequences described below.

         The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Company has not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS or a reviewing court might adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations and investors in pass-through entities).

         ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR
CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR EQUITY INTEREST. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.       Consequences to the Company

         As of December 31, 1998, the Company had consolidated net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $75.6 million, approximately $23.8 million of which were already subject to an annual limitation of approximately $3.3 million under section 382 of the Code. The Company's NOL carryforwards remain subject to examination by the IRS and thus subject to possible reduction. Moreover, as discussed below, such NOL carryforwards (and possibly certain other tax attributes of the Company) will likely be reduced or eliminated, and any remaining NOL carryforwards may be subject to limitation, upon the implementation of the Plan.


         1.       Cancellation of Debt

         In general, the Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes (such as its NOL carryforwards and possibly its tax basis in its assets) by the amount of any cancellation of debt, that is, the amount by which debt discharged exceeds any consideration given in exchange therefor. Any reduction in tax attributes generally occurs on a separate company basis, even though the debtor files a consolidated federal income tax return.

         The Company believes that it will suffer substantial attribute reduction as a result of the discharge of the Allowed Senior Note Claims and the Allowed Trust Preferred Securities Interests (which are treated for federal income tax purposes as interests in the Convertible Subordinated Debentures held by Hvide Capital Trust) pursuant to the Plan.

         2.       Limitations on NOL Carryforwards and Other Tax Attributes

         Following the implementation of the Plan, any remaining consolidated NOLs (and carryforwards thereof) and certain other tax attributes of the Company allocable to periods prior to the Effective Date will be subject to the rules of section 382 of the Code.

         Under section 382, if a loss corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to an annual limitation. Such limitation also may apply to certain losses or deductions that are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change and are subsequently recognized. The Company will undergo an ownership change as a result of the issuance of the New HMI Common Stock pursuant to the Plan. The following discussion is based on the section 382 rules as applied to ownership changes pursuant to a confirmed chapter 11 plan.

         The amount of the annual limitation to which a loss corporation undergoing such an ownership change is subject generally equals the product of
(i) the lesser of the value of the equity of the reorganized loss corporation immediately after the ownership change or the value of the loss corporation's gross assets immediately before such change (with certain adjustments) and (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs (5.45% for ownership changes occurring in October 1999). However, if the loss corporation does not continue its historic business or use a significant portion of its historic assets in a new business for two years after the ownership change, the annual limitation is zero. The annual limitation is determined on a consolidated basis.

         As indicated above, section 382 also can operate to limit built-in losses recognized subsequent to the date of the ownership change. If the loss corporation has a net unrealized built-in loss at the time of the ownership change (taking into account most assets and all items of built-in income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as a pre-change loss and will be subject to the annual limitation. Conversely, if the loss corporation has a net unrealized built-in gain at the time of the ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, so that the loss corporation is permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation's net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of the loss corporation's assets (with certain adjustments) before the ownership change. Net unrealized built-in gain or loss is determined on a consolidated basis. It is not known whether the Company will be in a net unrealized built-in gain or a net unrealized built-in loss position on the Effective Date.

         An exception to the foregoing annual limitation (and built-in gain and loss) rules generally applies where stockholders and qualified (so-called "old and cold") creditors of the loss corporation receive at least 50% of the vote and value of the stock of the reorganized loss corporation pursuant to a confirmed chapter 11 plan. Under this exception, the debtor's pre-change losses are not limited on an annual basis but are reduced by the amount of any interest deductions claimed during the three taxable years preceding the date of the reorganization, and during the part of the taxable year prior to and including the reorganization, in

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




respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period will preclude the utilization of any pre-change losses at the time of the subsequent ownership change against future taxable income.

         An old and cold creditor includes a creditor that has held its debt for at least 18 months prior to the filing of the chapter 11 case. In addition, any stock received by a creditor that does not become a direct or indirect 5-percent shareholder of the reorganized debtor generally will be treated as received by an old and cold creditor, other than in the case of any creditor whose participation in the plan makes evident to the debtor that the creditor has not owned the debt for the requisite period.

         Even if a loss corporation qualifies for this exception, it may elect not to apply the exception and instead remain subject to the annual limitation and built-in gain and loss rules described above. The Code and the regulations issued thereunder do not address whether the exception can be applied on a consolidated basis or only to the debtor whose qualified creditors receive stock.

         3.       Alternative Minimum Tax

         In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation may be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of the corporation's taxable income for AMT purposes may be offset by available NOL carryforwards (as recomputed for AMT purposes).

         In addition, if a corporation undergoes an "ownership change" within the meaning of section 382 and is in a net unrealized built-in loss position ( as determined for AMT purposes) on the date of the ownership change, the corporation's aggregate tax basis in its assets is reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

         Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

B.       Consequences to Holders of Senior Notes

         Pursuant to the Plan, holders of Senior Notes will receive, in discharge of their Allowed Claims, New HMI Common Stock.

         The federal income tax consequences of the Plan to a holder of Senior Notes depend, in part, on whether such Notes constitute "securities" for federal income tax purposes. The term "security" is not defined in the Code or in the regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends on an overall evaluation of the nature of the debt. One of the most significant factors considered in determining whether

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




a particular debt is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of 10 years or more constitute securities. The following discussion assumes that the Senior Notes constitute "securities" for federal income tax purposes. However, each holder is urged to consult its tax advisor regarding the status of such Notes.

         1.       Gain or Loss

         In general, each holder of Senior Notes will not recognize any gain or loss upon the implementation of the Plan, except as described below under "Distributions in Discharge of Accrued Interest."

         A holder's aggregate tax basis in the New HMI Common Stock received (except to the extent the New HMI Common Stock was issued in respect of accrued interest) will equal the holder's adjusted tax basis in its Senior Notes. In general, the holder's holding period for the New HMI Common Stock received will include the holder's holding period for the Senior Notes (except to the extent the New HMI Common Stock was issued in respect of accrued interest). The holder's tax basis in any New HMI Common Stock issued in respect of accrued interest will be the fair market value thereof on the Effective Date, and the holder's holding period therefor will begin the day following the Effective Date.

         2.       Distributions in Discharge of Accrued Interest

         In general, to the extent any amount received (whether stock, cash or other property) by a holder of a debt is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest was previously included in its gross income and is not paid in full.

         Each holder of Senior Notes is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for tax purposes.

         3.       Subsequent Sale of New HMI Common Stock

         Any gain recognized by a holder of Senior Notes upon a subsequent taxable disposition of New HMI Common Stock received pursuant to the Plan (or any stock or other property received for it in a later tax-free exchange) will be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Senior Notes and
(ii) with respect to a cash-basis holder, also any amount that would have been included in its gross income if the holder's Senior Notes had been satisfied in full but that was not included by reason of the cash method of accounting.

         In addition, the Treasury Department is expected to promulgate regulations that will provide that any accrued "market discount" not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property received in the exchange. If such regulations are promulgated and applicable to the Plan, any holder of Senior Notes that have accrued market discount would carry over such accrued market discount to the New HMI Common Stock received pursuant to the Plan. Any gain recognized by the holder upon a subsequent disposition of such New HMI Common Stock would be treated as ordinary income to the extent of any accrued market discount not previously included in income. In general, a Senior Note will have accrued "market discount" if such Note was acquired after its original issuance at a discount to its issue price.

         4.       Withholding

         All distributions to holders of allowed claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

C.       Consequences to Holders of Trust Preferred Securities

         Pursuant to the Plan, holders of Trust Preferred Securities will receive, in discharge of their Allowed Interests, a combination of New HMI Common Stock and Class A Warrants.

         For federal income tax purposes, holders of Trust Preferred Securities are generally treated as owning undivided interests in the Convertible Subordinated Debentures held by the Hvide Capital Trust. Accordingly, the federal income tax consequences of the Plan to a holder of Trust Preferred Securities depend on whether such Debentures constitute "securities" for federal income tax purposes. The following discussion assumes that the Convertible Subordinated Debentures constitute "securities" for federal income tax purposes. However, each holder is urged to consult its tax advisor regarding the status of such Debentures.

         1.       Gain or Loss

         In general, holders of Trust Preferred Securities will not recognize any gain or loss upon the implementation of the Plan, except as described below under "Distributions in Discharge of Accrued Interest or OID."

         A holder's aggregate tax basis in the New HMI Common Stock and Class A Warrants received (except to the extent the New HMI Common Stock or Class A Warrants were issued in respect of accrued interest or original issue discount ("OID")) will equal the holder's adjusted tax basis in its Trust Preferred Securities, allocated between the New HMI Common Stock and the Class A Warrants in proportion to their fair market values. In general, the holder's holding period for the New HMI Common Stock and Class A Warrants received will include the holder's holding period for the Trust Preferred Securities (except to the extent the New HMI Common Stock or Class A Warrants were issued in respect of accrued interest or OID). The holder's tax basis in any New HMI Common Stock or Class A Warrants issued in respect of accrued interest or OID will be the fair market value thereof on the Effective Date, and the holder's holding period therefor will begin the day following the Effective Date.

         2.       Distributions in Discharge of Accrued Interest or OID

         In general, to the extent any amount received (whether stock, cash or other property) by a holder of a debt is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange for stock, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is unclear whether a holder of Trust Preferred Securities would be entitled to a current deduction to the extent unpaid accrued interest on the Convertible Subordinated Debentures was properly includible in such holder's gross income as OID.

         Each holder of Trust Preferred Securities is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for tax purposes.

         3.       Subsequent Sale of New HMI Common Stock

         Any gain recognized by a holder of Trust Preferred Securities upon a subsequent taxable disposition of New HMI Common Stock received pursuant to the Plan (or any stock or other property received for it in a later tax-free exchange) will be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Trust Preferred Securities, and (ii) with respect to a cash-basis holder, any amount that would have been included in its gross income if the holder's Trust Preferred Securities had been satisfied in full but that was not included by reason of the cash method of accounting.

         In addition, the Treasury Department is expected to promulgate regulations that will provide that any accrued "market discount" not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property received in the exchange. If such regulations are promulgated and applicable to the Plan, any holder of Trust Preferred Securities that have accrued market discount would carry over such accrued market discount to the New HMI Common Stock and Class A Warrants received pursuant to the Plan, so that any gain recognized by the holder upon a subsequent disposition of such New HMI Common Stock or Class A Warrants would be treated as ordinary income to the extent of any accrued market discount not previously included in income. In general, a Trust Preferred Security will have accrued "market discount" if such Security was acquired after its original issuance at a discount to its issue price.

         4.       Withholding

         All distributions to holders of allowed interests under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the holder (a) fails to furnish its TIN, (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

D.       Consequences to Holders of Existing HMI Common Stock

         Pursuant to the Plan, holders of existing HMI Common Stock will receive, in discharge of their Allowed Interests, Class A Warrants.

         In general, each holder of existing HMI Common Stock will recognize gain or loss upon the implementation of the Plan in an amount equal to the difference between (i) the aggregate fair market value of the Class A Warrants received and (ii) its tax basis in its existing HMI Common Stock. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the holder has held its existing HMI Common Stock for more than one year on the Effective Date. A holder's tax basis in the Class A Warrants received will be the fair market value thereof on the Effective Date, and the holder's holding period therefor will begin the day following the Effective Date.

         THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.


                           XI.      ALTERNATIVES TO CONFIRMATION AND
                                    CONSUMMATION OF THE PLAN

         If the Plan is not confirmed and consummated, the Debtors' alternatives include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.       Liquidation Under Chapter 7

         If no Chapter 11 plan can be confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors. A discussion of the effect that a Chapter 7 liquidation would have on the recovery of holders of Claims and Interests is set forth in Section VI.C.4.,
"Confirmation and Consummation Procedure, Best Interests Test." The Debtors believe that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors and Equity Interest Holders than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations and (iii) the failure to realize the greater, going concern value of the Debtors' assets.

B.       Alternative Plan of Reorganization

         If the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of their assets.

         The Debtors believe that the Plan enables the Debtors to successfully and expeditiously emerge from Chapter 11, preserves their businesses and allows creditors and shareholders to realize the highest recoveries under the circumstances. In a liquidation under Chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7 and a trustee need not be appointed. Accordingly, creditors and shareholders would receive greater recoveries than in a Chapter 7 liquidation. Although a Chapter 11 liquidation is preferable to a Chapter 7 liquidation, the Debtors believe that a liquidation under Chapter 11 is a much less attractive alternative to creditors and shareholders because a greater return is provided for in the Plan to creditors and shareholders.

                           XII.     CONCLUSION AND RECOMMENDATION

         The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims and Interests. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtors urge holders of impaired Claims and Interests entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received not later than 5:00 p.m., Eastern Standard Time on November __, 1999.
Dated: October 1, 1999


                                    HVIDE MARINE INCORPORATED,


                                       By:

                                    HVIDE MARINE INTERNATIONAL,
                                       INC.
                                    HVIDE MARINE TRANSPORT, INC.
                                    HVIDE MARINE TOWING, INC.
                                    HVIDE MARINE TOWING SERVICES,
                                       INC.

                                    HVIDE CAPITAL TRUST
                                    HMI CAYMAN HOLDINGS, INC.
                                    HMI OPERATORS, INC.
                                    LIGHTSHIP LIMITED PARTNER
                                       HOLDINGS, LLC
                                    LONE STAR MARINE SERVICES, INC.
                                    OCEAN SPECIALTY TANKERS
                                       CORPORATION
                                    OFFSHORE MARINE MANAGEMENT
                                       INTERNATIONAL, INC.
                                    SEABULK ALBANY, INC.
                                    SEABULK ALKATAR, INC.
                                    SEABULK AMERICA PARTNERSHIP, LTD.
                                    SEABULK ARABIAN, INC.
                                    SEABULK ARCTIC EXPRESS, INC.
                                    SEABULK ARIES II, INC.
                                    SEABULK ARZANAH, INC.
                                    SEABULK BARRACUDA, INC.
                                    SEABULK BATON ROUGE, INC.
                                    SEABULK BECKY, INC.
                                    SEABULK BETSY, INC.
                                    SEABULK BUL HANIN, INC.
                                    SEABULK CAPRICORN, INC.
                                    SEABULK CARDINAL, INC.
                                    SEABULK CAROL, INC.
                                    SEABULK CAROLYN, INC.
                                    SEABULK CHAMP, INC.
                                    SEABULK CHRISTOPHER, INC
                                    SEABULK CLAIBORNE, INC.
                                    SEABULK CLIPPER, INC.
                                    SEABULK COMMAND, INC.
                                    SEABULK CONDOR, INC.
                                    SEABULK CONSTRUCTOR, INC.
                                    SEABULK COOT I, INC.
                                    SEABULK COOT II, INC.
                                    SEABULK CORMORANT, INC.
                                    SEABULK CYGNET I, INC.
                                    SEABULK CYGNET II, INC.
                                    SEABULK DANAH, INC.
                                    SEABULK DAYNA, INC.
                                    SEABULK DEBBIE, INC.
                                    SEABULK DEFENDER, INC.
                                    SEABULK DIANA, INC.
                                    SEABULK DISCOVERY, INC.
                                    SEABULK DUKE, INC.

                                    SEABULK EAGLE II, INC.
                                    SEABULK EAGLE, INC.
                                    SEABULK EMERALD, INC.
                                    SEABULK ENERGY, INC.
                                    SEABULK EXPLORER, INC.
                                    SEABULK FALCON II, INC.
                                    SEABULK FALCON, INC.
                                    SEABULK FREEDOM, INC.
                                    SEABULK FULMAR, INC.
                                    SEABULK GABRIELLE, INC.
                                    SEABULK GANNET I, INC.
                                    SEABULK GANNET II, INC.
                                    SEABULK GAZELLE, INC.
                                    SEABULK GIANT, INC.
                                    SEABULK GREBE, INC.
                                    SEABULK HABARA, INC.
                                    SEABULK HAMOUR, INC.
                                    SEABULK HARRIER, INC.
                                    SEABULK HATTA, INC.
                                    SEABULK HAWAII, INC.
                                    SEABULK HAWK, INC.
                                    SEABULK HERCULES, INC.
                                    SEABULK HERON, INC.
                                    SEABULK HORIZON, INC.
                                    SEABULK HOUBARE, INC.
                                    SEABULK IBEX, INC.
                                    SEABULK ISABEL, INC.
                                    SEABULK JASPER, INC.
                                    SEABULK JEBEL ALI, INC
                                    SEABULK KATIE, INC..
                                    SEABULK KESTREL, INC.
                                    SEABULK KING, INC.
                                    SEABULK KNIGHT, INC.
                                    SEABULK LAKE EXPRESS, INC.
                                    SEABULK LARA, INC.
                                    SEABULK LARK, INC.
                                    SEABULK LIBERTY, INC.
                                    SEABULK LINCOLN, INC.
                                    SEABULK LULU, INC.
                                    SEABULK MAINTAINER, INC.
                                    SEABULK MALLARD, INC.
                                    SEABULK MARLENE, INC.
                                    SEABULK MARTIN I, INC.
                                    SEABULK MARTIN II, INC.

                                    SEABULK MASTER, INC.
                                    SEABULK MERLIN, INC.
                                    SEABULK MUBARRAK, INC.
                                    SEABULK NEPTUNE, INC.
                                    SEABULK OCEAN SYSTEMS
                                       CORPORATION
                                    SEABULK OCEAN SYSTEMS
                                       HOLDINGS CORPORATION
                                    SEABULK OFFSHORE ABU DHABI,
                                       INC.
                                    SEABULK OFFSHORE DUBAI, INC.
                                    SEABULK OFFSHORE HOLDINGS, INC.
                                    SEABULK OFFSHORE INTERNATIONAL, INC.
                                    SEABULK OFFSHORE GLOBAL
                                       HOLDINGS, INC.
                                    SEABULK OFFSHORE LTD.
                                    SEABULK OFFSHORE OPERATORS,
                                       INC.
                                    SEABULK OFFSHORE OPERATORS
                                       NIGERIA LIMITED
                                    SEABULK OFFSHORE OPERATORS
                                       TRINIDAD LIMITED
                                    SEABULK OFFSHORE U.K. LTD.
                                    SEABULK OREGON, INC.
                                    SEABULK ORYX INC.
                                    SEABULK OSPREY, INC.
                                    SEABULK PELICAN, INC.
                                    SEABULK PENGUIN I, INC.
                                    SEABULK PENGUIN II, INC.
                                    SEABULK PENNY, INC.
                                    SEABULK PERSISTENCE, INC.
                                    SEABULK PETREL, INC.
                                    SEABULK PLOVER, INC.
                                    SEABULK POWER, INC.
                                    SEABULK PRIDE, INC.
                                    SEABULK PRINCE, INC.
                                    SEABULK PRINCESS, INC.
                                    SEABULK PUFFIN, INC.
                                    SEABULK QUEEN, INC.
                                    SEABULK RAVEN, INC
                                    SEABULK RED TERN LIMITED
                                    SEABULK ROOSTER, INC.
                                    SEABULK SABINE, INC.
                                    SEABULK SALIHU, INC.

                                    SEABULK SAPPHIRE, INC.
                                    SEABULK SARA, INC.
                                    SEABULK SEAHORSE, INC.
                                    SEABULK SENGALI, INC.
                                    SEABULK SERVICE, INC.
                                    SEABULK SHARI, INC.
                                    SEABULK SHINDAGA, INC.
                                    SEABULK SKUA I, INC.
                                    SEABULK SNIPE, INC.
                                    SEABULK SUHAIL, INC.
                                    SEABULK SWAN, INC.
                                    SEABULK SWIFT, INC.
                                    SEABULK TANKERS, LTD.
                                    SEABULK TAURUS, INC.
                                    SEABULK TENDER, INC.
                                    SEABULK TIMS I, INC.
                                    SEABULK TITAN, INC.
                                    SEABULK TOOTA, INC.
                                    SEABULK TOUCAN, INC.
                                    SEABULK TRADER, INC.
                                    SEABULK TRANSMARINE II, INC
                                    SEABULK TRANSMARINE
                                       PARTNERSHIP, LTD.
                                    SEABULK TREASURE ISLAND, INC.
                                    SEABULK UMM SHAIF, INC.
                                    SEABULK VERITAS, INC.
                                    SEABULK VIRGO I, INC.
                                    SEABULK VOYAGER, INC.
                                    SEABULK ZAKUM, INC.
                                    SEAMARK LTD. INC.
                                    SUN STATE MARINE SERVICES, INC.

                                    HVIDE MARINE de VENEZUELA, S.R.L.


                                    By:


                                    MARANTA, S.A.


                                    By:

                                    KRONISH LIEB WEINER & HELLMAN LLP


                                    By:
                                            Robert J. Feinstein, Esq.
                                    1114 Avenue of the Americas
                                    New York, New York 10036-7798
                                    (212) 479-6000

                                            -and-

                                    YOUNG, CONAWAY, STARGATT & TAYLOR


                                       By:
                                    Laura Davis Jones, Esq.
                                    Rodney Square North, 11 Floor
                                    P.O. Box 391
                                    Wilmington, Delaware 19899-0391
                                    (302) 571-6600

                                    Co-Counsel for the Debtors and
                                      Debtors in Possession

                                  Introduction


Management has prepared the financial forecasts contained herein with the assistance of the Company's accountants and financial advisors. Management has prepared the forecasts using what it considers to be conservative assumptions based upon current market conditions. In preparing these financial forecasts, management has assumed the plan of reorganization will be confirmed in November and become effective on November 30. In the event the plan is not confirmed on that date but is confirmed within 30 days thereafter, management believes there will be no material change in the forecasts presented herein.

For purposes of preparing the balance sheets that are shown in the forecasts, management has assumed that fresh start accounting will be applied by the company's auditors in preparing the actual balance sheets as of the effective date of the plan. However, for purposes of preparing these forecasts, management has estimated the impact of fresh start accounting by allocating the reorganization value of the enterprise to the company's assets on a category by category basis as opposed to a vessel by vessel basis which GAAP accounting may require.

Management has assumed that the current recovery that has been underway for the past three months in the price of crude oil and rig counts will continue for the forecast period. In addition, although management has not included any sales of assets in preparing its financial forecasts, management intends to continue its efforts to de-leverage the Company over time. To achieve this result, management intends to dispose of assets from time to time in the ordinary course of business. Assets disposed of in this manner will be vessels which, in management's opinion, do not fit in with the Company's long term strategy for servicing its markets and customers.

For purposes of preparing the forecasts, it has been assumed that all capital expenditures for maintaining he Company's existing fleet are capitalized and depreciated over a ten year period. Under fresh start accounting, each vessel will be valued based upon appraised values and the remaining useful life used to determine future depreciation. Therefore, there may be significant changes in the future balances of the fixed asset and the accumulated depreciation accounts which could in the aggregate, produce material differences from the amounts shown in the forecasts. Management believes the cash flow impact from such changes will not be material.

The forecasts assume sufficient financing will be obtained from third parties to repay the current outstanding obligations to the Company's bank lenders. Discussions are underway with several potential lenders and management believes that the discussions will lead to a commitment on the part of one or more financing sources to refinance the existing bank group. For purposes of preparing these forecasts, management has assumed the cost of the new financing will be in line with the pricing being discussed with the prospective lenders currently. For the "Long Term Financing" shown in the forecast, management has assumed an interest rate of 10.6%. Amortization of principal has been assumed to be $40 million in total by 2003 for the Long Term Financing. Scheduled principal payments on MARAD obligations totaling approximately $20 million are forecasted to b made as originally scheduled.

Operating expense items for the most part have been assumed to increase at the rate of inflation or 3% over the forecast period. Some expense items have been assumed to increase at rates that may differ depending upon specific conditions that management was able to identify in preparing the forecasts.

The Company currently holds a 50.75% equity interest in companies that own five recently delivered double-hull product carriers. As the Company intends to reduce its equity interest in these carriers to less than 50%, this investment has been considered temporary and has been accounted for under the equity method, which means (among other things) that the related debt has not been included on the Company's balance sheet. Because the Company has not yet been able to reduce its equity interest to less than 50%, it anticipates that it will be required to include this debt on its balance sheet at September 30, 1999 and to include the related interest expense on its statement of operations. The forecasts presented herein do not give effect to such consolidation. Accordingly, the Company's balance sheets, income statements, and cash flow statements presented herein may be subject to material changes in the event the Company consolidates the five ship owning entities into its financial statements, even though the debt associated with these entities is non-recourse to the Company.

Hvide Marine Incorporated
Balance Sheet
(Dollars in Thousands)


                                                         2000              2001              2002             2003
     Assets
     Cash                                                    $5,000           $5,000            $5,000           $5,000
     Accts. Rec.                                             67,994           68,883            73,713           78,262
     Inventory, Prepaid & Other                              24,369           23,788            23,333           22,752
                                                   -----------------   --------------    --------------   --------------
       Total Current Assets                                 $97,363          $97,671          $102,046         $106,014
     CIP, PP&E & F&E                                       $528,021         $548,021          $573,021         $598,021
     Accum. Deprec                                          (31,613)         (63,223)          (97,332)        (133,941)
     Net PP&E                                              $496,408         $484,798          $475,689         $464,080
                                                   -----------------   --------------    --------------   --------------
       Total Assets                                        $593,771         $582,469          $577,735         $570,094
                                                   =================   ==============    ==============   ==============
     Liabilities
     -----------

     Current Maturities                                      $8,795           $6,720            $6,720           $6,720
     Accts. Pay                                              13,810           14,157            14,747           15,368
     Other Current Liab.                                     21,495           21,495            21,495           21,495
                                                   -----------------   --------------    --------------   --------------
       Total Current Liab.                                  $44,100          $42,372           $42,962          $43,583

     Marad, Capital Leases & Other                           65,460           58,740            52,020           45,151
     Revolving Credit Facility                               35,529           24,724            18,421            4,178
     Long Term Financing                                    240,000          230,000           220,000          200,380
     Deferred Tax Liab.                                      16,122           16,122            16,122           16,122
     Other LT Liab.                                           4,758            4,758             4,758            4,758
                                                   -----------------   --------------    --------------   --------------
       Total Long Term Liabilities                         $361,869         $334,344          $311,321         $270,589

     Total Liabilities                                     $405,969         $376,716          $354,283         $314,172

     Minority Interest                                        1,356            1,356             1,356            1,356

     Stockholders' Equity                                  $186,445         $204,397          $222,095         $254,566

       Total Liab. & Equity                                $593,771         $582,469          $577,735         $570,094
                                                   =================   ==============    ==============   ==============

Hvide Marine Incorporated
Statement of Operations
(Dollars in Thousands)


                                                     Fiscal Years Ending December 31,
                                                2000         2001         2002        2003
    Revenue:
    Marine support services:
      Offshore energy support                  $168,231     $191,339     $209,095    $225,535
      Offshore and harbor towing                 47,484       48,909       50,376      51,887
                                             ----------   ----------  -----------  ----------
    Marine transportation services               61,889       59,241       61,019      62,849

           Total Revenue                       $277,604     $299,489     $320,490    $340,271

    Operating expenses:
    Marine support services:
      Offshore energy support                  $115,508     $119,980     $125,173    $130,674
      Offshore and harbor towing                 23,060       23,752       24,464      25,198

    Marine transportation services               34,893       33,235       34,697      36,225
                                             ----------   ----------  -----------  ----------
           Total operating expenses            $173,461     $176,967     $184,334    $192,097

    Direct overhead expenses:
    Marine support services:
      Offshore energy support                   $19,918      $21,066      $22,031     $23,303
      Offshore and harbor towing                  5,291        5,608        5,945       6,302

    Marine transportation services                4,386        3,184        3,342       3,507
                                             ----------   ----------  -----------  ----------
           Total direct overhead                $29,595      $29,858      $31,318     $33,112

    Fleet EBITDA:
    Marine support services:
      Offshore energy support                   $32,805      $50,293      $61,891     $71,558
      Offshore and harbor towing                 19,133       19,549       19,967      20,387

    Marine transportation services:              22,610       22,822       22,980      23,117
                                             ----------   ----------  -----------  ----------
           Total Fleet EBITDA                   $74,548      $92,664     $104,838    $115,062

    Corporate overhead expenses                  11,904       12,618       13,375      14,178
                                             ----------   ----------  -----------  ----------
    EBITDA                                       62,644       80,046       91,463     100,884
    Depreciation and amortization expenses       27,097       31,609       34,109      36,609
                                             ----------   ----------  -----------  ----------
    Income from operations                      $35,547      $48,437      $57,354     $64,275
    Interest expense                             35,485       30,485       28,806      27,417
    Tax expense                                       -            -       10,847      14,006
                                             ----------   ----------  -----------  ----------
    Net Income                                      $62      $17,952      $17,701     $22,852
                                             ==========   ==========  ===========  ==========

Hvide Marine Incorporated
Statement of Cash Flows
(Dollars in Thousands)


                                                               2000             2001              2002            2003
                                                            ------------   ----------------  ---------------  -------------
    Net Income                                                      $62            $17,952          $17,701        $22,852

    Adjustments to reconcile net (loss) income to net cash:
       Depreciation and Amortization                             27,097             31,609           34,109         36,609

    Changes in Working Capital                                   (7,234)                40           (3,785)        (3,348)
                                                            ------------   ----------------  ---------------  -------------

                Net cash provided by operating activities       $19,925            $49,601          $48,025        $56,113

    Investing Activities:
       Purchase of property                                     (25,127)           (20,000)         (25,000)       (25,000)
                                                            ------------   ----------------  ---------------  -------------

               Cash Flow from Investment Activities                                                               ($25,000)

    Financing Activities:
       Proceeds from short term borrowings                       25,201
       Proceeds from Exercise of Warrants                                                                            9,620
       Repayment of short-term borrowings                                          (10,805)          (6,303)       (14,243)
       Repayment of long-term borrowings                        (19,999)           (18,795)         (16,720)       (26,489)
                                                            ------------   ----------------  ---------------  -------------

               Cash Flow from Financing Activities               $5,202           ($29,600)        ($23,023)      ($31,112)

    Increase in cash and cash equavalents                             -                  -                -              -

    Cash and cash equivalents at beginning of  period             5,000              5,000            5,000          5,000
    Cash and cash equivalents at end of  period                                                                      5,000

Hvide Marine Incorporated
Proforma Balance Sheet as of November 30, 1999
(Dollars in Thousands)


     Assets

     Cash                                                                $5,000
     Accts. Rec.                                                         56,518
     Inventory, Prepaid & Other                                          24,622
                                                                 ---------------
       Total Current Assets                                             $86,140

     CIP, PP&E & F&E                                                   $501,473
                                                                 ---------------
       Total Long Term Assets                                          $501,473

                                                                 ===============
       Total Assets                                                    $587,613
                                                                 ===============

     Liabilities

     Current Maturities                                                  $9,981
     Accts. Pay                                                           8,442
     Other Current Liab.                                                 21,495
                                                                 ---------------
       Total Current Liab.                                              $39,918

     Marad, Capital Leases & Other                                      $75,776
     Revolving Credit Facility                                            8,256
     Long Term Financing                                                250,000
     Deferred Tax Liab.                                                  16,122
     Other L-T Liabilities                                                4,758
                                                                 ---------------
       Total L-T Liabilities                                           $354,912

     Total Liabilities                                                 $394,830
                                                                 ---------------


     Minority Interest                                                   $1,356

     Stockholders' Equity                                              $191,427

       Total Liab. & Equity                                            $587,613
                                                                 ===============

           Exhibit F Hvide Marine Incorporated - Liquidation Analysis

Confirmation of the Plan requires that the "Best Interests Test" under Section 1129(a)(7) of the Bankruptcy Code be satisfied with respect to each impaired Class of Claims or Interests. The "Best Interests Test" is satisfied if the Plan provides each impaired Class of Claims or Interests with a recovery which is at least as great as the recovery which such Class would receive if the Company were liquidated. Accordingly, management has prepared two hypothetical liquidation analyses. Management believes these liquidation analyses demonstrate that the Plan meets the "Best Interests Test."

Liquidation was first calculated on a "Forced Sale" basis. All assets were assumed to be liquidated over a period of six months. Under the Forced Sale scenario, appraisal values for each vessel were adjusted to reflect estimated sale prices given the assumed time constraints and current market conditions. It was also assumed that the sale of vessels would not give rise to any tax claims. Table 1 compares the most recent appraisal values of vessels with estimated sale prices under this scenario.


Table 1 - Forced Sale Basis - Individual Vessel Proceeds Summary
($ in thousands)

                                                Appraisal Value (1)   Forced Sale Value (2)
Offshore Energy Support                                  505,663                 271,025

Harbor Towing / Tugs                                     103,600                  76,640

Marine Transportation                                    111,250                  89,000

Equity Investment in Lightship Tankers (3)                     -                  23,000
                                                 ---------------         ---------------
Grand Total                                             $720,513                $459,665
                                                 ===============         ===============


(1) Appraisals include values for all vessels, including those leased or financed. MARAD and Lease obligations on vessels are treated as secured claims
(2) The Forced Sale scenario assumes the liquidation of all vessels under current market conditions over a six-month period
(3) Represents a 50.75% equity interest in five 45,300 dead weight ton double-hull tankers


Proceeds from the sale of all of the Company's assets (including the sale of its vessels) under a Forced Sale scenario were combined in order to determine the total amount of distributable proceeds, as shown in Table 2.



   Table 2 - Forced Sale Basis - Proceeds Available for Distribution ($ in thousands)


                                                  Book Value of Assets        Distributable
                                               as of 9/8/99        Factor       Proceeds
                                             ------------------  -----------  --------------
    Cash and Equivalents                               $17,183         100%         $17,183
    Accounts Receivable, Net                            54,967          85%          46,722
    Vessels & Improvements - Net                       754,526          61%         459,665
    Spare Parts & Supplies                              17,960          25%           4,490
    Prepaid Expenses                                     3,939           0%               0
    Construction in Progress                             2,907           0%               0
    Furniture, Equipment & Other                        16,801          20%           3,360
    Capital Construction Funds                              45           0%               0
    All Other                                            4,327          50%           2,164
                                                                              --------------
        Total Distributable Proceeds                                               $533,584
                                                                              ==============

Proceeds from the sale of assets were then distributed to the Holders of Secured Claims. For purposes of estimating the claims, interest was accrued on the Bank Group Claims for six months during the liquidation period at the contract rate of interest then in effect. Proceeds remaining after the Holders of Secured Claims were fully satisfied were then applied to priority claims, administrative expenses, and unsecured claims. As can be seen in Table 3, under the Forced Sale scenario, liquidation produces a recovery to Senior Note Claims of 26%.

   Table 3 - Forced Sale Basis - Distribution of Available Proceeds ($ in thousands)


                                                               Est. Obligation    Recovery      Recovery
                                                                as of 9/8/99        Value        Percentage
                                                               ----------------  ------------   ----------
   Proceeds from Sale of Assets                                                     $533,584

   Secured Claims:
      Bank Group Claims  (1)                                          $241,001      $241,001         100%
      Interest Accrued through Distribution                             21,635        21,635         100%
      Debtor-In-Possession Credit Facility                              42,000        42,000         100%
      Facility Fees                                                        800           800         100%
      MARAD, Capital Lease, Other Claims (Classes 2A,2B,2C)             94,635        94,635         100%
                                                               ----------------  ------------
      Total Secured Claims                                            $400,071      $400,071         100%

   Administrative Expense Claims
      Trustee Fees (2)                                                  10,672        10,672         100%
      Legal, Financial and Brokerage Fees (3)                           26,679        26,679         100%
      Wind Down Costs (4)                                                1,800         1,800         100%
   Priority Tax Claims                                                   1,524         1,524         100%
   Other Priority Claims (Class 1)                                       5,000         5,000         100%

   Unsecured Claims:
      General Unsecured Claims (Class 3)                               $33,007        $6,273          19%
      Senior Note Claims (Class 4)                                     314,168        81,565          26%
      Intercompany Claims (Class 5)                                    119,700             0           0%
      Trust Preferred Securities (Class 6)  (5)                        115,000             0           0%
                                                               ----------------  ------------
      Total Unsecured Claims                                          $581,875       $87,838          15%

(1)See Table 6
(2)Assumed to be approximately two percent of asset sale proceeds
(3)Assumed to be approximately five percent of asset sale proceeds
(4)Operating Expenses assumed to be $500,000 per month, gradually decreasing to $100,000 over a six-month period
(5)The Trust Preferred Securities are instruments issued by a trust which holds convertible subordinated notes issued by HMI. In a liquidation, management has assumed that the convertible subordinated notes would participate as general unsecured claims. Due to the express subordination of the Trust Preferred Securities to the Senior Notes, any proceeds distributable to the Trust Preferred Securities would be given to the Trustee of the Senior Notes.

Management believes that a more efficient liquidation would be achieved by selling certain assets on a "going concern" basis. Under this scenario, certain of the Company's business segments were assumed to be sold as going concerns. Estimated proceeds from the sale of the operating entities are set forth in Table 4.



Table 4 - Going Concern Basis - Proceeds Available for Distribution ($ in thousands)

                                                 Annualized
                                              Last Eight Months
                                                Ended 9/08/99            Estimated
                                                 EBITDA (1)            Selling Price
                                              ------------------      ----------------
    Offshore Energy Support                              31,730               271,025
    Harbor Towing / Tugs                                 17,981               140,000
    Marine Transportation                                24,260               100,000
    Equity Investment in Lightship Tankers                 N.A.                23,000

    Cash and Equivalents                                                       17,183
    Furniture, Equipment & Other                                                3,360

                                                                      ----------------
       Total Proceeds from Sale of Assets and Subsidiaries                   $554,568


(1)The sum of individual segment EBITDA exceeds consolidated EBITDA since corporate overhead is excluded. EBITDA for the period January 1, 1999 through September 8, 1999 is annualized to account for vessel sales consumated prior to September 8, 1999 and changing market conditions



Estimated proceeds from sales of Harbor Towing / Tugs and Marine Transportation segments were based upon management's estimates of sales proceeds using ranges of values derived from informal purchase proposals from third parties received over the past year. Proceeds from the sale of operating segments within the Offshore Energy Support segment were based upon the estimated sale proceeds used in the Forced Sale scenario. Liquidation proceeds were distributed to Claims and Interests as set forth in Table 5.


   Table 5 - Going Concern Basis - Distribution of Available Proceeds ($ in thousands)


                                                               Est. Obligation    Recovery      Recovery
                                                                as of 9/8/99        Value        Percentage
                                                               ----------------  ------------   ----------
   Proceeds from Sale of Assets and Subsidiaries                                    $554,568

   Secured Claims:
      Bank Group Claims  (1)                                          $241,001      $241,001         100%
      Interest Accrued through Distribution                             21,635        21,635         100%
      Debtor-In-Possession Credit Facility                              42,000        42,000         100%
      Facility Fees                                                        800           800         100%
      MARAD, Capital Lease, Other Claims (Classes 2A,2B,2C)             94,635        94,635         100%
                                                               ----------------  ------------
      Total Secured Claims                                            $400,071      $400,071         100%

   Administrative Expense Claims
      Trustee Fees (2)                                                  11,091        11,091         100%
      Legal, Financial and Brokerage Fees (3)                           27,728        27,728         100%
      Wind Down Costs (4)                                                1,800         1,800         100%
   Priority Tax Claims                                                   1,524         1,524         100%
   Other Priority Claims (Class 1)                                       5,000         5,000         100%

   Unsecured Claims:
      General Unsecured Claims (Class 3)                               $33,007        $7,590          23%
      Senior Note Claims (Class 4)                                     314,168        99,764          32%
      Intercompany Claims (Class 5)                                    200,000             0           0%
      Trust Preferred Securities (Class 6)  (5)                        119,700             0           0%
                                                               ----------------  ------------
      Total Unsecured Claims                                          $666,875      $107,353          16%


(1)See Table 6
(2)Assumed to be approximately two percent of asset sale proceeds
(3)Assumed to be approximately five percent of asset sale proceeds
(4)Operating Expenses assumed to be $500,000 per month, gradually decreasing to $100,000 over a six-month period
(5)The Trust Preferred Securities are instruments issued by a trust which holds convertible subordinated notes issued by HMI. In a liquidation, management has assumed that the convertible subordinated notes would participate as general unsecured claims. Due to the express subordination of the Trust Preferred Securities to the Senior Notes, any proceeds distributable to the Trust Preferred Securities would be given to the Trustee of the Senior Notes.

As can be seen in Table 5, under the going concern scenario, liquidation produces a recovery to the Senior Note Claims of 32%.

Finally, a detailed breakdown of claims estimates is presented in Table 6.


Table 6 - Schedule of Claims

As of September 8, 1999
($ in thousands)

                                                    Estimated Claims
                                                   --------------------
Bank Group Claims:
      Revolver                                                $157,008
      Term Loan                                                 83,882
      Less: Escrow Deposits                                       (500)
                                                   --------------------
          Net Bank Group Principal                            $240,390
      Interest Payable                                             612
      Accrued Interest - Post-petition         (1)              21,635
                                                   --------------------
          Total Bank Group Claim                              $262,636

MARAD / Capital Lease Claims:
      Capital Lease Obligations                                $38,356
      MARAD Debt                                                33,970
      Other Current                            (2)              18,375
      Interest Payable                                           1,222
      Accrued Interest - Post-petition         (3)               2,712
                                                   --------------------
          Total MARAD / Capital Lease Claim                    $94,635

Priority Tax Claims:
      Accrued Taxes:
          Tangible Property Tax                                    721
          Sales Tax                                                491
          Payroll Taxes                                            312
                                                   --------------------
      Total Tax Claims                                          $1,524

Other Priority Claims:
      Employee Claims:
          Accrued Payroll                                       $3,092
          Estimated Additional Claims          (4)               1,908
                                                   --------------------
      Total Other Priority Claims                               $5,000

General Unsecured Claims:
      Accounts Payable                                         $16,558
      Charter Hire Payable                                       1,679
      Accrued Other                                             12,236
      Accrued Voyage Expense                                     1,380
      Accrued Non-Compete Fee                                    1,154
                                                   --------------------
          Total General Unsecured Claims                       $33,007

Senior Note Claims:
      Senior Note Principal                                   $300,000
      Interest Payable                                          14,168
                                                   --------------------
          Total Senior Note Claims                            $314,168

(1) Interest is accrued on the balance of the revolver and term loan less escrow deposits at an interest rate of Prime plus 10% (8/14/99 Prime is 8%) for a period of six months
(2) Debt owed on the Seabulk St. Frances, Seabulk Houston, Seabulk Kansas, Seabulk Nebraska, and HMI Astrachem
(3) Interest is accrued on MARAD and Capital Lease debt at a rate of 7.5% for a period of six months
(4) Estimated Additional Claims are based on a total employee claim estimate using an average cost of $2,000 per employee, or $5 million total.